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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NEW CENTURY EQUITY HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☐ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies: New Century Equity Holdings Corp. common stock, par value $0.01 per share

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $0.2886 (maximum anticipated consideration for sale of substantially all assets) x 34,653,104 (aggregate number of securities to which transaction applies). The estimated high range of distribution of the plan of liquidation approved is $.27 per share of common stock.

4) Proposed maximum aggregate value of transaction: $10,000,000

5) Total fee paid: $1,267

☒ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

May 10, 2004

To our stockholders:

      I am writing to invite you to a very important meeting of stockholders that will take place on July 6, 2004 at 10:00 A.M., local time, at the offices of Christiana Bank & Trust Co., located at 1314 King Street, Wilmington, Delaware 19801. Your board of directors has determined that it is in the best interests of the stockholders to sell our holdings in Princeton eCom Corporation. In connection with the decision to sell our holdings, we have also determined that it is advisable and in the best interests of the stockholders to liquidate our company and distribute the net proceeds to our stockholders. We are seeking stockholder approval of the sale of our holdings in Princeton eCom, which is by far our largest asset. As a result, this sale would constitute the sale of substantially all of the assets of the company, and in connection with that sale we are also seeking approval of a related plan of liquidation and dissolution.

      This decision was difficult, and came only after we had examined our other opportunities. As we explain in more detail in the enclosed proxy statement, Princeton eCom engaged in an additional financing for $10.3 million in March 2004 in connection with the transactions discussed in this proxy statement, and we did not participate, since we no longer have the cash resources to participate in additional financings of Princeton eCom. In addition, because we did not participate in this most recent financing, we lost our seat on Princeton eCom’s board of directors as well as certain of our rights as holders of preferred stock, and our holdings in Princeton eCom have been diluted to 23%. If and when Princeton eCom engages in additional equity financings, our inability to participate will result in our holdings in Princeton eCom being further diluted, resulting in decreased value available to our stockholders. In addition, we have no ongoing operations and therefore no additional cash to continue to support our current holdings or invest in new businesses. We currently anticipate that if this transaction and our liquidation are not approved, as early as mid-to-late 2005 we will be required to begin the process of liquidating portions of our position in Princeton eCom to raise cash necessary to pay our corporate overhead expenses and expenses associated with being a public company. This means we would have used all of our available cash, New Century’s interest in Princeton eCom would be further diluted, and eventually we would have few or no assets to distribute to our stockholders. As a result, your board of directors feel that it is very important that we sell our holdings in Princeton eCom now to maximize the amount of cash available to the stockholders. Since the sale of Princeton eCom would result in the sale of substantially all our assets, and we do not feel that we have any viable alternatives as a continuing operating company, we also feel that the subsequent liquidation of the company is advisable and in the best interest of our stockholders. Our liquidation, however, is related to and dependent on the sale of our holdings in Princeton eCom. Consequently, if the sale does not close, we will not liquidate.

      The ability to have your vote counted at the meeting is an important stockholder right. Regardless of the number of shares you hold, and whether or not you plan to attend the meeting, we urge you to cast your vote. If you are a stockholder of record, you may vote by mailing the enclosed proxy card in the envelope provided, by phone, by Internet, or in person at the meeting. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in “street name” — that is, held for your account by a broker or other nominee — you will receive instructions that you must follow for your shares to be voted. The sale of our holdings in Princeton eCom and the related plan of liquidation and dissolution requires the approval of the holders of at least two thirds (66 2/3%) of our common stock. Consequently, it is very important that you vote. If you do not vote, or if you abstain, it is the same as a “no” vote.

      If you have any questions regarding this proposal, please contact David P. Tusa, our Executive Vice President, Chief Financial Officer and Corporate Secretary, at (210) 302-0410, or D.F. King, our solicitation agent, at (800) 488-8035.

Sincerely,

PARRIS H. HOLMES, JR.
Chairman of the Board and
Chief Executive Officer

NEW CENTURY EQUITY HOLDINGS CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On July 6, 2004

       A special meeting of stockholders of New Century Equity Holdings Corp. will be held on July 6, 2004 at 10:00 A.M., local time, at the offices of Christiana Bank & Trust Co., 1314 King Street, Wilmington, Delaware 19801, to consider and act upon the following matters:

(1) To approve the sale of the stock of Princeton eCom Corporation held by New Century Equity Holdings Corp. to Conning Capital Partners VI, L.P., Lazard Technology Partners II LP, and Mellon Ventures, L.P. for cash, to approve and adopt the related Plan of Liquidation and Dissolution of New Century Equity Holdings Corp., and to approve the dissolution of New Century Equity Holdings Corp.

(2) To transact such other business as may properly come before the special meeting or any adjournment thereof.

      These items of business are more fully described in the proxy statement accompanying this notice. The board of directors has no knowledge of any other business to be transacted at the special meeting or at any adjournment or postponement thereof. The board of directors has fixed the close of business on May 7, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

      All stockholders are cordially invited to attend the special meeting.

By Order of the Board of Directors,

DAVID P. TUSA
Corporate Secretary

San Antonio, Texas

May 10, 2004

Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope or vote using telephone or Internet options described in the proxy card in order to ensure representation of your shares at the special meeting. No postage need be affixed if the proxy card is mailed in the United States.

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NEW CENTURY EQUITY HOLDINGS CORP.

PROXY STATEMENT

Special Meeting of Stockholders
To Be Held On July 6, 2004

       New Century Equity Holdings Corp., a Delaware corporation, often referred to as “New Century,” “the Company,” “we,” “our” or “us” in this document, is sending you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at a special meeting of stockholders. The special meeting will be held on July 6, 2004 at 10:00 A.M., local time, at the offices of Christiana Bank & Trust Co., 1314 King Street, Wilmington, Delaware 19801. If the special meeting is adjourned for any reason, then the proxies may be used at any adjournment or postponement of the special meeting.

      This proxy statement summarizes information about the proposal to be considered at the special meeting and other information you may find useful in determining how to vote. The proxy card is a means by which you actually authorize another person to vote your shares in accordance with your instructions.

      At the special meeting, stockholders will consider and act upon the following matters:

(1) To approve the sale of the stock of Princeton eCom Corporation held by New Century Equity Holdings Corp. to Conning Capital Partners VI, L.P., Lazard Technology Partners II LP, and Mellon Ventures, L.P. for cash, to approve and adopt the related Plan of Liquidation and Dissolution of New Century Equity Holdings Corp., and to approve the dissolution of New Century Equity Holdings Corp.

(2) To transact such other business as may properly come before the special meeting or any adjournment thereof.

      Our principal executive offices are located at 10101 Reunion Place, Suite 970, San Antonio, Texas 78216. The telephone number for our principal executive offices is (210) 302-0444. We are mailing this proxy statement and the accompanying proxy card to stockholders on or about May 12, 2004.

SUMMARY TERM SHEET

      The following Summary Term Sheet, together with the “Questions and Answers About the Special Meeting” following this Summary Term Sheet, briefly summarize the key aspects of the Princeton Sale, the related Plan of Liquidation and Dissolution, the special meeting and other significant information contained in this proxy statement. It may not contain all of the information that is important to you. To understand the proposal more fully, and for a more complete description of the terms of the Princeton Sale and the Plan of Liquidation and Dissolution, you should read this entire proxy statement, including the documents attached as exhibits.

      Unless we otherwise indicate or unless the context requires otherwise, all references in this proxy statement to “New Century,” “we,” “our,” “us” or similar references mean New Century Equity Holdings Corp. and its predecessors, acquired and disposed businesses.

Princeton Sale (page 25)

      We have entered into a Stock Purchase Agreement, dated as of March 25, 2004, as amended on April 30, 2004, which we refer to as the Princeton Purchase Agreement, for the sale to Conning Capital Partners VI LP, Lazard Technology Partners II, L.P., and Mellon Ventures, L.P. of all of the securities of Princeton eCom that we hold. The purchase price is $10,000,000, and we expect to receive net proceeds of approximately $9,465,000. The Princeton Purchase Agreement is attached to this proxy statement as Exhibit A. We refer to the sale of our holdings in Princeton eCom as the Princeton Sale, and we refer to the three purchasers collectively as the Purchasers.

Why has the board approved the Princeton Sale?

      The board of directors has approved the Princeton Sale because it has determined that the sale to the Purchasers provides the best alternative available to New Century for realizing value from its equity holding in Princeton eCom, and is in the best interests of our stockholders. New Century currently does not have any ongoing operations that would result in positive cash flow for the company, and does not anticipate having ongoing operations in the future. In addition, since 1998, Princeton eCom has raised approximately $130 million, of which $77 million was contributed by New Century. Princeton eCom engaged in an additional financing in March 2004 in connection with the transactions discussed in this proxy statement, and we did not participate, since we no longer have the cash resources to participate in additional financings of Princeton eCom. Because we did not participate in this last financing, we lost our seat on Princeton eCom’s board of directors as well as other rights as holders of preferred stock. If and when Princeton eCom engages in additional equity financings, our inability to participate will result in our holdings in Princeton eCom being further diluted, resulting in decreased value available to our stockholders. In addition, we have no ongoing operations and therefore no additional cash to continue to support our current holdings or invest in new businesses. We currently anticipate that if this transaction and our liquidation are not approved, as early as mid-to-late 2005, we will have to begin the process of liquidating portions of our position in Princeton eCom to raise cash necessary to pay our corporate overhead expenses as well as expenses associated with being a public company. This means we would have used all of our available cash, our interest in Princeton eCom would be further diluted, and eventually we would have few or no assets for distribution to our stockholders. As a result, we have determined that the offer from the Purchasers is the best available alternative for our stockholders.

What are the material terms of the Princeton Purchase Agreement?

      The following is a summary of the material terms of the Princeton Purchase Agreement:

•	The purchase price is $10,000,000 for our holdings in Princeton eCom, which consists of 10,166,667 shares of Series A-1 preferred stock, 2,000,000 shares of Series B-1 preferred stock, 4,000,000 shares of Series D-1 preferred stock, 16,911,137 shares of common stock, 2 warrants to purchase Series A-1 preferred stock which are exercisable for 1,793,333 shares of Series C-1 preferred stock, and 1 warrant to purchase 1,000,000 shares of Series D-1 preferred stock.

•	The purchase price and the securities are being held in escrow by a third-party bank pending the vote of our stockholders. If our stockholders do not approve the transaction, the funds in escrow will be returned to the Purchasers, the sale will not close, and we will not liquidate.

•	As a condition to our entering into the Princeton Purchase Agreement, Princeton eCom has obtained our release from a guarantee of the lease of Princeton eCom’s office space in Princeton, New Jersey.

Plan Of Liquidation And Dissolution (page 27)

Why has the board of directors adopted a Plan of Liquidation and Dissolution related to the Princeton Sale?

      Our board of directors has determined that upon sale of our holdings in Princeton eCom, it is advisable and in the best interests of the stockholders to liquidate as soon as possible to maximize the distribution of the cash held in the company. Our board of directors has determined that it is not advisable to continue to operate our business on an independent basis, and that the distribution of our assets in a liquidation has a greater probability of producing more value to our stockholders than other alternatives. See “Special Factors — Background of the Princeton Sale and Related Plan of Liquidation and Dissolution.” The only current business we have is our holdings in Princeton eCom and Sharps Compliance Corp., which we refer to as Sharps. As described in more detail below, we do not anticipate any cash flow from these investments in the foreseeable future. On the contrary, if the Princeton Sale is not approved, the board of directors believes that our holdings in Princeton eCom will be further diluted over time. In addition, our cash on hand will be depleted to cover current corporate overhead expenses, and we will eventually have to begin liquidating a portion of our holdings in Princeton eCom to cover corporate overhead expenses in the future. As a result, on March 22, 2004, our board of directors approved the Princeton Sale and on March 25, 2004 adopted a resolution approving our related Plan of Liquidation and Dissolution. The Plan of Liquidation and Dissolution, which we refer to as the Plan of Liquidation, is attached to this proxy statement as Exhibit B.

What will happen if the Plan of Liquidation and our dissolution are approved?

      If the Plan of Liquidation is approved, we will:

•	close the Princeton Sale for cash in the amount of $10,000,000, with expected net proceeds of approximately $9,465,000;

•	sell the 375,000 shares of common stock of Sharps that we own in a private transaction for cash, with expected net proceeds of $277,500;

•	file a certificate of dissolution with the Secretary of State of the State of Delaware, dissolving us as a corporation;

•	conduct business operations only to the extent necessary to wind-up our business affairs;

•	liquidate our remaining assets;

•	pay approximately $601,000 to Parris H. Holmes, Jr., our Chief Executive Officer, for his interest in our holdings in Princeton eCom;

•	pay or attempt to adequately provide for the payment of all of our known obligations and liabilities, which we currently estimate to be approximately $2,800,000, including the payment of employee severance arrangements of approximately $2.5 million to our two executive officers and $124,000 to three other employees;

•	pay legal, consultant, insurance and other transaction-related costs currently estimated to range from $777,000 to $1,700,000;

•	establish a contingency reserve in a range from $527,000 to $732,000, which is designed to satisfy any additional liabilities; and

•	make one or more distributions to our stockholders of available liquidation proceeds.

Mutual Dependence of the Princeton Sale and the Plan of Liquidation

      The Plan of Liquidation is related to and dependent on approval of the Princeton Sale. If the Princeton Sale does not close, we will not liquidate, and our board of directors will continue to manage the company as a publicly-owned corporation and will explore what, if any, alternatives are then available for the future of our business. As we explain in more detail below, we believe that the value of New Century will continue to decline if the Princeton Sale and the related Plan of Liquidation are not approved.

Payment of Proceeds of the Princeton Sale and Other Available Liquidation Proceeds (Pages 27-35)

When will the proceeds of the Princeton Sale and other available liquidation proceeds be distributed to stockholders?

      If our stockholders approve the Princeton Sale and the related Plan of Liquidation, we currently anticipate that the Princeton Sale will close within 10 days of receiving stockholder approval. We are currently unable to predict the precise timing of any distributions pursuant to the Plan of Liquidation, although we anticipate that a substantial majority of the liquidation proceeds, including the proceeds of the Princeton Sale, will be distributed within 60 days after we file our certificate of dissolution. Further distributions may be made over a period of three years, although distributions could be made over a longer period of time if unanticipated claims are made against us. The timing of any distributions will be determined by our board of directors and will depend upon our ability to pay and settle our remaining liabilities and obligations, including contingent claims.

How much will stockholders receive in the liquidation?

      At this time, we cannot predict with certainty the amount of any liquidating distributions to our stockholders. However, based on information currently available to us, assuming, among other things, no unanticipated actual or contingent liabilities, we estimate that over time stockholders will receive one or more distributions of cash of approximately $0.23 to $0.27 per share. Actual distributions could be higher or lower.

      This estimated range is based upon, among other things, the fact that as of July 6, 2004 (the date of the special meeting), we expect to have approximately $4.1 million in cash and cash equivalents, and we expect to receive net proceeds after transaction costs from the Princeton Sale of $9,465,000, and net proceeds after transaction costs of approximately $277,500 from the private sale of 375,000 shares of Sharps common stock.

      We expect to use cash of approximately $2.8 million to satisfy liabilities during the sixty (60) day period following stockholder approval, including the payment of employee severance arrangements of $2.5 million to our two executive officers and $124,000 to three other employees. In addition to the above, we anticipate using or reserving cash for a number of items, including but not limited to:

•	ongoing operating costs of at least approximately $503,000 for the liquidation period following stockholder approval;

•	paying approximately $601,000 to Parris H. Holmes, Jr., our Chief Executive Officer, for his interest in the Company’s holdings in Princeton eCom;

•	paying legal, consultant, insurance and other transaction related costs currently estimated to range from $777,000 to $1,700,000; and

•	establishing a contingency reserve in a range from $527,000 to $732,000, which is designed to satisfy any additional liabilities.

      In addition, we may incur additional liabilities arising out of contingent claims, if, for example, lawsuits are brought against us in the future, that are not yet reflected as liabilities on our balance sheet. We are unable at this time to predict what amount, if any, may be paid on these contingent claims. We are unable at this time to predict the precise nature, amount and timing of any distributions, due in part to our inability to predict the ultimate amount of our liabilities. We may incur additional liabilities, and the settlement of our existing liabilities or contingent claims could cost more than we anticipate, any of which could result in a lower final distribution to our stockholders.

Interests of Directors and Officers in the Princeton Sale and Related Plan of Liquidation and Dissolution (Page 16)

      In considering the recommendation of our board of directors to approve the Plan of Liquidation and our dissolution, you should be aware that some of our directors and officers have interests that are different from or in addition to your interests as a stockholder. These interests include:

•	as discussed below beginning on page 16, our two current executive officers will receive an aggregate of approximately $2.5 million in severance related payments under their employment agreements, in connection with the liquidation and dissolution and termination of their employment;

•	In April 2000, we made a grant to our Chief Executive Officer, Parris H. Holmes, Jr., of an interest in our holdings in Princeton eCom equal to 2% of Princeton eCom’s fully diluted equity, which, as a result of this sale, will result in a payment of approximately $601,000 to Mr. Holmes.

•	Our current directors and officers hold options to purchase 4,612,406 shares of our common stock. All of these options become exercisable upon a liquidation or dissolution of the company; however, the options currently have an exercise price in excess of the anticipated distribution amount, and consequently we do not expect any of the options to be exercised.

      For information as to the number of shares of our common stock and options beneficially owned by our directors and officers, see pages 21 and 43.

Can I still sell my shares?

      Yes, you may sell your shares at this time, but it may be difficult or impossible to sell your shares in the near future. If the Plan of Liquidation and our dissolution are approved, we expect to close our stock transfer books and prohibit transfers of record ownership of our common stock after filing the certificate of dissolution with the State of Delaware. (See page 27).

      In addition, our common stock was delisted from the NASDAQ SmallCap Market effective at the opening of business on October 10, 2003 and began trading on the over-the-counter electronic bulletin board of the National Association of Securities Dealers, Inc., or the OTCBB. As a result of this delisting:

•	stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our stock;

•	the liquidity of our stock may be reduced, making it difficult for a stockholder to buy or sell our stock at competitive market prices; and

•	the price of our stock could decrease.

      Also, our stock could in the future become ineligible for trading on the OTCBB, which could make it more difficult for a stockholder to sell shares of our stock and decrease the price of our stock.

Tax Consequences of the Liquidation

      As a result of our liquidation, for federal income tax purposes stockholders will recognize a gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the aggregate fair market value of any property distributed to them, and (2) their tax basis for their shares of our stock. A stockholder’s tax basis in the stockholder’s shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect to the shares. Any loss generally will be recognized only when the final distribution from us has been received, which is likely to be more than three years after our dissolution and possibly longer.

      A brief summary of the material federal income tax consequences of the Plan of Liquidation appears on pages 35 – 37 of this proxy statement. Tax consequences to stockholders may differ depending on their circumstances. You should consult your tax advisor as to the tax effect of your particular circumstances.

No Dissenters’ Appraisal Rights

      Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the Princeton Sale, the related Plan of Liquidation or our dissolution.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What is the purpose of the special meeting?

      At the special meeting, stockholders will consider and vote on a proposal to approve the Princeton Sale, which will result in the sale of substantially all of our assets, the related Plan of Liquidation and our dissolution.

Who is entitled to vote?

      The record date for the special meeting is May 7, 2004. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the special meeting. At the close of business on the record date there were 34,653,104 shares of our common stock issued and outstanding.

      A list of stockholders entitled to vote will be available at the special meeting. In addition, the list will be open to the examination of any stockholder, for any purpose germane to the special meeting, at our executive offices between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from May 10, 2004 up to the time of the special meeting.

How may I vote if my shares are registered in my name?

      You may vote your shares at the meeting by written proxy, in person, by telephone proxy or by Internet proxy:

•	To vote by written proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the special meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the special meeting in the manner you specify in the proxy card. If you complete the proxy card but do not provide voting instructions, then the designated persons will vote your shares FOR the Princeton Sale and the related Plan of Liquidation of our dissolution.

•	To vote in person, you must attend the special meeting, and then complete and submit the ballot provided at the meeting.

•	To vote by telephone proxy, you must call toll-free (800) 690-6903 and follow the instructions. Have your control number and the proxy card available when you call.

•	To vote by Internet proxy, you must access the web page at www.proxyvote.com and follow the on-screen instructions. Have your control number available when you access the web page.

How may I vote if my shares are held in “street name?”

      If the shares you own are held in “street name” by a bank or brokerage firm, the nominee of your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm.

      If you do not give instructions to your bank or brokerage firm, your bank or brokerage firm will not be permitted to vote your shares with respect to the Princeton Sale and the related Plan of Liquidation. If you do not vote or you abstain, it is the same as a “no” vote on the Princeton Sale and the related Plan of Liquidation and our dissolution.

      If you wish to come to the meeting to personally vote your shares held in street name, you will need to obtain a proxy card from the holder of record (i.e., the nominee of your brokerage firm or bank).

Can I change my vote after I submit my proxy?

      Yes, you may revoke your proxy and change your vote by:

•	sending us another signed proxy with a later date or voting at a later date by telephone or Internet proxy;

•	giving written notice of the revocation of your proxy to our Secretary at 10101 Reunion Place, Suite 970, San Antonio, Texas 78216 prior to the special meeting; or

•	voting in person at the special meeting.

How many shares must be present to hold the meeting?

      A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting on all matters.

What if a quorum is not present at the meeting?

      If a quorum is not present at the special meeting, we expect to attempt to adjourn the special meeting in order to solicit additional proxies. In such event, the persons named in the proxy card will have the authority to, and currently intend to, vote your shares in favor of adjournment.

What vote is required to approve each matter?

Proposal 1 — Princeton Sale, Related Plan of Liquidation and Our Dissolution

      The affirmative vote of the holders of at least two thirds (66 2/3%) of the shares of common stock issued and outstanding is required to approve the Princeton Sale, the related Plan of Liquidation and our dissolution.

Will any other business be conducted at the meeting?

      Our board of directors knows of no other business that will be presented at the meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, the persons named in the proxy card that accompanies this proxy statement will, to the extent permitted by law, vote your shares in accordance with their judgment on such matter.

How will votes be counted?

      Each share of common stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if the holder of the shares abstains from voting on a particular matter, or the shares are broker non-votes. This means that abstentions and broker non-votes will be the same as a vote against the proposal to approve the Princeton Sale and the related Plan of Liquidation and our dissolution.

How does our board of directors recommend I vote on the proposal to approve the Princeton Sale and the related Plan of Liquidation?

      The board of directors, based on the recommendation of the special committee and the opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. related to the Princeton Sale as to the fairness, from a financial point of view, of the consideration received by New Century in the Princeton sale as described in more detail below, recommends that you vote FOR authorization and approval of the Princeton Sale, the related Plan of Liquidation and our dissolution.

What do I need to do now?

      After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible or submit a proxy by telephone or on the Internet as soon as possible so that your shares are represented at the special meeting. A majority of shares entitled to vote must be represented at the special meeting to enable us to conduct business at the special meeting.

Who can help answer questions?

      If you have any additional questions about the Princeton Sale or the related Plan of Liquidation and our dissolution, you should contact David P. Tusa, our Executive Vice President, Chief Financial Officer and Corporate Secretary at (210) 302-0410 or D.F. King, a proxy solicitation firm that we have engaged, at (800) 488-8035.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This proxy statement contains forward-looking statements with respect to our plans and objectives, distributions resulting from the sale and liquidation of our assets, general economic conditions and other matters. For this purpose, any statement that is not a statement of historical fact and any statement using the term “believes,” “expects,” “plans,” “anticipates,” “estimates” or any similar expression is a forward-looking statement, including without limitation statements concerning the estimated amount and timing of closing of the Princeton Sale, the future state of our business assuming the Princeton Sale and related Plan of Liquidation and our dissolution are not approved by our stockholders, and any distribution(s) to stockholders, the timing of our dissolution, liquidation and closure of our stock transfer books and the future operation and wind-down of our business. Those statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors that could cause the results to differ materially from those in forward-looking statements include the factors described or referred to under the captions “Special Factors” beginning on page 7 of this proxy statement and “Factors to be Considered by Stockholders in Deciding Whether to Approve the Princeton Sale, the Related Plan of Liquidation and Our Dissolution” beginning on page 22 of this proxy statement.

SPECIAL FACTORS

Background of the Princeton Sale and the Related Plan of Liquidation and Dissolution

      New Century (formerly Billing Concepts Corp.) was originally in a telecommunications-related industry, and provided billing services to long distance companies through local exchange carriers. The Company also was a provider of telecommunications related billing software and associated professional services. In the late 1990s, our board of directors decided that the company would be in a better position strategically by exiting the telecommunications-related businesses. Therefore, in October 2000, we sold our three primary operating companies, Billing Concepts Inc., Aptis Inc, and Operator Service Company,

which we refer to as OSC. This strategy allowed us to focus on our interest in Princeton eCom and the growing electronic bill presentment and payment industry. In addition to Princeton eCom, we have owned or had interests in several companies including Sharps. These businesses are explained in more detail in “Information About New Century” on page 38.

      In 1998 we made our original investment in Princeton eCom, an electronic bill presentment and payment company, and over the past six years we have invested approximately $77 million in Princeton eCom through equity financings. Since 1998, Princeton eCom has raised over $130 million in equity capital from investors, including New Century. In June 2003, as a result of Princeton eCom’s continued need for additional financing, and after considering the cash position of New Century, which had no ongoing operations, the board began to discuss the possibility of selling New Century’s interest in Princeton eCom. Additionally, the board discussed alternatives if New Century sold its interest in Princeton eCom, including possibly liquidating and distributing the proceeds from the sale to New Century’s stockholders.

      During the later part of 2002 and the first half of 2003, New Century’s management held discussions with a potential merger candidate for New Century, but the conversations ultimately ended without any transaction occurring. In addition, New Century management contemplated other alternatives, such as locating an acquiror that could use the substantial net operating losses and capital loss carryforwards held by New Century. Ultimately, these efforts were not successful.

      In September 2003, the management of Princeton eCom engaged in unsolicited discussions with several potential strategic acquirors. Discussions continued through December 2003 without any agreement being reached. During this period, Princeton eCom expressed the desire to engage in an additional financing to raise growth capital and fund losses which were generated as a result of the loss of several customers. New Century had informed Princeton eCom in October 2003 that it would not participate in any additional financings, and in December 2003, the board authorized Mr. Holmes to discuss with Princeton eCom the possibility that, in the event Princeton eCom was not acquired, one or more of the new or existing investors in a financing of Princeton eCom might have an interest in purchasing New Century’s holdings in Princeton eCom.

      On January 20, 2004, Princeton eCom received a non-binding term sheet for a new financing from Conning Capital, which included amounts for buying out New Century’s interest in Princeton eCom. The initial proposal was not acceptable. Therefore, New Century’s management engaged in negotiations with the Princeton eCom investors regarding the provisions of the term sheet related to the buyout of New Century’s holding in Princeton eCom. Over the next month, New Century’s management continued to engage in negotiations with the investors regarding the non-binding term sheet. The items negotiated were primarily the purchase price for New Century’s interests in Princeton eCom, the closing conditions, and our requirement that New Century be released from its guarantee of the lease of the Princeton eCom offices in Princeton, New Jersey.

      On February 18, 2004, the board was conducting a special meeting regarding the Princeton Sale when it was informed that the Princeton eCom investors had offered to pay $10,000,000 for New Century’s holdings in Princeton eCom, and that Princeton eCom had agreed to obtain a release for New Century from its guarantee of the Princeton eCom office lease. The board then established a special committee of its independent directors to review the offer. The special committee engaged Houlihan Lokey as its financial advisor with respect to the offer. A final non-binding term sheet was agreed to on February 23, 2004.

      Drafts of the financing documents for the Princeton eCom financing that provided the funds for the Princeton Sale were delivered to Princeton eCom and New Century on February 27, 2004. A draft of the Princeton Purchase Agreement was delivered to New Century on March 8, 2004. After negotiations with respect to such documents, final documents for both transactions were executed by the parties on March 29, 2004, effective as of March 25, 2004.

      On March 22, 2004, our board of directors held a meeting for the purpose of considering the Princeton Sale and related Plan of Liquidation and the other alternatives available to us. Also present at this meeting were representatives of Gibson, Dunn & Crutcher LLP, our outside special legal counsel, Houlihan Lokey, our financial advisor, and members of management. At this meeting, Gibson, Dunn presented a summary of the terms of the proposed Princeton Sale, the Plan of Liquidation and discussed our board of directors’ fiduciary duties. Management presented its analysis of the alternatives available to us, including liquidation, and the net assets that management believed would be available for distribution to stockholders pursuant to the Plan of Liquidation. Houlihan Lokey presented its opinion that the consideration to be paid by the Purchasers in the Princeton Sale was fair, from a financial point of view, to our stockholders other than Mr. Holmes. After meeting separately, the special committee then recommended approval of the Princeton Sale and related Plan of Liquidation. After lengthy discussions, our board of directors unanimously approved the Princeton Sale and approved our dissolution, subject to stockholder approval. At a subsequent meeting on March 25, 2004, the board of directors approved the Plan of Liquidation. Our board of directors concluded that the Princeton Sale was in the best interests of the stockholders, and that the Plan of Liquidation and our dissolution were advisable and in the best interests of New Century and its stockholders.

      The Princeton Purchase Agreement was signed on March 29, 2004, effective as of March 25, 2004, and publicly announced after the close of trading that day. The Princeton Purchase Agreement was subsequently amended on April 30, 2004, to clarify that the agreement will terminate if the sale is not completed by July 30, 2004.

Recommendation of Our Board of Directors

      At meetings on March 22 and 25, 2005, our board of directors, by unanimous vote, recommended that our stockholders vote for the approval of the Princeton Sale, the related Plan of Liquidation and our dissolution.

      In making its decision regarding the proposal, the board of directors considered the following factors:

•	we do not currently have any operating businesses;

•	our interest in Princeton eCom was diluted and we lost our seat on Princeton eCom’s board of directors as well as other rights as a stockholder in connection with a Princeton eCom financing in March 2004 in which we did not participate;

•	the board believes that the value of Princeton eCom stock held by New Century will decrease significantly over time due to Princeton eCom’s potential need for continued financing, and the fact the New Century cannot participate in additional financings;

•	as early as mid-to-late 2005, we anticipate that we will have to begin liquidating our holdings in Princeton eCom to pay our operating expenses thereby further diluting our interest in Princeton;

•	the low probability that we would obtain, within a reasonable period of time under the circumstances, any viable offer to engage in an attractive alternative transaction;

•	our board of directors’ belief that distribution of our assets in liquidation could produce more value to our stockholders than if the stockholders held their shares;

•	our board of directors’ belief that it would be in the best interests of our stockholders to allow our stockholders to determine how to invest available cash rather than us pursuing an acquisition strategy involving the investment of our limited amount of available cash in other businesses;

•	the special committee of the board, comprised of the board’s independent directors, had reviewed and recommended the transaction for approval by the board;

•	the special committee has received the opinion of Houlihan Lokey that the consideration to be received in the Princeton Sale was fair, from a financial point of view, to our stockholders other than Mr. Holmes; and

•	the board believes that liquidating now will provide the greatest value to our stockholders, because the sooner the Princeton Sale and related liquidation is approved, the less cash will be used for operations prior to the distribution.

      Our board of directors also identified and considered potentially negative factors involved in the Princeton Sale and related Plan of Liquidation, including the possibility that liquidation would not yield distributions to stockholders in excess of the amount that stockholders could have received upon a sale of New Century or a sale of shares on the open market, that stockholders will lose the opportunity to capitalize on any potential future success of Princeton eCom, that stockholders will lose the opportunity to capitalize on any potential future success of New Century had we elected to pursue an acquisition strategy or otherwise use our available cash to continue as a going concern, that distributions might not be made in the near future and that under applicable law our stockholders could be required to return to creditors some or all of the distributions made to stockholders in the liquidation.

      The foregoing discussion of the information and positive and negative factors considered and given weight by our board of directors is not intended to be exhaustive. Our board of directors did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

      Our board of directors believes that the Princeton Sale, the related Plan of Liquidation and the dissolution of our company are advisable and in the best interests of our stockholders and recommends a vote FOR this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

The Special Committee

      On February 18, 2004, the board of directors established a special committee of the board of directors, consisting of C. Lee Cooke, Gary Becker, Justin Ferrero and Steve Wagner, our independent outside directors and all of our directors other than Mr. Holmes. On February 18, 2004, the special committee approved the retention of Houlihan Lokey as financial advisor. On March 22, 2004, the special committee recommended that, subject to the approval of our stockholders, the board of directors approve the Princeton Sale, and on March 25, 2004 the special committee recommended that, subject to the approval of our stockholders, the board of directors adopt the Plan of Liquidation and approve our dissolution.

Opinion of Houlihan Lokey

      The special committee to the board of directors of New Century engaged Houlihan Lokey to act as their financial advisor in connection with the Princeton Sale, and to assist the special committee in evaluating the Princeton Sale. The special committee did not engage Houlihan Lokey in connection with the Plan of Liquidation. On March 22, 2004, Houlihan Lokey rendered its written opinion to the Special Committee that, as of such date, and based upon qualifications, assumptions, limitations and other matters set forth in the written opinion, the consideration to be received by New Century in the Princeton Sale is fair, from a financial point of view, to the stockholders of New Century, other than Parris H. Holmes, Jr.

      The full text of Houlihan Lokey’s written opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Exhibit C to this proxy statement and is incorporated herein by reference. You are urged to read the Houlihan Lokey opinion carefully and in its entirety. This summary of the opinion of Houlihan Lokey is qualified in its entirety by reference to the full text of the opinion.

      In reading the description of the Houlihan Lokey fairness opinion set forth below, you should be aware that such fairness opinion:

•	was provided to the special committee for their benefit and use in connection with their consideration of the Princeton Sale;

•	did not constitute a recommendation to the special committee in connection with the Princeton Sale or the Plan of Liquidation;

•	does not constitute a recommendation to any holders of New Century’s common stock as to how to vote in connection with the Princeton Sale or the Plan of Liquidation; and

•	did not address the underlying business decision to pursue the Princeton Sale or the relative merits of the Princeton Sale.

Overview of Houlihan Lokey’s Fairness Opinion

      Although Houlihan Lokey evaluated the financial fairness of the Princeton Sale, the terms and conditions of the Princeton Sale were determined by arm’s-length negotiations between New Century’s management and the buyers of New Century’s capital stock in Princeton eCom. None of New Century, its board of directors or the special committee provided specific instructions to, imposed any limitations on the scope of investigation by, or put in place any procedures to be followed or factors to be considered by, Houlihan Lokey in performing its analyses or providing its fairness opinion.

      In connection with rendering its fairness opinion, Houlihan Lokey, among other things:

•	reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended 2001 and 2002, and the quarterly report on Form 10-Q for the three quarters ended September 30, 2003;

•	reviewed Princeton eCom’s audited financial statements for the fiscal years ended December 31, 2001 and 2002, and unaudited interim financial statements for the fiscal year ended December 31, 2003, which Princeton eCom’s management has identified as being the most current financial statements available;

•	reviewed copies of the following documents:

•	Princeton eCom Business Review Presentations to Conning and Mellon dated February 9, 2004 and February 13, 2004, respectively;

•	the draft Stock Purchase Agreement by and among the Company, and each of Mellon, Lazard and Conning (the “Stock Purchase Agreement”) dated March 18, 2004; and

•	the draft Series D-1 Convertible Preferred Stock and Warrant Purchase Agreement by and among Princeton eCom and each of Mellon, Lazard and Conning dated March 18, 2004;

•	reviewed the Company’s draft proxy statement dated March 19, 2004;

•	met with certain members of the senior management of Princeton eCom to discuss the operations, financial condition, future prospects and projected operations and performance of Princeton eCom;

•	visited the business offices of Princeton eCom;

•	reviewed forecasts and projections prepared by Princeton eCom’s management with respect to Princeton eCom for the years ended December 31, 2004 through 2006;

•	reviewed the historical market prices and trading volume for New Century’s publicly traded securities;

•	reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to Princeton eCom, and publicly available prices and premiums paid in other transactions that Houlihan Lokey considered similar to the Princeton Sale; and

•	conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

      In preparing its opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided by Princeton eCom have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of Princeton eCom, and that there has been no material change in the assets, financial condition, business or prospects of Princeton eCom since the date of the most recent financial statements made available to Houlihan Lokey.

      Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to it with respect to Princeton eCom. It did not make any physical inspection or independent appraisal of any of the properties or assets of Princeton eCom. Nor did Houlihan Lokey solicit third party indications of interest in acquiring all or any part of Princeton eCom. Its opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by Houlihan Lokey at the date of its opinion.

Overview of Houlihan Lokey’s Reviews and Analyses

      The following is a summary of the principal reviews and financial and valuation analyses presented by Houlihan Lokey to the Special Committee at its meeting held on March 22, 2004, upon which Houlihan Lokey’s fairness opinion is based. This summary does not purport to be a complete description of the analyses underlying Houlihan Lokey’s fairness opinion. All such reviews and financial and valuation analyses were based on information available to Houlihan Lokey on March 22, 2004, and Houlihan Lokey has assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after such date, except as may be requested by the Special Committee in accordance with the terms of its engagement letter with Houlihan Lokey.

      With respect to the Princeton Sale, Houlihan Lokey noted that the total consideration to be paid to the Company consists of $10 million in cash and the release of New Century’s guarantee of the lease of the Princeton eCom offices in Princeton, New Jersey (the “Guarantee”). As a result of Princeton eCom’s present financial status, Houlihan Lokey placed a high probability on the necessity of New Century to perform under the Guarantee. Houlihan Lokey estimated the value of the release of the Guarantee based on its estimate of the probability of Princeton eCom defaulting under the lease and different assumptions on the timing of the potential default. Houlihan Lokey then discounted the results using a risk-adjusted rate resulting in a present value of the Guarantee of between $3.7 million and $7.4 million. Total consideration to be received by the Company with respect to the Princeton eCom sale was determined to be in the range of $13.7 million and $17.4 million.

      As of March 22, 2004, which was prior to the previously described March financing of Princeton eCom, New Century held approximately 24.0% of Princeton eCom’s Series D-1 Convertible Preferred Stock (“Series D-1”), 35.6% of the Series A-1 Convertible Preferred Stock (“Series A-1”), Series B-1 Convertible Preferred Stock (“Series B-1”), and Series C-1 Convertible Preferred Stock (“Series C-1”) on a combined basis and 56.9% of the common stock. New Century also holds warrants to purchase Series A-1 exercisable for 1,793,333 shares of Series C-1, and 1,000,000 shares of Series D-1, both priced at $0.30 a share. Houlihan Lokey analyzed New Century’s equity interests in Princeton eCom under different approaches and compared the results to the consideration to be received in the Princeton Sale.

Valuation of Princeton eCom:

      Houlihan Lokey performed the following analyses in order to determine the equity value of Princeton eCom:

      Market Multiple Methodology: Houlihan Lokey reviewed certain financial information of comparable, publicly traded companies selected by Houlihan Lokey. The comparable public companies included: Checkfree Corporation, Corillian Corporation, Cybersource Corporation and Online Resources Corporation (collectively, the “Comparables”). Houlihan Lokey calculated multiples of enterprise value (“EV”) to latest twelve months (“LTM”) revenue and EV to next-fiscal-year (“NFY”) revenue. Market value of equity (“MVE”) is calculated by multiplying the per share price of an entity’s common equity securities by the fully diluted shares of the entity. EV is calculated by adding an entity’s MVE plus the face value of its existing debt, net of holdings of cash and equivalents and preferred stock.

      Houlihan Lokey’s analysis showed that the multiples exhibited by the Comparables are as follows:

	Market Multiple Methodology

	Low		High		Mean		Median

EV/LTM Revenue	2.89	x	4.12	x	3.63	x	3.75	x
EV/NFY Revenue	2.55	x	3.99	x	3.25	x	3.22	x

      Houlihan Lokey derived indications of the EV of Princeton eCom by (i) applying selected EV/Revenue multiples in the range of 1.5x to 1.75x to certain adjusted operating results for the latest twelve months ended December 31, 2003, and (ii) applying selected EV/Revenue multiples in the range of 1.0x to 1.25x to certain adjusted operating results for the projected twelve months ending December 31, 2004 to arrive at an indication of EV. Houlihan Lokey believes that investors would view Princeton eCom as a privately-held, early stage venture, and providers of capital will expect returns on their investment that are materially in excess of the public company comparables. As such, Houlihan Lokey selected revenue multiples at a significant discount to the Comparables’ revenue multiples in order to capture a potential investor’s risk-adjusted return requirements. Based on the above, Houlihan Lokey estimated the EV of Princeton eCom to be in the range of $28.4 million to $34.2 million.

      To determine Princeton eCom’s equity value, EV was reduced by the face amount of $1.6 million of debt and increased by the value of the net operating losses (as described below) of $1.7 million. This resulted in the aggregate value of equity, as expressed on a minority interest basis, of between $28.4 million and $34.3 million.

      From the aggregate value of equity, Houlihan Lokey deducted the $5.3 million of liquidation preference attributable to the currently outstanding Series D-1 resulting in a remaining equity value of between $23.1 million and $29.0 million for the Series A-1, Series B-1, Series C-1 and common stock. The Series A-1, Series B-1 and Series C-1, however, have an aggregate liquidation preference of $36.5 million which results in no value to be allocated to the common stock. Applying New Century’s respective ownership percentages of each class of stock yields an implied value of between $9.5 million and $11.6 million.

      Comparable Transaction Methodology: Houlihan Lokey reviewed the consideration paid in certain change of control transactions of selected, publicly disclosed transactions that Houlihan Lokey deemed relevant.

      As demonstrated below, the analysis showed that the multiples exhibited in the change of control transactions were as follows:

	Comparable Transaction Methodology

	Low		High		Mean		Median

EV/LTM Revenue	0.72	x	4.64	x	2.42	x	2.42	x

      In performing its analysis under this approach, Houlihan Lokey considered that the merger and acquisition transaction environment varies over time because of, among other things, interest rate and equity market fluctuations and industry results and growth expectations. No company or transaction used in the analysis described above was directly comparable to Princeton eCom. However, Houlihan Lokey reviewed the foregoing transactions to understand the range of multiples of EV/LTM Revenue paid for companies similar to Princeton eCom.

      Houlihan Lokey derived indications of the EV of Princeton eCom by applying selected EV/Revenue multiples in the range of 1.75x to 2.0x to the adjusted operating results for the latest twelve months ended December 31, 2003 to arrive at an indication of EV. Based on the above, Houlihan Lokey estimated the EV of Princeton eCom to be in the range of $34.1 million to $39.0 million.

      To determine Princeton eCom’s equity value, the face amount of $1.6 million of debt was deducted from, and the value of the net operating losses (as described below) of $1.7 million was added to the estimated EV. This resulted in the aggregate value of equity, as expressed on a controlling interest basis, of between $34.2 million and $39 million. This approach must be further adjusted to capture the minority interest represented by New Century’s equity position in Princeton eCom. A minority discount of 17% was applied resulting in the aggregate value of equity, as expressed on a minority basis, of between $28.4 million and $32.4 million.

      From the aggregate value of equity, Houlihan Lokey deducted the $5.3 million of liquidation preference attributable to the currently outstanding Series D-1 resulting in a remaining equity value of between $23.1 million and $27.1 million for the Series A-1, Series B-1, Series C-1 and common stock. The Series A-1, Series B-1 and Series C-1, however, have an aggregate liquidation preference of $36.5 million which results in no value to be allocated to the common stock. Applying New Century’s respective ownership percentages of each class of stock yields an implied value of between $9.5 million and $10.9 million.

Value Implied from Current D-1 Financing

      Princeton eCom’s current issuance of $10.3 million of Series D-1 Preferred stock is another valuation indication considered by Houlihan Lokey. The investors participating in the current financing are receiving, as a group, a 19.3% ownership interest in Princeton eCom, on a fully-diluted basis, which implies a post-money valuation of $53.4 million. To calculate the implied pre-money valuation of $43.1 million, Houlihan Lokey deducted the amount of the new investment, $10.3 million, from the implied post-money valuation. New Century’s fully-diluted ownership of Princeton eCom is 33.7%. Therefore, New Century’s ownership of Princeton eCom, based on the pre-money valuation of Princeton eCom implied from the current Series D-1 financing, has an implied value of $14.5 million. Houlihan Lokey also noted that the investors in this Series D-1 round of financing will own securities that are senior to all other outstanding securities and will have significant control of six of the seven seats on Princeton eCom’s board of directors.

Liquidation Approach

      In the event a company may not be viewed as a going-concern, then it is appropriate to also include an analysis that calculates the value of the business in the context of a wind-down of its operations. Absent the current financing, Princeton eCom would be faced with a severe cash short fall, therefore, Houlihan Lokey also valued Princeton eCom under the liquidation approach.

      Under the liquidation approach, a company is assumed to be liquidated in an orderly manner. All assets are assumed sold at their estimated fair market value. The liquidation process is assumed to incur transaction costs to effect the orderly sale of all assets. Net cash proceeds are distributed to creditors based on their seniority in the company’s capital structure. Cash available, if any, after the creditors have been satisfied is distributed to the equity holders according to their respective liquidation preference.

      Using the liquidation approach, Houlihan Lokey estimated the aggregate equity value of Princeton eCom to have speculative value on the low end of the range and $0.9 million on the high end of the range. From these amounts, Houlihan Lokey deducted the liquidation preference attributable to the currently outstanding Series D-1. As the $5.3 million liquidation preference for the Series D-1 is not satisfied, no value is allocated to the other series of preferred stock and common stock. Applying New Century’s respective ownership percentage of the Series D-1 yields an implied value of between $0.0 million and $0.2 million.

Value Implied from New Century’s Market Capitalization

      Houlihan Lokey also considered the implied value of New Century’s investment in Princeton eCom as reflected in New Century’s market capitalization. New Century’s market capitalization (as of March 16, 2004) was approximately $11.1 million, based on a per share price of $0.32. Reducing New Century’s market capitalization by cash, net of all liabilities, yields an implied equity value attributable to operations and investments of $7.1 million. Subtracting the book value of New Century’s investment in Sharps (the only other investment held by New Century) of $0.7 million yields an implied equity value attributable to New Century’s investment in Princeton eCom of $6.4 million.

Valuation Conclusion

      Based on the analyses and factors described in the foregoing, Houlihan Lokey determined that New Century’s equity interests in Princeton eCom had a speculative value on the low end of the range and $14.5 million on the high end of the range.

Valuation of the Net Operating Losses

      Princeton eCom has net operating losses (“NOL”) that have been valued assuming a change of control transaction for purposes of Internal Revenue Code Section 382. In determining the value of the NOL, Houlihan Lokey estimated the annual utilization rate, which is estimated at approximately $1.4 million as calculated under the Section 382 regulations, and discounted the resulting estimated annual tax savings using a risk adjusted rate. The resulting present value of the tax savings from the NOL is estimated at approximately $1.7 million.

Other Considerations

      The preparation of a fairness opinion is a complex process that involves various judgments and determinations as to the most appropriate and relevant methods of financial and valuation analysis and the application of those methods to the particular circumstances. The opinion is, therefore, not necessarily susceptible to partial analysis or summary description. Houlihan Lokey believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all of the analyses and factors, would create a misleading and incomplete view of the processes underlying its opinion. Houlihan Lokey did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion. In arriving at its opinion, Houlihan Lokey did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based upon its experience in providing such opinions and on then-existing economic, monetary, financial, capital markets, general business and other conditions as to the significance of each analysis and factor. Any assumed estimates implicitly contained in Houlihan Lokey’s opinion or relied upon by Houlihan Lokey in rendering its opinion do not necessarily reflect actual values or predict future results or values. Any estimates relating to the value of the business or securities do not purport to be appraisals or to necessarily reflect the prices at which companies or securities may actually be sold or traded.

      The Special Committee retained Houlihan Lokey based upon Houlihan Lokey’s qualifications, experience and expertise. Houlihan Lokey is an internationally recognized investment banking firm which, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, spin-offs and split-offs, recapitalizations, restructurings and valuations for corporate and other purposes. In the ordinary course of business, Houlihan Lokey and its affiliates may actively trade the equity and debt securities of New Century and may at any time hold a long or short position in such securities.

      Under an engagement letter, New Century agreed to pay Houlihan Lokey a customary fee of $100,000 for its services as financial advisor to the Special Committee. Payment of this fee was not contingent on issuance of the fairness opinion. In addition, New Century agreed to reimburse Houlihan Lokey, upon request from Houlihan Lokey from time to time, for all out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, incurred by Houlihan Lokey in connection with its engagement. New Century has also agreed to indemnify Houlihan Lokey against specific liabilities in connection with its engagement, including liabilities under the federal securities laws.

      Houlihan Lokey had previously provided New Century with valuation services in 2000 in connection with the sale of its three primary operating companies to Platinum Equity. Houlihan Lokey received a customary fee for its services and was reimbursed for its out-of-pocket expenses.

Interests of Management and Directors in Princeton Sale and Plan of Liquidation

      The approval of the Princeton Sale and related Plan of Liquidation and our dissolution by our stockholders will have certain effects upon our officers and directors, including those set forth below.

      Executive Officer Severance Arrangements. New Century entered into an amended and restated employment agreement with Parris H. Holmes, Jr., our Chief Executive Officer, in November 2001. The agreement provides for a five-year term, subject to automatic extension for an additional one-year term on each one-year anniversary of the Agreement unless terminated early as provided therein, including termination by New Century for “cause” or termination by Mr. Holmes for “good reason.” “Cause” and “good reason” are defined below. The employment agreement provides for an annual, calendar year base salary of $375,000 and an incentive bonus at the discretion of the compensation committee of the board of directors. The Agreement also provides for a company-paid automobile allowance, club memberships, participation in benefit plans, split-dollar life insurance coverage, certain tax reimbursements and other benefits.

      If New Century terminates Mr. Holmes’ employment without cause (including New Century’s election to not extend the employment agreement at any renewal date) or if he resigns his employment for “good reason”, he will be entitled under his employment agreement to a lump-sum payment in the amount equal to his base salary for the unexpired portion of the five-year term of his Agreement then in effect and without giving effect to any further extension (a maximum payment of $1,875,000), continuation of his benefits through the unexpired term of his employment agreement and vesting of all outstanding stock options, which options would remain exercisable for the longer of the remainder of the exercise period established under the option agreement or three years following the date of termination. Upon permanent disability, Mr. Holmes would receive his then effective salary for 60 months and Company paid benefits for 60 months.

      The employment agreement with Mr. Holmes also provides that if, at any time within 24 months of a change of control, he ceases to be an employee of New Century (or its successor) by reason of (i) termination by New Century without cause, or (ii) voluntary termination by the employee for good reason, in addition to the severance stated above, he will be entitled to receive (a) an additional payment, if any, that, when added to all other payments received in connection with a change of control, will result in the maximum amount allowed to be paid to an employee without triggering an excess parachute payment (as defined by the Internal Revenue Code), and (b) a payment or payments equaling the amount of any taxes and interest imposed on any payment or distribution by New Century to the employee upon termination under (i) or (ii) above that constitutes an excess parachute payment.

      In an effort to reduce corporate cash expenses, in 2003 Mr. Holmes proposed reductions in his contractual Split-Dollar Life Insurance benefit saving New Century $0.8 million in future cash premium payments and a $135,000 one-time reduction in his cash salary (in exchange for New Century common stock), both of which are explained below in further detail.

      As part of Mr. Holmes’ employment agreement, New Century entered into a split-dollar life insurance agreement with a trust beneficially owned by Mr. Holmes, pursuant to which New Century paid the annual insurance premium of $0.2 million. The underlying life insurance policy had a face value of $4.5 million and required remaining annual premium payments through March 2012, totaling $1.5 million. In December 2003, Mr. Holmes and New Century agreed to amend the employment agreement and terminate the provisions of the employment agreement related to the split-dollar insurance agreement in exchange for payments by New Century to, and on behalf of, Mr. Holmes totaling $0.7 million in cash. Accordingly, New Century assigned to Mr. Holmes, and Mr. Holmes assumed, all future obligations and benefits related to the split-dollar insurance agreement. Mr. Holmes released and discharged New Century from any further obligation to provide or fund any life insurance for his benefit, including through the split-dollar insurance agreement.

      In August 2003, New Century issued 435,484 shares of its common stock to Mr. Holmes in exchange for a one-time salary reduction of $135,000 for the employment period of October 1, 2003 to September 30, 2004. These shares were issued under New Century’s 1996 Employee Comprehensive Stock Plan.

      New Century entered into an amended employment agreement with David P. Tusa, our Chief Financial Officer, in November 2001. This agreement expires eighteen months from its effective date, subject to automatic extension of successive eighteen-month terms unless New Century elects not to extend the employment agreement. The employment agreement is subject to early termination as provided therein, including termination by New Century for cause or termination by Mr. Tusa for good reason. Mr. Tusa’s annual base salary under the employment agreement is $192,500. The employment agreement provides for incentive bonuses at the discretion of the compensation committee of the board of directors. The agreement also provides for a company-paid automobile allowance, club memberships, participation in benefit plans, certain tax reimbursements and other benefits.

      Mr. Tusa’s employment agreement provides that if New Century terminates his employment without cause (including New Century’s election to not extend the employment agreement at any renewal date) or if he resigns his employment for good reason, he will be entitled to a lump-sum payment equal to eighteen months of his then effective annual base salary, currently $288,750, and continuation of his benefits through the severance period. After August 1, 2004, Mr. Tusa would be entitled to a lump-sum payment equal to twenty-four months of his then effective annual base salary and continuation of his benefits through the severance period.

      The employment agreement also provides that if, at any time within 24 months of a change of control, Mr. Tusa ceases to be an employee of New Century (or its successor) by reason of (i) termination by New Century (or its successor) without cause, or (ii) voluntary termination by the employee for good reason, he will be entitled to receive a lump-sum payment in the amount equal to 24 months of his then effective annual base salary, continuation of his benefits for 24 months from such termination and vesting of all outstanding stock options.

      For both employment agreements, termination for cause is limited to termination upon the following events:

•	conviction of or a plea of nolo contendere to the charge of a felony (which, through lapse of time or otherwise, is not subject to appeal);

•	willful refusal without proper legal cause to perform, or negligence in performing, the employee’s duties and responsibilities;

•	material breach of fiduciary duty to New Century through the misappropriation of company funds or property; or

•	the unauthorized absence of employee from work (other than for sick leave or disability) for a period of thirty (30) working days or more during any period of forty-five (45) working days during the term of this Agreement.

      After a change of control, “cause” is limited to the conviction of or a plea of nolo contendere to the charge of a felony which, through lapse of time or otherwise, is not subject to appeal, or material breach of fiduciary duty to New Century through the misappropriation of company funds or property.

      For both agreements, the executives may terminate employment for “good reason” upon the occurrence of any of the following events:

•	removal from the offices employee held on the date of the agreement;

•	a material reduction in employee’s authority or responsibility, including, without limitation, involuntary removal from the board of directors, but, prior to a change of control, not including termination of employee for cause;

•	a reduction in the employee’s then effective base salary;

•	a requirement that employee relocate more than thirty-five (35) miles from New Century’s current corporate headquarters, or in the case of Mr. Holmes, relocation of New Century’s headquarters from Bexar County, Texas; or

•	New Century otherwise commits a material breach of the agreement.

      A change of control is deemed to have occurred if

•	more than 30% of the combined voting power of New Century’s then outstanding securities is acquired, directly or indirectly;

•	at any time during the 24 month period after a tender offer, merger, consolidation, sale of assets or contested election or any combination of such transactions, at least a majority of New Century’s board of directors ceases to consist of “continuing directors” (meaning directors of New Century who either were directors prior to such transaction or who subsequently became directors and whose election or nomination for election by New Century’s stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction);

•	the stockholders of New Century approve a merger or consolidation of New Century with any other corporation other than a merger or consolidation that would result in the voting securities of New Century outstanding, immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of New Century or such surviving entity outstanding, immediately after such merger or consolidation; or

•	the stockholders of New Century approve a plan of complete liquidation of New Century or an agreement of sale or disposition by New Century of all, or substantially all, of New Century’s assets.

Consummation of either the Princeton Sale or the related Plan of Liquidation would constitute a change of control under the employment agreements.

      In connection with its deliberations about the Princeton Sale and the related Plan of Liquidation, the special committee considered the termination and severance provisions of the employment agreements with the assistance of outside counsel. The special committee with the assistance of outside counsel determined that the effect of the liquidation on the employment agreements was unclear, in that it was unclear whether the employees would be deemed terminated without cause at the end of the three year dissolution period, which would entitle them to severance for termination without cause. The special committee also determined with the assistance of outside counsel that it was unclear whether the employees would be able to exercise termination for good reason under their contracts due to the arguable reduction in responsibility after New Century files its articles of dissolution in connection with the Plan of Liquidation, which would result in the executives being able to terminate their employment for good reason within 24 months of the change in control. The special committee, after discussions with outside counsel, felt that strong arguments could be made that the employees would be deemed terminated without cause at the end of the three year dissolution period, and that they would be able to terminate their employment for good reason.

      In addition, the special committee considered the fact that the Princeton Sale and related Plan of Liquidation, while a change of control under the employment agreements, would not be deemed a “change of control” under the Internal Revenue Code, and thus the excess parachute payment regulations of the Internal Revenue Code would not apply to payments received by Mr. Holmes, even if Mr. Holmes were terminated as a result of the change in control. As a result, the special committee with the assistance of outside counsel determined that it is unclear whether the provision of the employment agreement entitling Mr. Holmes to an additional payment to bring him to the maximum amount payable that would not be considered an excess parachute payment is applicable with respect to the Princeton Sale and related Plan of Liquidation, although the special committee with the assistance of outside counsel felt that a strong argument could be made that he would be entitled to such a payment. The special committee also considered the poor health of Mr. Holmes, and whether Mr. Holmes would be able to terminate his contract pursuant to its disability provisions, which would result in Mr. Holmes receiving severance of five years’ salary plus benefits.

      The special committee, with the assistance of outside counsel, determined that if after a change of control, Mr. Holmes were to be terminated without cause, or he were to terminate his employment for good reason, and the provisions of his employment agreement regarding excess parachute payments applied, he would be entitled to a severance payment of approximately $2.5 million, consisting of salary, benefits and tax gross-up payments, as well as the additional payment to bring him to the maximum amount payable that would not be considered an excess parachute payment.

      Based on these considerations, Mr. C. Lee Cooke, one of New Century’s independent directors representing the special committee, entered into discussions with Mr. Holmes and Mr. Tusa regarding their employment agreements. As a result of conversations between Messrs. Cooke and Holmes, Mr. Holmes agreed to accept, and the board of directors without Mr. Holmes participating agreed to pay him, a severance payment of approximately $2.005 million, consisting of 60 months salary, medical coverage and related tax payments. Mr. Holmes agreed to give up his right to his other fringe benefits over the remaining term of his contract, his right to claim a payment that would allow him to receive the maximum amount payable without creating an excess parachute payment, and his right to indemnification with respect to any excess parachute payment or any subsequent Internal Revenue Service investigations in respect of a potential excess parachute payment. The amount of salary, benefits and tax gross-up payments that Mr. Holmes will be paid is equal to the amount he would be entitled to receive (assuming the additional payment with respect to the excess parachute payment limit is not payable) if his contract were terminated without cause on November 1, 2004, the date on which his contract automatically renews for a five year term, less approximately $245,000 in fringe benefits that he has given up his right to claim. If Mr. Holmes’ employment were terminated without cause on any other day than November 1, 2004, the amount of salary, benefits and tax gross-up payments he would be entitled to under his contract would be less, because his contract entitles him to these amounts for the remaining term of his contract, and the remaining term of his contract would be less than a full five years. Assuming that Mr. Holmes were to be deemed entitled to the payment described above to bring him to the maximum amount payable that would not be considered an excess parachute payment (which may or may not be the case), his payment under the severance arrangement approved by the board of directors would be approximately $495,000 less than what he would have been entitled to had his employment been terminated without cause after a change of control. In agreeing to this severance arrangement, the board of directors, with Mr. Holmes not participating, also took into account the actions Mr. Holmes took in 2003 to reduce New Century’s expenses with respect to his salary and his split-dollar life insurance arrangements. New Century and Mr. Holmes have entered into an amendment to his employment agreement reflecting the arrangements described in this proxy statement. The amendment will only become effective if the Princeton Sale, Plan of Liquidation and our dissolution are approved by our stockholders.

      In reviewing Mr. Tusa’s severance arrangements, the special committee noted that Mr. Tusa was entitled to 24 months severance after a change in control, and that the amount of Mr. Tusa’s severance was not unreasonable in view of his services to New Century. Consequently, given the uncertainties over the interpretations of the agreement, the special committee decided to pay Mr. Tusa’s severance as set forth in the agreement. New Century and Mr. Tusa have amended his employment agreement to reflect the special committee’s decision. The amendment will only be effective if the Princeton Sale, Plan of Liquidation and our dissolution are approved by stockholders. Those payments are also set forth below.

      The following table sets forth the lump sum severance payments that will be received by Mr. Holmes and Mr. Tusa:

Total
	Severance	Severance
Name and Principal Position	Period	Payments	Certain Other Benefits

Parris H. Holmes, Jr.	60 months	$1,875,000	Continued medical and tax gross-up
Chairman of the Board			payments(1) for 60 months
David P. Tusa	24 months	$385,000	Continued employee benefits
Executive Vice President,			(medical, club, automobile and
Chief Financial Officer			tax gross-up payments)(2) for
and Corporate Secretary			24 months

(1)	Payments to Mr. Holmes for these benefits will be $130,000 in lieu of these benefits.

(2)	Payments to Mr. Tusa for these benefits will be $121,000 in lieu of these benefits.

(3)	As part of their employment agreement amendments, Mr. Holmes and Mr. Tusa have agreed to cancel their outstanding options without any additional payment.

      Other Interests of Executive Officers and Directors. Prior to and unrelated to the Princeton Sale, in April 2000, the Board of Directors of Princeton eCom approved a restricted stock grant to Mr. Holmes. The restricted stock grant consisted of an interest in the Princeton eCom stock held by New Century, equal to 2% of Princeton eCom’s fully diluted shares. The restricted stock grant vested on April 30, 2003. As a result of the Princeton Sale, Mr. Holmes would receive a payment of approximately $601,000 for his 2% interest. Mr. Holmes served on the Board of Princeton eCom from September 1998 through March 2004. Mr. Holmes served as Chairman of the Board of Princeton eCom from January 2002 until December 2002. Mr. Holmes also directly owns 333,333 shares of Princeton eCom’s Series B-1 preferred stock and 208,770 shares of Princeton eCom’s Series D-1 preferred stock. Mr. Holmes’ direct holdings were obtained as a co-investor at the same price and on the same terms as the other investors in Princeton eCom and are not part of the Princeton Sale.

      Mr. Tusa served as a member of the Board of Princeton from August 2001 until June 2002. Mr. Tusa does not own any Princeton eCom stock and would not receive any payments as a result of the Princeton Sale.

      As of April 30, 2004, our current executive officers and directors held, directly or indirectly, an aggregate of 1,283,428 shares of our common stock and options to purchase an aggregate of 4,612,406 shares of our common stock.

      The table below sets forth information concerning stock options held by each of our executive officers and directors, as of April 30, 2004.

Total Options
Name	Outstanding

Parris H. Holmes, Jr.	2,858,333 (1)
David P. Tusa	856,667
Gary D. Becker	140,000
C. Lee Cooke, Jr.	577,406
Justin L. Ferrero	130,000
Stephen M. Wagner	50,000

(1)	Includes options for 333,333 shares of common stock held by Mr. Holmes’ spouse.

      None of the options held by our executive officers and directors are considered “in-the-money.” Options would be considered “in-the-money” if the exercise price of the option were less than $0.27 per share, which is the high end of our estimated range of aggregate approximate liquidation distributions to stockholders. As a result, we do not anticipate that any currently outstanding options will be exercised. In addition, Mr. Holmes and Mr. Tusa have agreed to cancel their options in connection with the severance payments they will receive under their employment agreements.

      Severance Amounts for Non-Executive Employees. The board of directors has approved severance arrangements for our three non-executive employees that consist of six months severance and certain benefits for total payments of approximately $124,000.

PROPOSAL 1 — APPROVAL OF PRINCETON SALE AND RELATED PLAN OF

LIQUIDATION AND DISSOLUTION AND APPROVAL OF DISSOLUTION

      Our board of directors is proposing the Princeton Sale, the related Plan of Liquidation and our dissolution for approval by our stockholders at the special meeting. The Princeton Sale and our related liquidation and dissolution was approved by our board of directors, subject to stockholder approval, at meetings on March 22 and March 25, 2004. A copy of the Princeton Purchase Agreement as amended is attached to this proxy statement as Exhibit A, and a copy of the proposed Plan of Liquidation is attached as Exhibit B. The material features of the Princeton Sale and the related Plan of Liquidation are summarized below. This summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Princeton Purchase Agreement and the Plan of Liquidation. Stockholders are urged to read the Princeton Purchase Agreement and the related Plan of Liquidation in their entirety.

      Our board of directors recommends that our stockholders vote FOR the approval of the Princeton Sale, the related Plan of Liquidation and our dissolution.

Factors to be Considered by Stockholders in Deciding Whether to Approve the Princeton Sale, the Related Plan of Liquidation and Our Dissolution

      There are many factors that stockholders should consider when deciding whether to vote to approve the Princeton Sale, the related Plan of Liquidation and our dissolution, including those set forth under the captions “Special Factors” and “Background of the Princeton Sale and the Related Plan of Liquidation and Dissolution,” and the following factors:

We believe that the Princeton Sale allows us to obtain more for our holdings in Princeton eCom than other available alternatives.

      As explained below in more detail, Princeton eCom is a company that offers electronic bill presentment and payment services. Its business is highly competitive and capital intensive. As a result of our inability to participate in Princeton eCom financings, our interest in Princeton eCom was diluted, and we lost out seat on the Princeton eCom board of directors in conjunction with the financing completed in March 2004. We also believe that Princeton eCom may need to raise additional funds through future financings to support its business plan. If Princeton eCom requires additional financing and/or we sell a portion of our interest in Princeton eCom to fund corporate operating expenses, our position in Princeton eCom will be further and significantly diluted. In addition, as explained below, we continue to incur expenses of operating our company without any incoming cash flow. Therefore, in order to maximize the value to our stockholders, we believe that the Company should be liquidated as soon as practicable.

The investment in Princeton eCom to date has not provided cash returns to New Century to help us fund our operations, and we do not anticipate that the investment will provide cash returns to us in the future.

      The assets of New Century consist primarily of our equity investments in Princeton eCom and Sharps, and we have no sources of cash flow to fund our operations besides realization of our equity investments. We currently anticipate that as early as mid-to-late 2005, we will need to begin the process of liquidating portions of our position in Princeton eCom to raise cash necessary to pay our corporate overhead expenses as well as expenses associated with being a public company. This would further dilute the Company’s interest in Princeton eCom.

We do not currently have a viable plan to continue as an operating business.

      If our stockholders fail to approve the Princeton Sale and the related Plan of Liquidation, we will be required to sell assets to fund our operating expenses or sell New Century. Assuming the current level of overhead of approximately $185,000 per month, we estimate that New Century could operate until mid-to-late 2005. We would then be required to begin liquidating a portion of our holdings in Princeton eCom to pay our corporate operating expenses. The board of directors has considered other alternatives, and believes the Princeton Sale and the related Plan of Liquidation to be the strategy that results in the greatest return to our stockholders.

Our anticipated timing of the Princeton Sale and the related liquidation and dissolution may not be achieved.

      Immediately after the special meeting, if our stockholders approve the Princeton Sale, the related Plan of Liquidation and our dissolution, we intend to file a certificate of dissolution with the Secretary of State of the State of Delaware, close the Princeton Sale and sell 375,000 shares of Sharps common stock in a separate private sale. Although we anticipate that we will make an initial distribution to stockholders within 60 days following the special meeting, there are a number of factors that could delay our anticipated timetable, including the following:

•	unanticipated delays in closing, or a failure to close, the Princeton Sale;

•	unanticipated delays in selling, or a failure to sell, the Sharps common stock;

•	any lawsuits or other claims that may be asserted against us;

•	any legal, regulatory or administrative delays; and

•	any delays in settling our remaining obligations.

We cannot determine with certainty the amount of the distributions to stockholders.

      We cannot determine at this time the amount of distributions to our stockholders pursuant to the Plan of Liquidation. This determination depends on a variety of factors, including, but not limited to, the amount required to settle known and unknown debts and liabilities, the resolution of any contingent liabilities, the net proceeds, if any, from the Princeton Sale and the Sharps sale, and other factors. Examples of uncertainties that could reduce the value of or eliminate distributions to our stockholders include unanticipated costs relating to:

•	closing either the Princeton Sale or the sale of the Sharps common stock;

•	the defense, satisfaction or settlement of lawsuits or other claims that may be made or threatened against us in the future; and

•	delays in our liquidation and dissolution, including due to our inability to settle claims.

      As a result, we cannot determine with certainty the amount of distributions to our stockholders.

We may not be able to settle all of our obligations to creditors.

      We have current and contingent obligations to creditors. Our estimated distribution to stockholders takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the wind-down process, we will attempt to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amount we have estimated for purposes of calculating the likely distribution to stockholders. If we are unable to reach an agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Amounts required to settle obligations or defend lawsuits in excess of the amounts estimated by us will reduce the amount of remaining capital available for distribution to stockholders.

Our board of directors may abandon or delay implementation of the Plan of Liquidation and our dissolution even if approved by our stockholders.

      Even if the Princeton Sale, the related Plan of Liquidation and our dissolution are approved by our stockholders, our board of directors has reserved the right, in its discretion, to abandon or delay implementation of the Plan of Liquidation and our dissolution. As a result, the Princeton Sale could close without the subsequent liquidation of New Century.

Our stockholders may be liable to our creditors for an amount up to the amount distributed by us if our reserves for payments to creditors are inadequate.

      If our stockholders approve the Plan of Liquidation and our dissolution and our board of directors determines to proceed with our liquidation and dissolution, a certificate of dissolution will be filed with the State of Delaware dissolving New Century. Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective, or for such longer period as the Delaware Court of Chancery directs, for the purpose of prosecuting and defending suits against us and enabling us to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. Under applicable Delaware law, in the event we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders could be held liable for payment to our creditors for his or her pro rata amount of the inadequacy, up to the amount distributed to such stockholder in the liquidation. Accordingly, in such event, a stockholder could be required to return as much as all distributions previously made to such stockholder pursuant to the Plan of Liquidation and could receive nothing from New Century under the Plan of Liquidation. Moreover, in the event a stockholder has paid taxes on amounts previously received by the stockholder, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. We cannot assure you that the contingency reserve established by us will be adequate to cover all expenses and liabilities.

Stockholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which is likely to be three years after our dissolution and could be longer.

      As a result of our liquidation, for federal income tax purposes stockholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and the aggregate fair market value of any property distributed to them, and (2) their tax basis for their shares of our capital stock. A stockholder’s tax basis in our shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto. Any loss generally will be recognized only after the final distribution from us has been received, which is likely to be more than three years after our dissolution.

We may be the potential target of a reverse acquisition or other acquisition.

      Until we dissolve, we will continue to exist as a public, non-operating shell company. Public companies that exist as non-operating shell entities have from time to time been the target of “reverse” acquisitions, meaning acquisitions of public companies by private companies in order to bypass the costly and time-intensive registration process to become publicly traded companies. In addition, we could become an acquisition target, through a hostile tender offer or other means, as a result of our cash holdings or for other reasons. If we become the target of a successful acquisition, the new board of directors could potentially decide to either delay or completely abandon the liquidation and dissolution, and our stockholders may not receive any proceeds that would have otherwise been distributed in connection with the liquidation.

Our board members and executive officers may have interests that are different from our stockholders in recommending approval of the Princeton Sale, the related Plan of Liquidation and our dissolution.

      As a result of the compensation and benefits payments to our executive officers and employees being made in conjunction with the termination of employment, our possible purchase of an indemnification insurance policy for the benefit of directors and executive officers, and our indemnification obligations to directors and executive officers, members of our board of directors and our executive officers may be deemed to have interests that are different from or in addition to other stockholders in recommending approval of the Plan of Liquidation and our dissolution. Please also refer to “Special Factors — Interests of Management and Directors in Princeton Sale and Plan of Liquidation” on page 16.

The Princeton Purchase Agreement

Princeton eCom Stock

      As of March 25, 2004, New Century’s ownership percentage of the preferred stock, the outstanding stock and the fully diluted stock of Princeton eCom was 26.5%, 28.9% and 22.9%, respectively. We currently hold 10,166,667 shares of Princeton eCom Series A-1 preferred stock, 2,000,000 shares of Princeton eCom Series B-1 preferred stock, 4,000,000 shares of Princeton eCom Series D-1 preferred stock, 16,911,137 shares of common stock of Princeton eCom, two warrants to purchase Series A-1 preferred stock that are exercisable for 1,793,333 shares of Series C-1 preferred stock, and one warrant to purchase 1,000,000 shares of Series D-1 preferred stock.

Information About the Purchasers

      Lazard Technology Partners II LP is a venture capital fund focusing on early stage investments in the ebusiness, communications and enterprise software sectors. Its principal executive offices are located at 30 Rockefeller Plaza, New York, New York 10020. Their telephone number is (212) 632-2626.

      Conning Capital Partners VI, L.P. is a private equity firm focused on investing in financial services and healthcare services companies. Its main areas of investment include all forms of insurance, banking and finance, capital markets, health care services and employee benefits, and supporting services and technology enterprises within these industries. Its principal executive offices are located at CityPlace II, 185 Asylum Street, Hartford, Connecticut 06103-4105, and its phone number is (860) 541-5300.

      Mellon Ventures, L.P. sources, evaluates and structures private equity investments. Its principal executive offices are located at Mellon Ventures, L.P., One Mellon Center, Suite 5210, Pittsburgh, Pennsylvania 15258, and its phone number is (412) 236-3594.

Purchase Price

      The purchase price for the Princeton eCom stock is $10,000,000. The purchase price and the Princeton eCom securities owned by New Century have been placed in escrow pending the outcome of our stockholder vote. In the event the stockholders approve the Princeton Sale and the other closing conditions are met, the purchase price will be released to New Century, and the securities will be released to the purchasers. In the event the stockholders do not approve the Princeton Sale, the purchase price will be returned to the Purchasers, and the securities will be returned to New Century.

Princeton eCom Lease Guarantee

      As a condition precedent to New Century entering into the Princeton Purchase Agreement, New Century required that it be released from its guarantee of the lease for the Princeton eCom offices. That release was effective as of March 25, 2004.

Contingency Provisions

      The Princeton Purchase Agreement includes customary conditions to closing. In the event that we do not receive stockholder approval for the Princeton Sale and the related Plan of Liquidation, or the Princeton Sale does not close for any other reason, then we will continue to hold the Princeton stock, and we will not liquidate New Century.

Certain Representations, Warranties and Covenants

      The Princeton Purchase Agreement contains representations and warranties by us and the Purchasers that are customary for transactions of this type, including representations and warranties with respect to the following:

•	due organization;

•	good standing;

•	authority to enter into the Princeton Purchase Agreement;

•	the absence of conflicts or violations of other agreements resulting from the Princeton Sale;

•	required governmental filings and consents;

•	broker’s fees; and

•	the absence of litigation.

      In addition, New Century has made additional representations and warranties in the Princeton Purchase Agreement with respect to information in the proxy statement, other than information relating to the audited financial statements and related notes of Princeton eCom and information provided by the Purchasers and Princeton eCom for inclusion in the proxy statement, its title to the securities being sold pursuant to the agreement, and the lack of liens with respect to the securities. New Century has also agreed to call a special meeting of its stockholders and send this proxy statement to its stockholders.

      The Purchasers have made additional representations and warranties with respect to:

•	sufficiency of funds to pay the purchase price;

•	each purchaser’s status as an accredited investor and the investment purpose of each purchaser; and

•	the fact that New Century has made no representations or warranties with respect to Princeton eCom.

      The Purchasers and Princeton eCom have also agreed not to challenge the Plan of Liquidation, and to not seek indemnification from New Century’s directors, officers, employees or stockholders, provided that New Century makes provision for any outstanding indemnity claims as set forth in the Princeton Purchase Agreement.

Indemnification

      Each of New Century, on the one hand, and the Purchasers, severally and not jointly, on the other hand, have agreed to indemnify the other for breaches of representations, covenants or warranties in the Princeton Purchase Agreement. In addition, New Century has agreed to indemnify the Purchasers and Princeton eCom in the event that a New Century stockholder or other third party brings an action or asserts a claim against Princeton eCom or the purchasers challenging the Princeton Sale in any manner, including its fairness, or the Plan of Liquidation.

Termination

      The Princeton Purchase Agreement will terminate without closing if the stockholders have not approved the Princeton Sale prior to July 30, 2004. If the Princeton Purchase Agreement is terminated, the purchase price shall be returned from escrow to the Purchasers, and the Princeton eCom securities will be returned to New Century. In addition, New Century will pay the purchasers interest on the purchase price at the rate of 6% per annum for the period the purchase price was in escrow.

Application of Princeton Sale Proceeds

      We estimate that net proceeds to New Century for the Princeton Sale will be approximately $9,465,000. New Century currently intends to utilize the net proceeds from the purchase price as set forth below. New Century may modify, however, the use of the proceeds from the Princeton Sale without further approval of our stockholders. We have estimated the transaction expenses as set forth in more detail in the “Liquidation Analysis and Estimates” section on page 34, but the high range of our estimated expenses is set forth below:

Legal Expenses	$325,000
Proxy Solicitor	30,000
Printing Expenses	40,000
Transfer Agent	30,000
Financial Advisor	110,000

Total	$535,000

Accounting for the Princeton Sale

      The Princeton Sale will be accounted for as a sale of an equity interest in an affiliate. The Company will recognize an accounting gain to the extent that the net proceeds from the sale exceeds the carrying value of the Company’s equity interest in Princeton.

Tax Consequences to New Century of Princeton Sale

      The Princeton Sale will result in a capital loss of approximately $70 million for income tax purposes. The Company will receive no income tax benefit from this capital loss as capital losses are only utilizable to the extent of capital gains (of which the Company has none).

Regulatory Approvals for Princeton Sale

      No regulatory approvals are required in connection with the Princeton Sale or related Plan of Liquidation and our dissolution.

Principal Provisions of the Plan of Liquidation

      We will distribute pro rata to our stockholders, in cash or in-kind, or sell or otherwise dispose of, all our property and assets. Our distributions will include the following:

•	Cash and cash equivalents on hand, including the net proceeds after transaction costs from the Princeton Sale; and

•	Approximately $277,500, representing the estimated net proceeds from the sale of 375,000 shares of Sharps common stock.

      We expect to commence the liquidation as soon as practicable after approval of the Princeton Sale, the Plan of Liquidation and our dissolution by our stockholders and to conclude it on or about the third anniversary thereof by a final liquidating distribution either directly to the stockholders or to one or more liquidating trusts. Any sales of our remaining assets will be made in private or public transactions and on such terms as are approved by our board of directors. We do not anticipate that we will solicit any further votes of our stockholders with respect to the approval of the specific terms of any particular sale of assets approved by our board of directors.

      Subject to the payment or the provision for payment of our indebtedness and other obligations, we will distribute from time to time pro rata to the holders of the common stock our cash on hand, together with the cash proceeds of any sales of our other assets. Although the Plan of Liquidation permits us to distribute non-cash assets to our stockholders, our non-cash assets other than our holdings in Princeton

eCom and Sharps consist mainly of office equipment. As a result, we do not anticipate distributing any non-cash assets. We intend to establish a reserve, referred to as the Contingency Reserve, in an amount determined by our board of directors to be sufficient to satisfy actual and potential liabilities, expenses and obligations. The net balance, if any, of the Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will also be distributed to our stockholders pro rata.

      If deemed necessary by our board of directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more trusts established for the benefit of our stockholders, which assets would be sold or distributed on terms approved by our trustees. If all of our assets, including the Contingency Reserve, are not sold or distributed prior to the third anniversary of our dissolution, we will transfer in a final distribution such remaining assets to a trust. Any of such trusts are sometimes referred to in this proxy statement as liquidating trusts.

      In the event of a transfer of assets to a liquidating trust, we would distribute, pro rata to the holders of our common stock, beneficial interests in any such liquidating trust or trusts. We anticipate that the interests in any such trusts will not be transferable. Therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distribute cash or other assets to them.

      The Plan of Liquidation authorizes our board of directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause New Century to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our board of directors. Approval of the Plan of Liquidation and our dissolution also will constitute the approval by our stockholders of any such appointment and any liquidating trust agreement or agreements.

      We expect to close our stock transfer books and discontinue recording transfers of shares of common stock on the date of our dissolution. In this proxy statement, we sometimes refer to this date of dissolution as the Final Record Date. Thereafter, certificates representing shares of common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates.

      Following approval of the Plan of Liquidation and our dissolution by our stockholders, a certificate of dissolution will be filed with the State of Delaware. The dissolution will become effective, in accordance with the General Corporation Law of the State of Delaware, or DGCL, upon proper filing of the certificate of dissolution with the Secretary of State or upon such later date as may be specified in the certificate of dissolution. We currently intend to file the certificate of dissolution within approximately 20 days following stockholder approval of the Plan of Liquidation and our dissolution. Pursuant to the DGCL, we will continue to exist for three years after the dissolution or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against our company, and enabling us to gradually settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. However, any action commenced by or against us during the three year dissolution period will not terminate by reason of the expiration of the period.

Abandonment or Amendment

      Under the Plan of Liquidation, our board of directors may modify, amend or abandon the Plan of Liquidation, notwithstanding stockholder approval, to the extent permitted by the DGCL. We may not amend or modify the Plan of Liquidation under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws.

Liquidating Distributions

      Although our board of directors has not established a firm timetable for distributions to our stockholders if the Plan of Liquidation and our dissolution are approved by the stockholders, our board of directors intends to, subject to contingencies inherent to wind-down our business, the closing of the Princeton Sale, and the closing of the sale of 375,000 shares of Sharps common stock, authorize such distributions as promptly as reasonably practicable. We currently anticipate that we will make an initial liquidating distribution to stockholders within approximately 60 days following the Final Record Date, and that the wind-down of administrative operations would be completed by December 2004. We currently expect to distribute in this distribution an initial amount between $0.23 and $0.27 per share (based on 34,653,104 shares of common stock). Our board of directors is, however, currently unable to predict the precise amount or timing of this distribution or any other distributions pursuant to the Plan of Liquidation. Our board of directors, in its sole discretion, will determine the actual amount and timing of all distributions. We expect to conclude the liquidation on or about the third anniversary of the filing of the certificate of dissolution in Delaware by a final liquidating distribution either directly to our stockholders or to a liquidating trust.

      If we do not satisfy all of our liabilities and obligations prior to making distributions to our stockholders, we plan to establish a Contingency Reserve and reserve assets deemed by our board of directors to be adequate to provide for such liabilities and obligations.

      Uncertainties as to the precise net value of our non-cash assets and the ultimate amount of our liabilities make it impracticable to predict the exact net value ultimately distributed to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), will continue to be incurred following approval of the Plan of Liquidation and our dissolution. These expenses will reduce the amount of assets available for ultimate distribution to stockholders. While we do not believe that a precise estimate of those expenses can currently be made, we believe that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims (including contingent liabilities) and that we will make one or more cash or in-kind distributions to stockholders. However, we can give no assurances that available cash and amounts received on the sale of assets will be adequate to provide for our obligations, liabilities, expenses and claims and that we will make cash distributions to stockholders.

Sales of Our Assets

      The Plan of Liquidation gives our board of directors the authority to sell all of our remaining assets. Agreements for the sale of assets may be entered into prior to the special meeting and, to the extent required by law, may be contingent upon the approval of the Plan of Liquidation and our dissolution at the special meeting. As mentioned above, the Plan of Liquidation is contingent on the closing of the Princeton Sale. Approval of the Plan of Liquidation and our dissolution will constitute approval of any such agreements and sales. We will sell such remaining assets on such terms as are approved by our board of directors. We may conduct sales by any means, including by competitive bidding or privately negotiated sales. We do not anticipate that we will solicit any further stockholder votes with respect to the approval of the specific terms of any particular sale of assets approved by our board of directors. We do not anticipate amending or supplementing the proxy statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various assets will depend largely on factors beyond our control, including, without limitation, the supply and demand for such assets, the rate of inflation, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and regulatory approvals. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation.

      Our sale of an appreciated asset will result in the recognition of taxable gain to the extent the fair market value of such asset exceeds our tax basis in such asset. We believe that we have sufficient useable net operating losses to offset substantially all of the federal income or gain that could be recognized by us for federal income tax purposes.

Our Conduct Following Adoption of the Plan of Liquidation

      Following approval of the Plan of Liquidation and our dissolution by our stockholders, our activities will be limited to winding down our affairs, taking such action as we believe may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan of Liquidation. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our board of directors determines to be in the best interests of our stockholders. The continuing directors, officers and employees will receive compensation for the duties then being performed as determined by our board of directors. This could include compensation above their regular compensation. We will not make any additional payments above regular compensation to our two executive officers other than the severance arrangements described in “Special Factors — Interests of Management and Directors in Princeton Sale and Plan of Liquidation.”

      Following the approval of the Plan of Liquidation and our dissolution by our stockholders, we will continue to indemnify our officers, directors and employees in accordance with our certificate of incorporation for actions taken in connection with the Plan of Liquidation and the winding down of our affairs. Our obligation to indemnify such persons may be satisfied out of our remaining assets or the assets of any liquidating trust. Our board of directors and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be necessary or desirable to cover our indemnification obligations under the Plan of Liquidation, including a tail insurance policy described in more detail below.

Contingency Reserve

      Under the DGCL, we are generally required, in connection with our dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. Following approval of the Plan of Liquidation and our dissolution by our stockholders, we will pay all expenses and fixed and other known liabilities, or set aside a Contingency Reserve consisting of cash or other assets that we believe to be adequate for payment of those known liabilities, as well as claims that are unknown or have not yet arisen but that, based on facts known to us, are likely to arise or become known to us within 10 years after the date of our dissolution. We will also make any other necessary provisions for any unmatured contingent liabilities, including without limitation unmatured contingent liabilities with respect to the lease guarantees described in “Liquidity and Capital Resources — Lease Guarantees” on page 51. We currently estimate that the amount of any Contingency Reserve will range from $527,000 to $732,000, but we cannot provide assurance of the actual amount that may be required. Any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts initially available for distribution to stockholders. In addition, we cannot assure you that any additional provisions made with respect to contingent unmatured claims will be sufficient to cover such claims.

      The actual amount of the Contingency Reserve will be based upon estimates and opinions of our board of directors, derived from consultations with management and a review of, among other things, our estimated contingent liabilities and our estimated operating expenses, including, without limitation, anticipated compensation payments, estimated investment banking, legal and accounting fees, rent, payroll, taxes, miscellaneous office expenses and expenses accrued in our financial statements. The Contingency Reserve and any additional provisions made with respect to contingent unmatured claims may not be sufficient to satisfy all obligations, expenses and liabilities, in which case a creditor could bring a claim against one or more of our stockholders for each stockholder’s pro rata portion of the claim, up to the total amount distributed by us to the stockholder pursuant to the Plan of Liquidation. Subsequent to the establishment of the Contingency Reserve, we will distribute to our stockholders any portions of the Contingency Reserve that our board deems no longer to be required.

Liquidating Trust

      If deemed necessary, appropriate or desirable by our board of directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more liquidating trusts established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by our trustees. Our board of directors may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where our board of directors determines that it would not be in our best interests and our stockholders for such assets to be distributed directly to stockholders at such time. If all of our assets, including the Contingency Reserve, are not sold or distributed to our stockholders prior to the third anniversary of the dissolution, we must transfer in a final distribution such remaining assets to a liquidating trust. Notwithstanding the foregoing, to the extent that the distribution to our stockholders or transfer of any asset cannot be effected without the consent of a governmental authority, no such distribution or transfer shall be effected without such consent. The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying our liabilities, if any, assumed by the trust, to our stockholders. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any expenses and liabilities that remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust’s other unsold assets.

      The Plan of Liquidation authorizes our board of directors to appoint one or more individuals or entities, including officers, directors, employees, agents or representatives of New Century, to act as trustee or trustees of the liquidating trust or trusts and to cause New Century to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our board of directors. Approval of the Plan of Liquidation and our dissolution by our stockholders will also constitute the approval by our stockholders of any such appointment and any liquidating trust agreement or agreements.

      We have no present plans to use a liquidating trust or trusts, but our board of directors believes the flexibility provided by the Plan of Liquidation with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between New Century and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. The transfer to the trust and distribution of interests therein to our stockholders would enable us to divest ourselves of the trust property and permit our stockholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. We anticipate that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests, subject to our election to require the surrender of stock certificates. See “Final Record Date” below. We also anticipate that interests in the trust would generally not be transferable.

Potential Liability of Stockholders

      Under the DGCL, in the event we fail to create an adequate Contingency Reserve for payment of our expenses and liabilities, or if the Contingency Reserve and the assets held by the liquidating trust or trusts is exceeded by the amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for the payment to creditors of the amounts received by such stockholder from us or from the liquidating trust or trusts under the Plan of Liquidation. The amount of this liability is limited to the stockholder’s pro rata portion of the payment to the creditor in the event we create an adequate Contingency Reserve under the DGCL.

      If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of the liabilities exceeded the amount available from the Contingency Reserve and the assets of the liquidating trust or trusts, a creditor could seek an injunction against us making distributions under the Plan of Liquidation. Any such action could delay or substantially diminish the cash distributions to stockholders.

      Also, as stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise. See “Certain Federal Income Tax Consequences.”

Final Record Date

      We will close our stock transfer books and discontinue recording transfers of shares of common stock on the Final Record Date. Accordingly, after the Final Record Date, certificates representing shares of common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur on or after the Final Record Date. All liquidating distributions made by us or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of common stock as of the Final Record Date. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by New Century or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder’s certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts

      We currently intend to close our stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in record ownership of the shares will cease on and after the Final Record Date.

      We do not anticipate that the interests in a liquidating trust or trusts will be transferable.

Absence of Appraisal Rights

      Under the DGCL, our stockholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Princeton Sale or the related Plan of Liquidation.

Regulatory Approvals

      We do not believe that any material United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation.

Reporting Requirements

      Even if the Plan of Liquidation and our dissolution are authorized and approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. If the Plan of Liquidation and our dissolution are authorized and approved, in order to curtail expenses, we intend to seek relief from the Commission from these reporting requirements. We anticipate that, if such relief were granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the Commission might require.

Continuing Indemnification and Insurance

      Following stockholder approval of the Plan of Liquidation and our dissolution, we will continue to indemnify our officers, directors and employees for their actions in accordance with the terms of our restated certificate of incorporation, including for actions taken in connection with the Plan of Liquidation and the wind-down of our business and affairs. We may enter into indemnification agreements to provide this indemnification. We have maintained, and intend to continue to maintain, director and officer liability insurance for the benefit of such persons. As part of our wind-down, we are considering purchasing a “tail” policy, meaning we would prepay the premium to continue to maintain such insurance for a period of time for claims made following the filing of our certificate of dissolution. Since our insurance policy may, depending upon the circumstances, require us to pay the initial amount of any liability incurred and then to pay the further costs of defending a claim, subject to reimbursement from the insurance carrier, we intend to provide for this contingency in the Contingency Reserve.

Treatment of Stock Options

      Stock options currently outstanding will accelerate because of our liquidation. Because no options have an exercise price less than the expected distribution per share, we do not anticipate that any options will be exercised.

Payment of Expenses

      We may, in the discretion of our board of directors, pay any brokerage, agency, professional and other fees and expenses to any person in connection with the sale or other disposition of our assets and the implementation of the Plan of Liquidation.

Liquidation Analysis and Estimates

      Our management has estimated, as of April 30, 2004, the following potentially realizable values or ranges of realizable values for our assets, estimated liabilities and estimated costs of liquidation after we cease operations. There can be no assurance, however, that we will incur costs or be able to settle our liabilities or dispose of our assets within the indicated ranges, or at all. We have not sought current, independent appraisals for any of our assets or liabilities.

	Low Range of	High Range of
	Distribution	Distribution

	(In thousands, except
	per share data)
Estimated Value of Assets of New Century
Cash, cash equivalents(1)	$14,410	$14,410

Total estimated assets	$14,247	$14,247
Estimated Liabilities and Expenses of New Century
Executive severance costs	$2,260	$2,260
Executive benefits-related severance costs	251	251
Operating expenses during liquidation	503	503
Payment for stock grant to Mr. Holmes	601	601
Accrued expenses(2)	170	170
Non-executive severance related costs	124	124
D & O insurance and other	1,182	332

Total estimated liabilities and expenses	$5,091	$4,241
Estimated Costs of Liquidation Transaction	535	445
Reserve for Potential Liabilities and Escrow	732	527

Estimated Net Proceeds Available for Distribution to Stockholders	$8,052	$9,197
Estimated Net Proceeds Available for Distribution per Outstanding Common Share(3)	$0.2323	$0.2654

(1)	Includes cash on hand and the estimated net proceeds of $10,000,000 from the Princeton Sale and $277,500 from the sale of 375,000 shares of Sharps common stock in a privately negotiated transaction.

(2)	Includes an estimated settlement of accrued vacation pay, audit fees and franchise/property taxes.

(3)	Based upon 34,653,104 shares of common stock outstanding as of April 30, 2004.

      The method used by us in estimating the values and value ranges of our assets other than cash and cash equivalents is inexact and may not approximate values actually realized. In addition, our estimates of our liabilities and operating costs are subject to numerous uncertainties beyond our control and also do not reflect any unknown liabilities or contingent liabilities that may materialize. For these reasons, the actual net proceeds distributed to stockholders in liquidation could be significantly less than the estimated amounts shown.

      Since the terms of any disposition of assets other than the proceeds from the sale of the stock of Princeton eCom and Sharps have not been determined, we have concluded that pro forma financial information concerning the Plan of Liquidation cannot be presented in any meaningful fashion. The following table sets forth a reconciliation of relevant portions of the estimates set forth above under “Liquidation Analysis and Estimates” with New Century’s stockholders equity, as set forth in its unaudited balance sheet as of April 30, 2004.

	Low Range	High Range
	of Distribution	of Distribution

	(In thousands)
Total stockholders’ equity as of April 30, 2004	$10,100	$10,100
Decrease in carrying value of assets and liabilities as of April 30, 2004 compared to the estimated fair value	(1,545)	(400)
Total estimated operating costs net of interest income during liquidation	(503)	(503)

Estimated Net Proceeds Available for Distribution to Stockholders	$8,052	$9,197

Certain Federal Income Tax Consequences

      The following discussion is a general summary of the material federal income tax consequences of the Plan of Liquidation to our stockholders, but is not a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the Code, U.S. Department of the Treasury regulations, Internal Revenue Service, or the IRS, rulings, and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied with retroactive effect. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

      Distributions pursuant to the Plan of Liquidation may occur at various times and in more than one tax year. We can give no assurance that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation and one will not be sought. In addition, we will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the anticipated tax consequences stated herein proves to be incorrect, the result could be increased taxation at the corporate or stockholder level, thus reducing the benefit to New Century and our stockholders of the liquidation. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder’s individual circumstances and stockholders are urged to consult their own tax advisors.

Consequences to New Century

      After the approval of the Plan of Liquidation and our dissolution and until the liquidation is completed, we will continue to be subject to income tax on our taxable income such as interest income or gain from the sale of our assets. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the difference between the fair market value of the consideration received for each asset and our adjusted tax basis in the asset sold. Upon the distribution of any non-cash asset to our stockholders pursuant to the Plan of Liquidation (including distributions of assets to a liquidating trust or trusts), we will recognize gain or loss as if such asset were sold to the stockholders at its fair market value, unless certain exceptions to the recognition of loss apply. We anticipate that no such exception will apply and, accordingly, that we should recognize gain or loss on any distribution of non-cash assets to stockholders pursuant to the Plan of Liquidation. We believe that we have sufficient useable net operating losses to offset substantially all of the federal income or gain that may be recognized by us for federal income tax purposes.

Consequences to Stockholders

      Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, stockholders will recognize gain or loss equal to the difference between

•	the sum of the amount of cash distributed to them and the fair market value, at the time of distribution, of any property distributed to them (including distributions of assets to a liquidating trust or trusts), and

•	their tax basis for their shares of common stock.

      A stockholder’s tax basis in such stockholder’s shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto. A stockholder’s gain or loss will be computed on a “per share” basis. We expect to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder’s tax basis in such stockholder’s shares of stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when our final distribution to stockholders has been received and then only if the aggregate value of the liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets and will be long-term capital gain or loss if the stock has been held for more than one year. The law is unclear as to whether the time period for determining long-term or short-term capital gains with respect to a liquidating distribution is the date of the liquidation or distribution. Accordingly, stockholders are urged to consult their own advisors.

      Upon any distribution of property, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder’s future sale of that property will be measured by the difference between the stockholder’s tax basis in the property at the time of such sale and the proceeds of such sale.

      After the close of our taxable year, we will provide our stockholders and the IRS with a statement of the amount of cash distributed to stockholders and our best estimate as to the value of any property distributed to them during that year, although it is not anticipated that we will distribute property other than cash. The IRS could challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. To the extent we make distributions of property to our stockholders such distributions could result in tax liability to any given stockholder exceeding the amount of cash received, requiring that stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

      If a stockholder is required to satisfy any liability of ours not fully covered by our Contingency Reserve, payments by a stockholder in satisfaction of such liabilities would generally produce a capital loss. The deduction of capital losses is subject to limitation under the Code.

Consequences to Optionholders

      Terminated (Unexercised) Options. Unexercised options have exercise prices in excess of the anticipated distribution, and consequently we do not expect that any unexercised options will be exercised.

      Incentive Stock Options. Generally, holders of ISOs who exercise their options prior to the termination of the options upon our dissolution are not subject to ordinary income tax at the time of exercise. However, the difference, or spread, between the fair market value of the stock received on the date of exercise and the exercise price is included in the employee’s alternative minimum taxable income in the year of exercise. Any alternative minimum tax incurred will generally result in an alternative minimum credit carryover. If the employee makes a sale or other disposition (such as a disposition as a result of liquidation), within two years after the grant or within one year after the exercise, of stock received on the exercise of an ISO (a disqualifying disposition), the employee forfeits ISO tax treatment and recognizes ordinary compensation income in the year of disposition, generally equal to the spread on the date of exercise. Any additional gain is capital gain, which will be short-term if the stock is held for one year or less at the time of liquidation. Ordinary income and short-term capital gain are currently subject to tax at a maximum income tax rate of 35%. The maximum amount of the alternative minimum taxable income resulting from a disqualifying disposition made in the year of exercise is the amount of gain upon the disposition and not the spread.

      Accordingly, holders of ISOs who were granted their options within the two-year period preceding the liquidation or exercise their options within one year preceding the liquidation will be treated as having made a disqualifying disposition and will recognize ordinary compensation income in the year of liquidation equal to the spread on the date of exercise. It is anticipated that the liquidation will, for this purpose, be deemed to occur in 2004 and accordingly holders of ISOs who exercise their options in 2004 will not include the spread in the computation of the alternative minimum tax.

The Liquidating Trust or Trusts

      If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts. In such event, the amount of the distribution will be reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. The liquidating trust or trusts themselves should not be subject to tax. After formation of the liquidating trust or trusts, the stockholders will take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

Taxation of Non-United States Stockholders

      Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the Plan of Liquidation.

State and Local Tax

      Stockholders may also be subject to state or local taxes and should consult their tax advisors with respect to the state and local tax consequences of the Plan of Liquidation.

      The foregoing summary of certain federal income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the plan may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the tax consequences of the Plan of Liquidation.

Vote Required and Board Recommendation

      The approval of the Princeton Sale, the related Plan of Liquidation and our dissolution requires the affirmative vote of the holders of at least two thirds (66 2/3%) of the outstanding shares of common stock.

      Our board of directors believes that the Plan of Liquidation and the dissolution of our company are in the best interests of our stockholders and recommends a vote FOR this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

INFORMATION ABOUT NEW CENTURY

Overview

      New Century has been focused on high-growth companies. We have an equity interest in Princeton eCom, which offers electronic bill presentment and payment services via the internet and telephone. The Company also has an equity interest in Sharps, which provides medical-related disposal solutions for the healthcare, retail, residential and hospitality industries. The following table is a summary of our holdings as of December 31, 2003 (in thousands, except ownership percentages):

	Ownership	Gross	Net Book
Investment	%	Investment	Value

Princeton	36.2%	$77,276	$6,567
Sharps	8.5%	$970	$666

      In January 2004, our investment in Sharps decreased to $277,000, which represents 3.6% of the outstanding shares (see section “Continuing Operations — Sharps” for further discussion). In March 2004, our ownership percentage in Princeton eCom decreased to 28.9% of the outstanding shares, in conjunction with a $10.3 million equity financing of Princeton eCom, in which the Company did not participate.

      In October 2000, we completed the sale of our Transaction Processing and Software divisions to Platinum Holdings of Los Angeles, California. The initial consideration for the sale was $49.7 million. Under the terms of the sale, we were entitled to receive up to $20 million of additional consideration in the form of royalty payments if the divisions that we sold achieved certain post-closing revenue targets, though none of the divisions we sold to Platinum achieved the post-closing revenue targets necessary to generate royalty payments to us. However, we did receive payments totaling $7.5 million for consulting services provided to Platinum over the twenty-four month period subsequent to the sale, which were reported in other income (expense) as consulting income.

Preliminary Results for the Three Months ended March 31, 2004

      While our results of operations for the three months ended March 31, 2004 are not yet available, based on preliminary results, we currently estimate our selling, general and administrative expenses to be $0.6 million, equity in net loss of affiliate to be $1.2 million and net loss per common share to be $0.05. In addition, at March 31, 2004, we anticipate cash and cash equivalents of $4.4 million, total assets of $10.4 million and stockholders’ equity of $9.9 million. These estimates are preliminary in nature only and are subject in all respects to completion of various internal analyses and procedures necessary to finalize our review of our results of operations and financial position for the three months ended March 31, 2004.

Continuing Operations — Princeton eCom

      Since 1998, we have made multiple investments in Princeton eCom, all of which we account for under the equity method of accounting. As of December 31, 2003, we owned approximately 34.0% of the preferred stock of Princeton eCom, which represents approximately 36.2% of Princeton eCom’s outstanding stock, or approximately 31.7% of Princeton eCom’s stock on a fully diluted basis. In March 2004, our ownership percentage of the preferred stock, the outstanding stock and fully diluted stock in Princeton eCom decreased to 26.5%, 28.9% and 22.9%, respectively, in conjunction with the March 2004 equity financing of Princeton eCom in which we did not participate.

      Princeton eCom’s executive offices are located at 650 College Road East, Princeton, New Jersey 08540, and its phone number is (609) 606-3000.

Products

      Princeton eCom provides electronic bill presentment and payment, or EBPP, solutions to businesses and financial institutions serving their consumers or other businesses. Princeton eCom’s primary solutions include the following:

•	Electronic Collection, or “eCollect”, which is the electronic withdrawal of authorized funds from a customer’s credit card or bank account for the purposes of paying a delinquent account or making a one-time electronic bill payment. eCollect is accessible through a website, the telephone or a customer service specialist.

•	Consumer Billing, or “ePaybill”, which is an integrated electronic billing solution that presents a bill to a customer electronically, through a biller’s website, and allows a customer to execute an electronic payment.

•	Business Billing, or “ePaybill Plus”, which is an interactive electronic invoicing solution.

•	Electronic Payment, or “Pay Anyone”, which is a back office payment processing that integrates with a customer’s online banking service or home banking software provider.

•	Electronic Balance Transfer or “eBalance Transfer”, which is the transfer of outstanding balances to the customer’s credit services. Credit card and other balances, such as home equity loans, can be transferred electronically and consolidated into one credit service.

•	Electronic Lockbox, or “eLockbox” which is an error-detection platform designed to search for and correct errors prior to posting to the accounts receivable system.

      Each of Princeton eCom’s solutions is designed to integrate with its customers’ accounting systems. The use of electronic methods to deliver billing solutions and to receive payment is designed to:

•	allow the customer to reduce billing and collection costs,

•	reduce the processing time typically experienced with the traditional paper method,

•	result in faster access to funds upon payment, and

•	increase customer satisfaction by providing an interactive means by which the customer can access at their convenience.

Markets

      Princeton eCom markets its products to businesses and financial institutions which provide a large volume of bills to its customers. The consumer billing market consists primarily of businesses which bill consumers on a regular basis, typically monthly. This market includes telecommunication companies, mortgage institutions, insurance companies and utility and cable companies. Princeton eCom also provides services and solutions to the business billing market. This market includes small businesses and service companies with regular recurring monthly bills and large manufacturing enterprises that require a more comprehensive and complex invoicing solution such as NetTransact®, a Bottomline Technologies business invoicing solution hosted and implemented by Princeton eCom for large business billers. The payment processing business consists of financial institutions that offer customers electronic bill payment services as part of online banking products, electronic collections and payments made as part of an electronic bill presentment and payment solution.

Competition

      The market for EBPP is highly competitive. Princeton eCom competes with other providers and developers of EBPP solutions and services, as well as the internal departments of companies that choose to develop their own EBPP solutions. Two of Princeton eCom’s competitors, Checkfree and Metavante, are large organizations with greater financial resources. The principal competitive factors in Princeton eCom’s market include:

•	responsiveness to client needs,

•	timeliness of implementation,

•	quality of service, and

•	technical expertise.

      Princeton eCom’s ability to compete also depends on a number of competitive factors outside Princeton eCom’s control, such as,

•	comparable services and products,

•	the extent of competitors’ responsiveness to customer needs, and

•	the ability of Princeton’s competitors to hire, retain and motivate key personnel.

Continuing Operations — Sharps Compliance Corp.

      Sharps is a provider of solutions for disposing of medical waste. In October 2001, we participated in a private placement financing and purchased 700,000 shares of common stock of Sharps for $770,000. In January 2003, we purchased an additional 200,000 shares of Sharp’s common stock for $200,000. As of December 31, 2003, we owned approximately 8.5% of the outstanding common stock of Sharps. In January 2004, our ownership percentage decreased to 3.6% of outstanding shares. We account for our investment in Sharps under Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”

      In January 2004, we transferred 525,000 shares of our Sharps common stock, valued at $389,000, to the former majority shareholders of Operator Service Company, which we will refer to as OSC. We accomplished this transfer under a settlement agreement with the former majority shareholders of OSC to settle all claims related to our April 2000 acquisition of OSC. In connection with that settlement, we entered into a voting rights agreement with the former OSC majority shareholders which allows us to direct the vote of shares of New Century shares that they own. As a result of this transfer, our percentage interest in Sharps dropped to approximately 3.6% of the outstanding shares.

Continuing Operations — FIData, Inc./ MicroBilt Corporation

      We used to provide Internet-based loan approval products to the financial services industry through our former wholly owned subsidiary, FIData, Inc. FIData developed and marketed a loan application engine for use primarily by credit unions and small financial institutions throughout the United States.

      In October 2001, FIData merged with and into privately held MicroBilt Corporation. In the merger, we exchanged our shares of FIData for shares representing 9.0% of the outstanding capital stock of MicroBilt.

      In April 2003, we received notice that Bristol Investments, Ltd. and MicroBilt filed suit against us and one of our officers alleging breach of contract and misrepresentation in connection with the merger of FIData into MicroBilt. In October 2003, the Company settled the suit by surrendering its ownership of the common stock of MicroBilt to Bristol. This settlement resolves all claims brought by and against us and one of our officers.

Discontinued Operations — Tanisys Technology, Inc.

      In August 2001, we purchased, for $1 per share, 1,060,000 shares of the Series A Preferred Stock of Tanisys Technology, Inc. (“Tanisys”), in a private placement financing. As of December 31, 2002, our 1,060,000 shares of Series A Preferred Stock represented approximately 36.2% of the voting power of Tanisys. Because we were deemed to control Tanisys for accounting purposes, we consolidated the financial statements of Tanisys. However, because we had a different accounting year than Tanisys, we consolidated Tanisys’ financial statements on a three-month lag. Accordingly, the operating results of Tanisys from the purchase date to September 30, 2002, were included herein.

      Tanisys designed, manufactured and marketed production level automated test equipment for a variety of semiconductor memory technologies, including Dynamic Random Access Memory, Synchronous Dynamic Random Access Memory, Double Data Rate Synchronous DRAM, Rambus DRAM, and flash memory.

      In February 2003, we sold our preferred stock in Tanisys to ATE Worldwide LLC. Accordingly, the operations of Tanisys have been classified as discontinued operations. The Company received approximately $0.2 million in exchange for its preferred stock.

Discontinued Operations — Transaction Processing

      Through our former wholly owned subsidiaries Billing Concepts, Inc., Enhanced Services Billing, Inc., BC Transaction Processing Services, Inc. and Operator Service Company, we provided third-party billing clearinghouse and information management services to the telecommunications industry.

Discontinued Operations — Software

      Aptis, Inc. developed, marketed and supported convergent billing and customer care software applications primarily to the telecommunications industry. Aptis offered products and services to these companies through licensing agreements and outsourcing arrangements. Aptis was sold as part of the Billing Concepts sale.

Employees

      As of December 31, 2003, we had five full-time corporate employees and no part-time employees. None of our employees are represented by a union. We believe that our employee relations are good.

Properties

      In February 2004, we leased approximately 1,700 square feet of space at 10101 Reunion Place, Suite 970, San Antonio, Texas, which will serve as the corporate headquarters, beginning in April 2004. In the event the Princeton Sale and related Plan of Liquidation is not approved, we believe that the new facility is adequate to meet our current and future needs.

Legal Proceedings

      We were engaged in discussions with the staff of the Federal Trade Commission’s, or FTC’s, Bureau of Consumer Protection regarding a proposed complaint by the FTC alleging potential liability arising primarily from the alleged “cramming” of charges for non-regulated telecommunication services by certain of the our customers. “Cramming” is the addition of charges to a telephone bill for programs, products or services the consumer did not knowingly authorize. These allegations related to business conducted by subsidiaries that we sold on October 23, 2000. In August 2001, we reached a settlement with the FTC, which included a payment to the FTC of $350,000. We believe that this settlement fully resolves all issues related to the FTC’s inquiry.

      In April 2003, we received notice that Bristol and MicroBilt filed suit against us and one of our officers alleging breach of contract and misrepresentation in conjunction with the October 2001 merger of FIData into MicroBilt. In October 2003, we settled the suit by surrendering our ownership of the common stock of MicroBilt to Bristol. We believe that this settlement resolves all claims brought by and against us and our officers.

      In January 2004, we entered into an agreement with the former majority shareholders of OSC to settle all claims related to our April 2000 acquisition of that company. Under the terms of the agreement, we transferred 525,000 shares of the common stock of Sharps, valued at $389,000, to the former majority shareholders of OSC. In connection with that settlement, we also entered into a voting rights agreement with the former OSC majority shareholders which allows us to direct the vote of shares of New Century shares that they own. As a result of this transfer, our percentage interest in Sharps dropped to approximately 3.6% of the outstanding shares.

      We are not currently aware of any other material litigation, claims or assessments against us.

Market for Our Common Equity and Related Stockholder Matters

Market Information

      Our common stock, par value $0.01 per share, is currently quoted on the Over-the-Counter Bulletin Board under the symbol “NCEH.OB”. From June 21, 2002 to October 9, 2003, our common stock was quoted on the Nasdaq SmallCap Market under the symbol “NCEH”. From February 8, 2001 to June 20, 2002, our common stock was quoted on the Nasdaq National Market under the symbol “NCEH”. Prior to February 8, 2001, our common stock was quoted on the Nasdaq National Market under the symbol “BILL”. The table below sets forth the high and low bid prices for our common stock from January 1, 2002, through December 31, 2003, as reported by Nasdaq. These price quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions:

	High	Low

Year Ended December 31, 2002:
1st Quarter	$0.78	$0.39
2nd Quarter	$0.78	$0.14
3rd Quarter	$0.47	$0.29
4th Quarter	$0.39	$0.25
Year Ended December 31, 2003:
1st Quarter	$0.45	$0.27
2nd Quarter	$0.59	$0.19
3rd Quarter	$0.75	$0.20
4th Quarter	$0.52	$0.27
Year Ended December 31, 2004
1st Quarter	$0.20	$0.39

Stockholders

      As of April 30, 2004, there were 34,653,104 shares of our common stock outstanding, held by 538 holders of record. The last reported sales price of our common stock on April 30, 2004, was $0.23 per share.

Dividend Policy

      We have never declared or paid any cash dividends on our common stock. Unless and until we make liquidating distributions to our shareholders pursuant to the Plan of Liquidation and dissolution discussed in this proxy, we presently do not anticipate paying any cash dividends on the common stock.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of April 30, 2004, and includes:

•	all persons who are beneficial owners of five percent (5%) or more of our common stock;

•	each director of New Century;

•	the named executive officers of New Century; and

•	all current directors and executive officers as a group.

      As of April 30, 2004, 34,653,104 shares of our common stock were outstanding. For purposes of this proxy statement, beneficial ownership is defined in accordance with the rules of the SEC to mean generally the power to vote or to dispose of shares, regardless of any economic interest therein. The persons listed have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

      Information with respect to beneficial ownership of the directors and named executive officers is based upon information furnished by each director or officer of New Century or contained in filings made with the SEC. With the exception of shares that may be acquired by employees pursuant to the 401(k) Retirement Plan, the amount of beneficial ownership includes shares subject to acquisition within 60 days of April 30, 2004 by such person or group.

	Amount and Nature of
Name	Beneficial Ownership		Percent of Class(1)

5% Stockholders
Jack Silver	2,392,000	(2)	6.9%
660 Madison Avenue
New York, NY 10021
Michael R. Smith	2,308,841	(4)	6.7%
5302 Avenue Q
Lubbock, TX 79412
Named Executive Officers and Directors
Parris H. Holmes, Jr.	3,646,201	(5)	10.5%
David P. Tusa	725,367	(6)	2.1%
Gary D. Becker	263,400	(7)	*
C. Lee Cooke, Jr.	554,616	(8)	1.6%
Justin L. Ferrero	100,000	(9)	*
Stephen M. Wagner	50,000	(10)	*
All executive officers and directors as a group	5,339,584	(11)	15.4%

*	Represents less than 1% of the issued and outstanding shares of common stock.

(1)	Based on a total of 34,653,104 shares of Common Stock issued and outstanding on April 30, 2004, and shares of common stock deemed beneficially owned as described above. The shares deemed beneficially owned as described above are deemed outstanding when computing the percentage of ownership of each person or group of persons named above, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)	Based on information provided by The Nasdaq Stock Market, Inc. for record ownership as of December 31, 2003, the most recent date for which information is available to the Company.

(3)	Based on record ownership as of April 30, 2004.

(4)	Based upon a January 2004 voting rights agreement, the Company holds the right to direct the vote of the common stock owned by Mr. Smith.

(5)	Includes 2,187,500 shares that Mr. Holmes has the right to acquire upon the exercise of stock options, 333,333 shares that his spouse has the right to acquire upon the exercise of stock options, 3,500 shares held in an individual retirement account and 63,319 shares held by his spouse in an individual retirement account.

(6)	Includes 706,667 shares that Mr. Tusa has the right to acquire upon the exercise of stock options.

(7)	Includes 130,000 shares that Mr. Becker has the right to acquire upon the exercise of stock options.

(8)	Represents 548,656 shares that Mr. Cooke has the right to acquire upon the exercise of stock options and 5,960 shares that Mr. Cooke holds in an individual retirement account.

(9)	Represents 100,000 shares that Mr. Ferrero has the right to acquire upon the exercise of stock options.

(10)	Represents 50,000 shares that Mr. Wagner has the right to acquire upon the exercise of stock options.

(11)	Includes 4,056,156 shares that the six (6) Directors and Executive Officers have the right to acquire upon exercise of stock options and 72,779 shares held in individual retirement accounts at April 30, 2004.

Selected Financial Data

      The following table presents selected financial and other data for New Century. The statement of operations data for the years ended December 31, 2003, 2002 and 2001, the transition quarter ended December 31, 2000 and the years ended September 30, 2000 and 1999, and the balance sheet data as of December 31, 2003, 2002, 2001 and 2000, and September 30, 2000 and 1999, presented below are derived from the audited Consolidated Financial Statements of New Century. The data presented below for the years ended December 31, 2003, 2002 and 2001 should be read in conjunction with the Consolidated Financial Statements and the notes thereto, Management’s Discussion and Analysis of Financial Condition and Results of Operations and the other financial information included elsewhere in this proxy statement.

					Year Ended
	Year Ended December 31,			Quarter	September 30,
				Ended
	2003	2002	2001	2000(1)	2000	1999

	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Operating revenues	$—	$—	$502	$163	$410	$—
Gross (loss) profit	—	—	(62)	10	61	—
Operating loss from continuing operations	(3,174)	(3,560)	(14,590)	(2,316)	(16,303)	(5,421)
Net loss from continuing operations	(6,486)	(18,538)	(38,328)	(5,086)	(26,579)	(5,224)
Net (loss) income from discontinued operations, net of income taxes	—	(962)	(98)	—	(6,565)	21,046
Net income (loss) from disposal of discontinued operations, net of income taxes	(30)	2,254	2,385	—	(9,277)	—
Net (loss) income	(6,516)	(17,246)	(36,041)	(5,086)	(42,421)	15,822

					Year Ended
	Year Ended December 31,			Quarter	September 30,
				Ended
	2003	2002	2001	2000(1)	2000	1999

	(In thousands, except per share data)
Basic and diluted (loss) income per common share:
Net loss from continuing operations	$(0.19)	$(0.54)	$(1.10)	$(0.13)	$(0.67)	$(0.14)
Net (loss) income from discontinued operations, net of income taxes	—	(0.03)	—	—	(0.16)	0.57
Net income (loss) from disposal of discontinued operations, net of income taxes	—	0.07	0.07	—	(0.23)	—
Net (loss) income	(0.19)	$(0.50)	$(1.03)	$(0.13)	$(1.06)	$0.43
Dividends per common share	$—	$—	$—	$—	$—	$—
Weighted average common shares outstanding	34,379	34,217	34,910	38,737	39,909	37,116
Consolidated Balance Sheet Data:
Working capital	$4,357	$8,454	$9,532	$32,454	$2,968	$73,553
Total assets	13,036	20,124	39,577	81,176	97,103	113,417
Long-term obligations and redeemable preferred stock	—	—	—	—	—	—
Additional paid-in capital	70,476	70,346	70,342	90,403	88,819	63,771
(Accumulated deficit) Retained earnings	(59,097)	(52,581)	(35,335)	706	5,792	48,213

(1)	The quarter ended December 31, 2000, represents the three-month transition period between fiscal years 2001 and 2000.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

      The following discussion should be read in conjunction with our discussion elsewhere in “Information About New Century”, our Consolidated Financial Statements, the Notes thereto and the other financial information included elsewhere in this proxy statement.

Continuing Operations

Operating Revenues

      We do not presently have revenues from operations. In the past, FIData, our former subsidiary, was responsible for generating substantially all of our operating revenues. FIData’s earned revenues primarily through transaction fees for processing loan applications, implementation fees for new customers and a variety of customer service related fees. As discussed above on page 40, we sold FIData in October 2001.

Cost of Revenues

      Cost of revenues, also generated by FIData, included the costs incurred to offer a variety of customer service opportunities to its customers. We sold FIData in October 2001.

Selling, General and Administrative Expenses

      Selling, general and administrative expenses are comprised of all selling, marketing and administrative costs incurred in direct support of our business operations. During the year ended December 31, 2003, our selling, general and administrative expenses totaled $3.0 million, compared to $3.4 million during the year ended December 31, 2002 and $7.9 million during the year ended December 31, 2001. The decrease in selling, general and administrative expenses relates to an overall reduction in expenditures and corporate personnel, as well as the sale of FIData in October 2001.

      In November 2001, we entered into an Amended and Restated Employment Agreement with our Company’s Chairman and Chief Executive Officer, Parris H. Holmes, Jr. As part of the employment agreement, we purchased a split-dollar life insurance policy with a trust beneficially owned by Mr. Holmes pursuant to which we paid the annual insurance premium of $172,000. The underlying life insurance policy had a face value of $4.5 million and required remaining annual premium payments through March 2012, totaling $1,548,000. In December 2003, Mr. Holmes and we agreed to amend the employment agreement cease payments on the split dollar life insurance policy in exchange for payments by us to, and on behalf of, Mr. Holmes totaling $699,391 in cash. Accordingly, we assigned to Mr. Holmes, and Mr. Holmes assumed, all future obligations and benefits related to the split dollar life insurance policy. Mr. Holmes released and discharged us from any further obligation to provide or fund any life insurance for his benefit. The remaining provisions of our employment agreement with Mr. Holmes remain in full force and effect. We included the entire $0.7 million, in our selling, general and administrative expenses during the year ended December 31, 2003. In December 2003, we paid $0.2 million of the total $0.7 million. We accrued the remaining $0.5 million at December 31, 2003 and paid it to Mr. Holmes in January 2004.

Depreciation and Amortization

      We incur depreciation and amortization expense with respect to certain assets, including computer hardware, software, office equipment, furniture, goodwill and other intangibles. During the year ended December 31, 2003, depreciation and amortization expense totaled $0.2 million, compared to $0.2 million during the year ended December 31, 2002 and $1.7 million during the year ended December 31, 2001. Depreciation and amortization expense primarily related to our amortization of the goodwill of FIData during the year ended December 31, 2001. The decrease in depreciation and amortization expense results from the sale of FIData in October 2001.

Impairment Loss

      Impairment loss for the year ended December 31, 2001, includes a $5.0 million impairment related to the long-lived assets of FIData. The impairment loss reflects the difference between the carrying value and the net realizable value of the assets. The impairment loss consisted of $4.5 million related to goodwill (whose carrying value prior to impairment was $4.5 million) and $0.5 million related to capitalized software (whose carrying value prior to impairment was $0.8 million).

Equity in Net Loss of Affiliates

      Equity in net loss of affiliates totaled $2.7 million during the year ended December 31, 2003, compared to $18.9 million and $28.8 million during the years ended December 31, 2002 and 2001, respectively. The decline in the equity pickups of Princeton eCom is the result of the declining net loss generated by Princeton eCom, coupled with our lower ownership percentages over the years. See Princeton eCom caption below for further discussion on the results of operations of Princeton eCom.

Impairment of Investments in Affiliates

      During the year ended December 31, 2003, we evaluated the realizability of our investment in Sharps in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. We compared the fair market value of our investment in Sharps to the carrying value of the investment to determine the impairment. Based upon the current fair market value, we determined that our investment in Sharps was permanently impaired by $0.3 million and accordingly, recorded an impairment write-down, which is included in other income (expense) as impairment of investments in affiliates.

      During the year ended December 31, 2001, we evaluated the realizability of our investment in Princeton in accordance with SFAS No. 121, “Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of”. We compared the fair market value of our investment in Princeton to the carrying value of the investment to determine the impairment. Based upon private equity markets at that time, we determined that our investment in Princeton was impaired by $1.8 million and accordingly, recorded an impairment write-down, which is included in other income (expense) as impairment of investments in affiliates.

Litigation Settlement

      During the year ended December 31, 2003, our net other expense includes a litigation settlement of $0.3 million, representing the transfer of our capital stock of MicroBilt to Bristol. In April 2003, we received notice that Bristol and MicroBilt filed suit against us and one of our officers alleging breach of contract and misrepresentation in conjunction with the October 2001 merger of FIData into MicroBilt. In October 2003, we settled the suit by surrendering our MicroBilt common stock to Bristol. We believe that this settlement resolves all claims brought by and against us and one of our officers.

Income Tax Benefit

      Our effective income tax benefit rate was 0% for the years ended December 31, 2003 and 2002, compared to 2.1% for the year ended December 31, 2001. Our effective income tax benefit rate was lower than the federal statutory benefit rate due to certain expenses we recorded for financial reporting purposes that are not deductible for federal income tax purposes, including the equity in net loss and impairment of affiliates and the amortization and impairment of FIData goodwill.

Princeton eCom

      Princeton eCom’s statements of operations for the years ended September 30, 2003, 2002 and 2001, have been used to calculate the equity in net loss recorded in our statements of operations for the years ended December 31, 2003, 2002 and 2001, respectively. Princeton eCom’s summarized statements of operations are as follows:

	Year Ended September 30,

	2003	2002	2001

	(In thousands)
Revenues	$35,309	$28,559	$19,920
Gross profit	16,026	11,300	3,442
Loss from operations	(7,965)	(30,234)	(55,771)
Net loss	(7,674)	(32,462)	(59,435)

      Earnings before interest, taxes, depreciation and amortization, or EBITDA, is a key indicator used by management to evaluate the operating performance of Princeton eCom. While EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an indicator of operation performance or an alternative to cash flow as a measure of liquidity, it is included herein to provide additional information with respect to Princeton’s ability to meet future debt service, capital expenditure and working capital requirements. This calculation may differ in method of calculation from similarly title measures used by other companies. Princeton eCom’s EBITDA is calculated as follows:

	Year Ended September 30,

	2003	2002	2001

	(In thousands)
Net loss	$(7,674)	$(32,462)	$(59,435)
Less:
Depreciation and amortization expense	(5,878)	(6,620)	(5,298)
Interest (expense) income	—	(2,294)	(2,992)
Income tax benefit	292	—	—

EBITDA	$(2,088)	$(23,548)	$(51,145)

      Princeton eCom’s revenues increased to $35.3 million during the year ended September 30, 2003, from $28.6 million and $19.9 million during the years ended September 30, 2002 and 2001, respectively. The increase in revenues is a result of an increase in the number of financial institution and biller customers coupled with an increase in bill presentment and payment transactions.

      During the quarter ended December 31, 2003, Princeton eCom’s revenues were adversely affected by the loss of certain customers. As a result, the management team of Princeton eCom intensified its new sales efforts and implemented a channel partner strategy with the goal of replacing the loss of revenues as quickly as possible. There can be no assurances that Princeton eCom will replace the revenues attributable to the lost customers.

      Princeton eCom’s gross profit, loss from operations and net loss improved during the year ended September 30, 2003 compared to the prior years. This improvement is the result of the increase in revenues (discussed above), reductions to operating expenses made in 2002 and impairment charges recorded during the years ended September 30, 2002 and 2001, relating to property and equipment, employee separations and contract settlements (discussed below). Princeton eCom’s gross profit, loss from operations and net loss for the year ending September 30, 2004, will be negatively impacted by the loss of revenues mentioned above.

      For the year ended September 30, 2002, loss from operations of $30.2 million includes special charges totaling $12.5 million. Approximately $9.3 million of the special charges relate to the implementation of a strategic restructuring plan to streamline Princeton eCom’s operations by reducing operating expenses primarily through workforce reductions ($5.8 million) and renegotiating significant contracts and leases ($3.5 million). The additional charges relate to the write-down of a portion of the asset value of Princeton eCom’s property and equipment. The impairment was recognized as the future undiscounted cash flows for Princeton eCom were estimated to be insufficient to recover the related carrying values of the property and equipment.

      For the year ended September 30, 2001, loss from operations of $55.8 million includes special charges totaling $13.3 million. Approximately $10.7 million of the special charges relate to the impairment of the long-lived assets acquired through the Quicken Bill Manager acquisition (see further discussion below). The impairment of the long-lived assets was measured by Princeton eCom due to factors including accumulated costs significantly in excess of the amount originally expected, a significant current period operating and cash flow loss and a projection that demonstrated continuing losses associated with these assets. The additional impairment charges of $2.6 million relate to capitalized software license fees used by Princeton eCom to generate revenues from multiple customers. The solutions to generate these revenues were no longer being utilized by Princeton eCom’s customers and, therefore, the assets were impaired.

      In May 2001, Princeton eCom announced its acquisition of Quicken Bill Manager from Intuit Inc. Quicken Bill Manager provides online bill presentment and payment services by processing payments for customers utilizing Intuit’s Quicken personal financial management software. Under the terms of the acquisition agreement, Princeton eCom acquired the assets of Intuit’s Quicken Bill Manager through the purchase of certain technologies from Intuit and all of the outstanding shares of Venture Finance Services Corp., a wholly owned subsidiary of Intuit.

      In the first quarter of 2002, Princeton eCom suspended its development of the Quicken Bill Manager as a result of an overall corporate shift in focus and an effort to reduce expenditures. Princeton eCom continues to retain the front-end technology acquired from Intuit, but is currently placing greater emphasis on its core transaction processing businesses.

Discontinued Operations

Net Loss from Discontinued Operations

      Tanisys’ statements of operations for the year ended September 30, 2002 and from the purchase date through September 30, 2001, including adjustments made under the purchase method of accounting, were consolidated in our statements of operations for the years ended December 31, 2002 and 2001, respectively. Tanisys’ statements of operations consolidated herein (presented as net loss from discontinued operations) are as follows:

		Purchase
	Year Ended	Date through
	September 30,	September 30,
	2002	2001

	(In thousands)
Operating revenues	$2,619	$686
Operating expenses:
Cost of revenues	1,999	367
Selling, general and administrative expenses	1,511	378
Research and development expenses	1,506	411
Depreciation and amortization expense	139	16

Operating loss from discontinued operations	(2,536)	(486)
Other income (expense):
Interest income	5	2
Interest expense	(816)	(110)
Other income (expense), net	83	(23)
Minority interest in consolidated affiliate	2,302	519

Total other income, net	1,574	388

Net loss from discontinued operations	$(962)	$(98)

      Operating revenues were comprised of sales of production-level equipment along with related hardware and software, less returns and discounts.

      Cost of revenues was comprised of the costs of all components and materials purchased for the manufacture of products, direct labor and related overhead costs. Cost of revenues for the year ended September 30, 2002, included a $0.5 million inventory write-down for excess and obsolete inventories of Tanisys, due to the decline in the semiconductor industry and the uncertainty of future sales volumes.

      Selling, general and administrative expenses were comprised of all selling, marketing and administrative costs incurred in direct support of the business operations of Tanisys.

      Research and development expenses consisted of all costs associated with the engineering design and testing of new technologies and products.

      Depreciation and amortization expenses were incurred with respect to certain assets, including computer hardware, software, office equipment, furniture and other intangibles.

      Net other income consisted primarily of interest income, interest expense and minority interest, plus other miscellaneous income and expenses including interest expense resulting from the amortization of debt discount related to the note payable to the minority stockholders.

Net (Loss) Income from Disposal of Discontinued Operations

      During the year ended December 31, 2003, net loss from disposal of discontinued operations is comprised of income of $0.2 million from the sale of Tanisys and $0.2 million from the reduction of accruals related to discontinued operations, offset by expense of $0.4 million to settle claims related to the April 2000 acquisition of OSC. In exchange for approximately $0.2 million, we sold our preferred stock in Tanisys to ATE Worldwide LLC, whose majority shareholder is a leader in the semiconductor testing equipment market. Based upon estimates of future liabilities related to the divested entities classified as discontinued operations, we reduced our related accruals to $0 and accordingly, recorded $0.2 million as income. In January 2004, we entered into an agreement with the former majority shareholders of OSC to settle all claims related to our April 2000 acquisition of OSC. Under the terms of the agreement, we transferred to the former OSC majority shareholders 525,000 shares of the common stock of Sharps, which results in a non-cash charge in 2003 of approximately $0.4 million in conjunction with the settlement agreement.

      During the year ended December 31, 2002, net income from disposal of discontinued operations is comprised of income of $2.2 million related to an income tax refund and $0.1 million from the reduction of accruals related to the divested entities classified as discontinued operations (based upon estimates of future liabilities at that time). During 2002, we filed our federal income tax return with the Internal Revenue Service for the tax fiscal year ended September 30, 2001 (which includes the Transaction completed in October 2000) and received a refund claim totaling $2.2 million. The income tax refund is included in net income from disposal of discontinued operations as the refund relates to those companies sold in the Transaction.

      During the year ended December 31, 2001, net income from disposal of discontinued operations includes income of $2.4 million related to the reduction of accruals related to the divested entities classified as discontinued operations (based upon estimates of future liabilities at that time).

Liquidity and Capital Resources

      Our cash balance decreased to $5.3 million at December 31, 2003, from $8.7 million at December 31, 2002. This decrease relates to the receipt of $0.2 million from the sale of Tanisys’ preferred stock in January 2003, offset by the $1.2 million invested in Princeton eCom in August 2003, the $0.2 million invested in Sharps in January 2003 and the cash portion of corporate expenses.

      Our operating cash requirements consist principally of funding of corporate expenses and capital expenditures.

      During the year ended December 31, 2003, we incurred capital expenditures totaling $6,000, which related primarily to the purchase of computer equipment and software. We currently anticipate minimal capital expenditures before acquisitions, if any, during the year ended December 31, 2004.

      Our cash balance of $5.3 million at December 31, 2003, is expected to decrease to approximately $3.1 million at December 31, 2004, primarily as a result of anticipated corporate cash expenditures of $1.6 million, plus payments totaling $0.5 million related to Mr. Holmes’ split-dollar life insurance. If the Princeton Sale and related Plan of Liquidation is not approved, we believe that the cash balance at December 31, 2003 is sufficient to fund our operations for the next twelve-month period. As we have noted previously, we do not plan to participate in any future financings of Princeton, Sharps or any other investment. Our cash position could be increased by any proceeds from the sale of our investments in Princeton or Sharps.

      In the event the Princeton Sale and related Plan of Liquidation is approved, we would use our cash to liquidate. As of July 6, 2004 (the date of the special stockholder meeting), our cash position is estimated to be approximately $4.1 million. In addition to our corporate cash, the liquidation proceeds would include proceeds of $10.0 million in cash from the Princeton Sale. We also currently hold 375,000 common shares in Sharps which would be sold for an estimated $0.3 million. The above items represent approximately $14.1 million in estimated liquidation proceeds, before related transaction expenses.

      In conjunction with the proposed Plan of Liquidation, we anticipate utilizing cash through completion of the liquidation, including but not limited to: (i) ongoing operating costs of approximately $0.5 million for the liquidation period following shareholder approval, (ii) payment of approximately $0.6 million to Mr. Holmes for his interest in the Company’s holdings of Princeton eCom, (iii) legal, consulting and other transaction related fees estimated at $0.5 million, (iv) severance related expenditures totaling approximately $2.6 million, (iii) other costs, including costs of accrued liabilities, insurance, vendor arrangement and lease termination and other wind down costs estimated to range from $0.5 million to $1.4 million. In addition, the Company has initially determined that approximately $0.6 million to $0.7 million should be reserved for any unknown liabilities that may arise. As a result, the Company currently estimates that it should be able to distribute to its shareholders, in one or more cash distributions over time, approximately $8.1 million to $9.2 million, or $0.23 to $0.27 per share, in liquidation. These amounts are estimates only, and the amount distributed could be higher or lower.

Lease Guarantees

      During the year ended September 30, 1999, we entered into an agreement to guarantee the terms of Princeton eCom’s lease for office space at 650 College Road East, Princeton, New Jersey. This guarantee has been terminated with a substitute collateral arrangement entered into by Princeton eCom and its landlord.

      Under the terms of the sale of Billing Concepts to Platinum, Platinum agreed to assume all leases and corresponding obligations associated with the Transaction Processing and Software divisions. Prior to the sale, we guaranteed two operating leases for office space of the divested divisions. The first lease is related to office space located in San Antonio, Texas, and expires in 2006. Under the original terms of the first lease, the remaining undiscounted minimum rent payments total $5.2 million at December 31, 2003. The second lease is related to office space located in Austin, Texas, and expires in 2010. Under the original terms of the second lease, the remaining undiscounted minimum rent payments total $8.5 million at December 31, 2003. We do not believe it is probable that we will be required to perform under these lease guarantees. In addition, Platinum has agreed to indemnify us for any claims under our guarantees. We intend to make any necessary provision for unmatured contingent liabilities, including these lease guarantees, as discussed in “Principal Provisions of the Plan of Liquidation — Contingency Reserve” on page 30.

Off-Balance-Sheet Arrangements

      As discussed above, we presently guarantee the terms of two leases for office space (discussed above). However, we do not believe it is reasonably likely that we will be required to perform under the lease guarantees nor will the guarantees have a future effect on our financial condition.

Contractual Obligations

      Our contractual obligations are as follows (in thousands):

Payments Due by Period

		Less than			More than
Contractual Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years

Long-term debt obligations	$—	$—	$—	$—	$—
Capital lease obligations	—	—	—	—	—
Operating lease obligations	114	41	73	—	—
Purchase obligations	—	—	—	—	—
Other long-term liabilities reflected on balance sheet under GAAP	—	—	—	—	—

Total	$114	$41	$73	$—	$—

      The operating lease obligations reflected in the table above represent our lease for office space, which is discussed further under the caption “Properties” in this proxy statement.

Seasonality

      Our operations are not significantly affected by seasonality.

Effect of Inflation

      Inflation has not been a material factor affecting our business. General operating expenses, such as salaries, employee benefits, insurance and occupancy costs, are subject to normal inflationary pressures.

New Accounting Standards

      In June 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, which requires among other items, that liabilities for the costs associated with exit or disposal activities be recognized when the liabilities are incurred, rather than when an entity commits to an exit plan. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. The effect of adoption of SFAS No. 146 is dependent on our activities subsequent to adoption.

      In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”, which requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee and expands the disclosures required to be made by a guarantor about its obligations under guarantees that it has issued. Initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified. The disclosure requirements were effective immediately and adopted for our Annual Report on Form 10-K for the year ended December 31, 2002.

      In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure requirements were effective for fiscal years ending after December 15, 2002. We adopted the disclosure provisions for our Annual Report on Form 10-K for the year ended December 31, 2002. As we continue to apply APB Opinion No. 25, “Accounting for Stock Issued to Employees”, the accounting for stock-based employee compensation will not change as a result of SFAS No. 148. The new interim disclosure provisions were effective for New Century beginning with the quarter ended March 31, 2003.

      In January 2003, the FASB issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities”, which requires that companies that control another entity through interests other than voting interests should consolidate the controlled entity. FIN 46 applies to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. The related disclosure requirements were effective immediately. Management does not believe the adoption of FIN 46 will have any impact on our financial position or results of operations.

      In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 establishes standards on the classification and measurement of financial instruments with characteristics of both liabilities and equity. We do not believe the adoption of SFAS No. 150 will have a material impact on our consolidated financial statements.

Critical Accounting Policies

Impairment of Investments

      We evaluate our investments in affiliates when events or changes in circumstances, such as a significant economic slowdown, indicate that the carrying value of the investments may not be recoverable. We perform reviews to determine whether the carrying value of an investment is impaired. If the comparison indicates that impairment exists, we write down the value of an investment to fair value. A decision regarding whether and how much an investment is impaired involves significant management judgment based on estimates available at the time.

Consolidation of Subsidiaries

      In general, the accounting rules and regulations require the consolidation of entities in which we hold an interest greater than 50% and the use of the equity method of accounting for entities in which we hold an interest between 20% and 50%. Exceptions to these rules are (i) when a company does not exercise control over the decision making of an entity although the company does own over 50% of the entity and (ii) when a company does exercise control over the decision making of an entity but the company owns between 20% and 50% of the entity.

      The first exception existed with respect to our ownership interest in Princeton eCom. As of December 31, 2001, we owned 57.4% of the outstanding shares of Princeton eCom, but the voting control was only temporary and we did not have the ability to exercise control over the decision making of Princeton eCom. Therefore, we did not consolidate the financial statements of Princeton eCom into our consolidated financial statements. Accordingly, we recorded our interest in Princeton eCom under the equity method of accounting. As of December 31, 2003, we owned 34.0% of the outstanding shares of Princeton eCom. Due to the significance of Princeton eCom to us, we file Princeton eCom’s complete audited financial statements as a financial statement schedule to our Form 10-K.

      The second exception existed with respect to our ownership interest in Tanisys. As of December 31, 2002 and 2001, our ownership interest was only 36.2% and 35.2%, respectively. However, we exercised control over the decision making of Tanisys. Therefore, Tanisys was consolidated into our financial statements. We sold our interest in Tanisys in February 2003.

Quantitative and Qualitative Disclosure About Market Risk

      We face interest rate risk primarily through our portfolio of cash equivalents and short-term marketable securities. We do not believe that we have significant exposure to market risks associated with changing interest rates as of December 31, 2003, because our intention is to maintain a liquid portfolio. We do not use derivative financial instruments in our operations.

VOTING AND VOTES REQUIRED

      All proxies will be voted in accordance with the stockholders’ instructions contained therein, and if no choice is specified, the proxies will be voted FOR the Princeton Sale, related Plan of Liquidation and our dissolution. With respect to any other matter properly presented at the special meeting, the persons named in the proxy will be authorized to vote, or otherwise act, in accordance with their judgment on such matter.

      A stockholder may revoke any proxy at any time before it is exercised by delivery of written revocation to the Secretary of New Century or by voting in person at the special meeting. A stockholder may also change a vote by signing another proxy with a later date or voting at a later date by telephone or Internet proxy. Attendance at the special meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the special meeting that the stockholder intends to revoke the proxy and vote in person.

      At the close of business on May 7, 2004, the record date for the determination of stockholders entitled to notice of and to vote at the special meeting, there were issued, outstanding and entitled to vote an aggregate of 34,653,104 shares of our common stock. Each share is entitled to one vote.

      Under our amended and restated by-laws, the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the special meeting shall constitute a quorum at the special meeting. Shares of common stock present in person or represented by proxy, including shares that abstain, represent broker non-votes or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present.

      The affirmative vote of the holders of at least two thirds (66 2/3%) of the shares of common stock issued and outstanding is required to approve and adopt the Princeton Sale, related Plan of Liquidation and our dissolution.

      Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have the effect of a vote against the proposal to approve the Plan of Liquidation and our dissolution.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

      On May 13, 2002, the Audit Committee of our Board of Directors elected to terminate our relationship with and dismiss Arthur Andersen LLP as our independent public accountants. Andersen’s report on our consolidated financial statements as of December 31, 2001, December 31, 2000 and September 30, 2000 and for the year ended December 31, 2001, the transition quarter ended December 31, 2000 and the years ended September 30, 2000 and September 30, 1999, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. No disagreements occurred with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      On July 2, 2002, the Audit Committee of our Board of Directors engaged Burton McCumber & Cortez, L.L.P. as the Company’s independent public accountants for the year ended December 31, 2002. Prior to Burton McCumber & Cortez’s engagement, neither we nor anyone on our behalf consulted with Burton McCumber & Cortez regarding any of the matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

OTHER MATTERS

      Our board of directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Cost of Solicitation

      We will bear all costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, fax, email and in-person meetings. We will also request that brokers, custodians and fiduciaries forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials. We have engaged D.F. King, an independent proxy solicitation firm, to assist us in soliciting proxies. We will pay the firm a fee of $30,000, plus incremental costs, and will reimburse the firm for its expenses.

Householding of Special Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy statement to you if you call or write us at the following address or phone number: New Century Equity Holdings Corp., 10101 Reunion Place, Suite 970, San Antonio, Texas 78216, Attention: Secretary, (210) 302-0444. If you would like to receive separate copies of shareholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Future Stockholder Proposals

      If the Princeton Sale does not occur or the Princeton Sale and the related Plan of Liquidation are not approved by our stockholders, we will inform our stockholders, by press release or other means determined reasonable by us, of the date by which stockholder proposals must be received by us for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

WHERE YOU CAN FIND MORE INFORMATION

      The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (www.sec.gov) that contains information that we file electronically with the SEC.

      Our board of directors encourages stockholders to attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend this meeting may vote their stock personally even though they have previously voted by proxy.

By Order of the Board of Directors,

DAVID P. TUSA
Corporate Secretary

                    May 10, 2004

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

      The Consolidated Financial Statements of New Century and Princeton eCom, and the related reports of New Century’s and Princeton eCom’s independent public accountants thereon, are included in this report at the page indicated.

REPORT OF MANAGEMENT

      The financial statements included herein have been prepared in conformity with accounting principles generally accepted in the United States of America. Management is responsible for preparing the consolidated financial statements and maintaining and monitoring the Company’s system of internal accounting controls. The Company believes that the existing system of internal controls provides reasonable assurance that errors or irregularities that could be material to the financial statements are prevented or would be detected in a timely manner. Key elements of the Company’s system of internal controls include careful selection of management personnel, appropriate segregation of conflicting responsibilities, periodic evaluations of Company financial and business practices, communication practices that provide assurance that policies and managerial authorities are understood throughout the Company, and periodic meetings between the Company’s audit committee, senior financial management personnel and independent public accountants.

      The consolidated financial statements as of and for the years ended December 31, 2003 and 2002, were audited by Burton McCumber & Cortez, L.L.P., independent public accountants, who have also issued a report on the consolidated financial statements.

Parris H. Holmes, Jr.
Chairman of the Board of Directors
and Chief Executive Officer

David P. Tusa
Executive Vice President,
Chief Financial Officer
and Corporate Secretary

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors

New Century Equity Holdings Corp.

      We have audited the accompanying consolidated balance sheets of New Century Equity Holdings Corp. (a Delaware corporation) and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Century Equity Holdings Corp. and Subsidiaries as of December 31, 2003 and 2002, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

BURTON MCCUMBER & CORTEZ, L.L.P.

Brownsville, Texas

March 29, 2004

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of

New Century Equity Holdings Corp.:

      We have audited the accompanying consolidated balance sheets of New Century Equity Holdings Corp. (formerly Billing Concepts Corp.) (a Delaware corporation) and subsidiaries (collectively, the “Company”) as of December 31, 2001, December 31, 2000 and September 30, 2000, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2001, for the transition quarter ended December 31, 2000 and for the years ended September 30, 2000 and September 30, 1999. We did not audit the financial statements of Tanisys Technology, Inc. (“Tanisys”), which reflect total assets and total revenues, respectively, of 9 percent and 58 percent of the related consolidated totals in 2001, and are summarized and included in Note 4. Those statements were audited by other auditors whose report, which was qualified as to Tanisys’ ability to continue as a going concern, has been furnished to us, and our opinion, insofar as it relates to the amounts included for Tanisys and the data in Note 4, is based solely on the report of the other auditors. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001, December 31, 2000 and September 30, 2000 and the results of their operations and their cash flows for the year ended December 31, 2001, for the transition quarter ended December 31, 2000 and for the years ended September 30, 2000 and September 30, 1999 in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP

San Antonio, Texas

March 25, 2002, except as discussed in Note 22
to the consolidated financial statements for which
the date is April 11, 2002

THIS REPORT IS A COPY OF A PREVIOUSLY ISSUED ARTHUR ANDERSEN LLP

REPORT AND IT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Tanisys Technology, Inc.:

      We have audited the accompanying consolidated balance sheet of Tanisys Technology, Inc. (a Wyoming corporation), and subsidiaries as of September 30, 2001, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tanisys Technology, Inc., and subsidiaries as of September 30, 2001, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

      Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred net losses of $2,360,995 for the year ended September 30, 2001. These factors, and others discussed in Note 1, raise substantial doubt about Tanisys Technology, Inc.’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

/s/ BROWN, GRAHAM AND COMPANY, P.C.

Austin, Texas

October 30, 2001

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,

	2003	2002

	(In thousands, except
	share data)
ASSETS
Current assets:
Cash and cash equivalents	$5,330	$8,704
Accounts receivable	28	9
Prepaid and other assets	309	330
Net current assets from discontinued operations	—	1,427

Total current assets	5,667	10,470
Property and equipment	616	687
Accumulated depreciation	(533)	(439)

Net property and equipment	83	248
Other non-current assets	53	53
Investments in affiliates	7,233	9,353

Total assets	$13,036	$20,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58	$30
Accrued liabilities	1,252	551
Net current liabilities from discontinued operations	—	1,435

Total current liabilities	1,310	2,016
Other non-current liabilities	—	1

Total liabilities	1,310	2,017
Commitments and contingencies — see Note 6
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized; 34,653,104 and 34,217,620 shares issued and outstanding	347	342
Additional paid-in capital	70,476	70,346
Accumulated deficit	(59,097)	(52,581)

Total stockholders’ equity	11,726	18,107

Total liabilities and stockholders’ equity	$13,036	$20,124

The accompanying notes are an integral part of these consolidated financial statements.

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,

	2003	2002	2001

	(In thousands, except per share data)
Operating revenues	$—	$—	$502
Operating expenses:
Cost of revenues	—	—	564
Selling, general and administrative expenses	3,021	3,403	7,879
Depreciation and amortization expense	153	157	1,684
Impairment loss	—	—	4,965

Operating loss from continuing operations	(3,174)	(3,560)	(14,590)
Other income (expense):
Interest income	77	158	1,043
Interest expense	—	(4)	(1)
Equity in net loss of affiliates	(2,723)	(18,891)	(28,830)
Impairment of investments in affiliates	(306)	—	(1,777)
Litigation settlement	(354)	—	—
Consulting income	—	3,125	3,750
Realized gains on available-for-sale securities	—	—	566
Other (expense) income, net	(6)	634	691

Total other expense, net	(3,312)	(14,978)	(24,558)

Loss from continuing operations before income tax benefit	(6,486)	(18,538)	(39,148)
Income tax benefit	—	—	820

Net loss from continuing operations	(6,486)	(18,538)	(38,328)
Discontinued operations:
Net loss from discontinued operations	—	(962)	(98)
Net (loss) income from disposal of discontinued operations, including income tax benefit of $0, $2,176 and $500, respectively	(30)	2,254	2,385

Net (loss) income from discontinued operations	(30)	1,292	2,287

Net loss	$(6,516)	$(17,246)	$(36,041)

Basic and diluted net (loss) income per common share:
Net loss from continuing operations	$(0.19)	$(0.54)	$(1.10)
Net loss from discontinued operations	—	(0.03)	—
Net income from disposal of discontinued operations	—	0.07	0.07

Net loss	$(0.19)	$(0.50)	$(1.03)

Weighted average common shares outstanding	34,379	34,217	34,910

The accompanying notes are an integral part of these consolidated financial statements.

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2003, 2002 and 2001

	Common Stock		Additional			Treasury Stock
			Paid-in	Accumulated	Deferred
	Shares	Amount	Capital	Deficit	Compensation	Shares	Amount	Total

	(In thousands)
Balances at December 31, 2000	42,507	$425	$90,403	$706	$(49)	(6,854)	$(18,755)	$72,730
Issuance of common stock	7	—	7	—	—	—	—	7
Exercise of stock options	4	—	8	—	—	—	—	8
Forfeiture of restricted common stock	(20)	—	(89)	—	—	—	—	(89)
Compensation expense	—	—	—	—	49	—	—	49
Purchase of treasury stock	—	—	—	—	—	(1,438)	(1,315)	(1,315)
Cancellation of treasury stock	(8,292)	(83)	(19,987)	—	—	8,292	20,070	—
Net loss	—	—	—	(36,041)	—	—	—	(36,041)

Balances at December 31, 2001	34,206	342	70,342	(35,335)	—	—	—	35,349
Issuance of common stock	12	—	4	—	—	—	—	4
Net loss	—	—	—	(17,246)	—	—	—	(17,246)

Balances at December 31, 2002	34,218	342	70,346	(52,581)	—	—	—	18,107
Issuance of common stock	435	5	130	—	—	—	—	135
Net loss	—	—	—	(6,516)	—	—	—	(6,516)

Balances at December 31, 2003	34,653	$347	$70,476	$(59,097)	$—	—	$—	$11,726

The accompanying notes are an integral part of these consolidated financial statements.

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Cash flows from operating activities:
Net loss from continuing operations	$(6,486)	$(18,538)	$(38,328)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization expense	153	157	1,684
Equity in net loss of and impairment of investments in affiliates	3,029	18,891	30,607
Litigation settlement	354	—	—
Loss on disposition of fixed assets	17	—	—
Impairment loss	—	—	4,965
Realized gains on available-for-sale securities	—	—	(566)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(19)	821	3,934
Decrease (increase) in prepaid and other assets	156	620	(68)
Increase (decrease) in accounts payable	28	(1)	(22)
Increase (decrease) in accrued liabilities	486	(744)	(1,550)
Increase (decrease) in other liabilities and other noncash items	136	620	(129)

Net cash (used in) provided by continuing operating activities	(2,146)	1,826	527
Net cash provided by (used in) discontinued operating activities	178	2,002	(5,006)

Net cash (used in) provided by operating activities	(1,968)	3,828	(4,479)
Cash flows from investing activities:
Purchases of property and equipment	(6)	(20)	(615)
Investments in available-for-sale securities	—	—	(16,500)
Proceeds from sale of available-for-sale securities	—	—	17,265
Investments in affiliates	(1,400)	(3,849)	(23,549)
Redemption of investments in affiliates	—	1,471	—
Other investing activities	—	(9)	(21)

Net cash used in investing activities	(1,406)	(2,407)	(23,420)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	4	14
Purchases of treasury stock	—	—	(1,314)

Net cash provided by (used in) financing activities	—	4	(1,300)

Net (decrease) increase in cash and cash equivalents	(3,374)	1,425	(29,199)
Cash and cash equivalents, beginning of period	8,704	7,279	36,478

Cash and cash equivalents, end of period	$5,330	$8,704	$7,279

Supplemental cash flow information:
Cash payments for income taxes	$—	$—	$500
Cash payments for interest	—	4	1
Non-cash investing and financing activities:
Assets disposed of in connection with FIData, Inc. disposition	—	—	(711)
Liabilities disposed of in connection with FIData, Inc. disposition	—	—	355

The accompanying notes are an integral part of these consolidated financial statements.

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003, 2002 and 2001

Note 1.	Business Activity

      New Century Equity Holdings Corp. (“NCEH”), formerly known as Billing Concepts Corp. (“BCC”), was incorporated in the state of Delaware in 1996. BCC was previously a wholly owned subsidiary of U.S. Long Distance Corp. (“USLD”) that, upon its spin-off from USLD, became an independent, publicly held company. NCEH and its subsidiaries (collectively, the “Company”) is focused on high-growth companies. The Company has an equity interest in Princeton eCom Corporation (“Princeton”), which offers electronic bill presentment and payment services via the internet and telephone. In August 2001, the Company purchased an interest in Tanisys Technology, Inc. (“Tanisys”), which designed, manufactured and marketed production level automated test equipment for a variety of memory technologies. The Company sold its interest in Tanisys in February 2003. The Company has an equity interest in Sharps Compliance Corp. (“Sharps”), which provides cost-effective medical-related disposal solutions for the healthcare, retail, residential and hospitality industries. Through its former wholly owned subsidiary FIData, Inc. (“FIData”), the Company provided Internet-based automated loan approval products to the financial services industries. In October 2001, the Company exchanged 100% of its stock of FIData for an equity interest in MicroBilt Corporation (“MicroBilt”), which was surrendered in October 2003 (see Note 3).

      In October 2000, the Company completed the sale of its Transaction Processing and Software divisions to Platinum Holdings (“Platinum”) of Los Angeles, California (the “Transaction”), for initial consideration of $49.7 million. In conjunction with the Transaction, the Company may have potentially received additional consideration consisting of royalty payments, assuming the achievement of certain post-closing revenue targets, of $10.0 million related to the LEC Billing division, $5.0 million related to the Aptis division and $5.0 million related to the OSC division. The post-closing revenue target for the LEC Billing division applied to the eighteen-month period subsequent to the Transaction, while the post-closing revenue targets for the Aptis and OSC divisions apply to the three-year period subsequent to the Transaction. None of the three divisions achieved the post-closing revenue targets necessary to generate a potential royalty payment to the Company. The Company also received payments totaling $7.5 million for consulting services provided to Platinum over the twenty-four month period subsequent to the Transaction, which were reported in other income (expense) as consulting income.

      In February 2003, the Company sold its interest in Tanisys. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the operations of Tanisys, as consolidated herein, have been classified as discontinued operations. All financial information presented for the year ended December 31, 2001, was restated to reflect Tanisys as discontinued operations (see Note 18).

      Effective March 25, 2004, the Company entered into a definitive agreement to sell all of its holdings in Princeton to existing and new investors of Princeton for $10.0 million in cash. In addition, the Company’s Board of Directors unanimously approved a plan of liquidation of the Company. See Note 19 for further discussion.

Note 2.	Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

      The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries and subsidiaries in which the Company is deemed to have control for accounting purposes. The Company’s investments in Princeton and Coreintellect, Inc. (“Coreintellect”) are accounted for using the equity method of accounting. The Company’s investment in Sharps is accounted for in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. The

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company’s investment in MicroBilt was accounted for under the cost method of accounting. All significant intercompany accounts and transactions have been eliminated in consolidation.

Estimates in the Financial Statements

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

      The Company considers all highly liquid investments with original maturities of three months or less to be classified as cash and cash equivalents.

Financial Instruments

      SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate the value. SFAS No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair market value amounts are not intended to represent the underlying value of the Company. The carrying amounts of cash and cash equivalents, current receivables and payables and long-term liabilities approximate fair value because of the short-term nature of these instruments.

Property and Equipment

      Property and equipment are stated at cost. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the related assets, which range from three to seven years. Upon disposition, the cost and related accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss is reflected in other income (expense) for that period. Expenditures for maintenance and repairs are charged to expense as incurred and major improvements are capitalized.

Investments in Equity Securities

      The Company follows the standards of SFAS No. 115 for those investments in which the securities are publicly traded. For those investments in which the securities are privately held, the Company follows the guidance of Accounting Principles Board (“APB”) Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock”. The Company accounts for its investment in Sharps under SFAS No. 115, as Sharps’ common stock is publicly traded. SFAS No. 115 establishes standards for accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Unrealized holdings gains and losses, other than those considered permanent, related to the Company’s investment in Sharps are excluded from net loss and reported as a separate component of other comprehensive loss.

Treasury Stock

      In 2000, the Company’s Board of Directors approved the adoption of a common stock repurchase program. Under the terms of the program, the Company may purchase an aggregate $25.0 million of the Company’s common stock in the open market or in privately negotiated transactions. The Company records repurchased common stock at cost (see Note 8).

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Revenue Recognition

      The Company recognized FIData’s transaction processing revenue when loans were processed. Implementation and customer service revenues were recognized when an agreement was in place, services had been rendered, the cost of services performed was determinable and collectibility was reasonably assured.

Income Taxes

      Deferred tax assets and liabilities are recorded based on enacted income tax rates that are expected to be in effect in the period in which the deferred tax asset or liability is expected to be settled or realized. A change in the tax laws or rates results in adjustments to the deferred tax assets and liabilities. The effects of such adjustments are required to be included in income in the period in which the tax laws or rates are changed.

Discontinued Operations

      Effective for the Company’s fiscal year ended December 31, 2002, SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, establishes standards for accounting and reporting for long-lived assets to be disposed of by sale. The Company adopted SFAS No. 144 and determined that the operations of Tanisys qualified as discontinued operations and accordingly, are reported separately from continuing operations.

Net Loss per Common Share

      SFAS No. 128, “Earnings Per Share”, establishes standards for computing and presenting earnings per share for entities with publicly held common stock or potential common stock. As the Company had a net loss from continuing operations for the years ended December 31, 2003, 2002 and 2001, diluted EPS equals basic EPS, as potentially dilutive common stock equivalents are antidilutive in loss periods.

Stock-Based Compensation

      The Company adopted SFAS No. 123, “Accounting for Stock-Based Compensation,” but elected to apply APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its stock option plans (see Note 9). Accordingly, the Company has not recognized compensation expense for stock options granted where the exercise price is equal to or greater than the market price of the underlying stock at the date of grant. In accordance with the provisions of APB Opinion No. 25, the Company did not recognize compensation expense for employee stock purchased under the NCEH Employee Stock Purchase Plan (“ESPP”).

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table illustrates the effect on net loss and net loss per common share had compensation expense for the Company’s stock option grants and ESPP purchases been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123 and SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.”. For purposes of the pro forma disclosures, the estimated fair value of options is amortized to pro forma compensation expense over the options’ vesting periods.

	Year Ended December 31,

	2003	2002	2001

	(In thousands, except per share data)
Net loss, as reported	$(6,516)	$(17,246)	$(36,041)
Less: Total stock based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(347)	(602)	(4,640)

Net loss, pro forma	$(6,863)	$(17,848)	$(40,681)

Basic and diluted net loss per common share:
Net loss, as reported	$(0.19)	$(0.50)	$(1.03)

Net loss, pro forma	$(0.20)	$(0.52)	$(1.17)

      The fair value for these options was estimated at the respective grant dates using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 96.3%, 96.3% and 95.1% for the years ended December 31, 2003, 2002 and 2001, respectively; no dividend yield; expected life of 2.5 years for all option grants and 0.5 years for all ESPP purchases; and risk-free interest rates of 1.8%, 2.2% and 3.2% for the years ended December 31, 2003, 2002 and 2001, respectively.

Note 3.	Acquisitions and Investments

Princeton

      The Company made its initial investment in Princeton in September 1998. Princeton is a privately held company located in Princeton, New Jersey, that specializes in electronic bill presentment and payment solutions utilizing the internet and telephone. The Company accounts for its investment in Princeton under the equity method of accounting.

      In September 1998, the Company acquired 22% of the capital stock of Princeton for $10.0 million. During the year ended September 30, 1999, the Company acquired additional shares of Princeton stock, increasing the Company’s ownership percentage to approximately 24%.

      In March 2000, the Company invested $33.5 million in the equity of Princeton, consisting of $27.0 million of convertible preferred stock and $6.5 million of common stock. In June 2000, under the terms of a Convertible Promissory Note, the Company advanced $5.0 million to Princeton, which converted into shares of Princeton preferred stock, during the quarter ended September 30, 2000. The Company’s ownership percentage in Princeton, based upon its voting interest, as of September 30, 2000, was approximately 42.5%.

      In April 2001, the Company invested $15.0 million, of an aggregate $22.5 million private convertible debt financing, in Princeton. In exchange, the Company received $15.0 million of convertible promissory notes. In addition to the convertible debt, the Company also received warrants to purchase shares of Princeton’s convertible preferred stock.

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In November 2001, the Company advanced $1.8 million, of an aggregate $3.1 million, to Princeton under the terms of a secured debt financing. Under the terms of the debt financing with Princeton, the Company received a convertible promissory note secured by certain data center assets of Princeton. The note accrued interest at a rate per annum of 15% and the principal with accrued interest was payable in November 2002. Notwithstanding the terms set forth above, upon the occurrence of a qualifying change of control or an equity financing of Princeton, the rate of interest under the note increased to a rate per annum equal to 50%, which would be prepaid upon such event. If such payment was made, no additional interest was payable.

      In December 2001, in conjunction with a recapitalization of the capital structure of Princeton, the Company invested $6.0 million, of an aggregate $8.5 million, in the preferred stock of Princeton through a private equity financing. In addition, the convertible promissory notes issued in April and November 2001, plus accrued interest, were converted into equity. The Company’s ownership percentage of the outstanding shares (based upon voting interest) and the fully diluted shares of Princeton as of December 31, 2001, was approximately 57.4% and 49.0%, respectively. Although the Company’s ownership percentage was greater than 50%, the Company did not consolidate the financial statements of Princeton as the voting control was only temporary and the Company was not deemed to have control of Princeton.

      During the quarter ended March 31, 2002, the Company invested $1.5 million, of a total $2.5 million equity financing, in Princeton. In exchange for its investment, the Company received 1.5 million shares of Princeton’s mandatorily redeemable convertible preferred stock. In April 2002, the Company committed to finance $3.75 million, of a total $8.5 million equity commitment, to Princeton during the year ended December 31, 2002. During April and May 2002, the Company funded $2.4 million of its total $3.75 million commitment in exchange for shares of Princeton’s mandatorily redeemable convertible preferred stock.

      In conjunction with the completion of Princeton’s equity financing in June 2002, the Company received $1.5 million in proceeds from the redemption of mandatorily redeemable convertible preferred stock of Princeton. In addition, the Company is no longer required to fund its remaining $1.4 million commitment to Princeton. As of December 31, 2002, the Company’s ownership of the outstanding and fully diluted shares (considering all issued options and warrants) of Princeton was 38.0% and 32.9%, respectively.

      In September 2003, the Company invested $1.2 million, of a total $5.0 million equity financing, in Princeton. In exchange for its investment, the Company received 4.0 million shares of Princeton’s mandatorily redeemable convertible preferred stock. As of December 31, 2003, the Company’s ownership of the outstanding and fully diluted shares (considering all issued options and warrants) of Princeton was 36.2% and 31.7%, respectively. See Note 19.

FIData/ MicroBilt

      In November 1999, the Company completed the acquisition of FIData, a company located in Austin, Texas that provided Internet-based automated loan approval products to the financial services industries. Total consideration for the acquisition was approximately $4.2 million in cash and debt assumption and 1.1 million shares of the Company’s common stock. Approximately $7.4 million was recorded as goodwill and other intangibles. This acquisition was accounted for as a purchase. Accordingly, the results of operations for FIData have been included in the Company’s consolidated financial statements and the shares related to the acquisition have been included in the weighted average shares outstanding for purposes of calculating net loss per common share since the date of acquisition.

      In October 2001, the Company completed the merger of FIData into privately held MicroBilt of Kennesaw, Georgia. MicroBilt provides credit bureau data access and retrieval to the financial, healthcare,

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

leasing, insurance, law enforcement, educational and utilities industries. In exchange for 100% of the stock of FIData, the Company received a 9% equity interest in MicroBilt. For accounting purposes, the Company valued its investment in MicroBilt at approximately $0.4 million. In addition, the Company was entitled to appoint one member of MicroBilt’s Board of Directors.

      In April 2003, the Company received notice that Bristol Investments, Ltd. (“Bristol”) and MicroBilt filed suit against the Company and one of its officers alleging breach of contract and misrepresentation in conjunction with the merger of FIData into MicroBilt. In October 2003, the Company settled the suit by surrendering its ownership of the common stock of MicroBilt to Bristol. This settlement resolves all claims brought by and against the Company and one of its officers.

Sharps

      In October 2001, the Company participated in a private placement financing with publicly traded Sharps. Sharps, a Houston, Texas-based company, provides medical-related waste services to the healthcare, retail, residential and hospitality markets. The Company purchased 700,000 shares of Sharps’ common stock for $770,000, of an aggregate $1.2 million financing. In January 2003, the Company purchased an additional 200,000 shares of Sharps’ common stock for $200,000. As of December 31, 2003, the Company owned approximately 8.5% of Sharps outstanding stock. During the year ended December 31, 2003, the Company recorded a $0.3 million impairment write-down related to its investment in Sharps (see Note 10 for further discussion).

      In January 2004, the Company entered into an agreement with the former majority shareholders of OSC to settle all claims related to the April 2000 acquisition of OSC by the Company. Under the terms of the agreement, the Company transferred to the former OSC majority shareholders 525,000 shares of the common stock of Sharps owned by the Company, valued at approximately $389,000. Additionally, the former OSC majority shareholders agreed to a voting rights agreement which allows the Company to direct the vote of New Century shares owned by them. Subsequent to the transfer of the Sharps common stock shares, the Company’s interest in Sharps is 3.6% of the outstanding shares. The Company recorded a non-cash charge to net loss from disposal of discontinued operations in 2003 of $389,000 in conjunction with the settlement agreement.

Coreintellect

      In March 2000, the Company completed the purchase of a voting preferred stock investment of $6.0 million in Coreintellect, a Dallas, Texas-based company that develops and markets Internet-based business-to-business products for the acquisition, classification, retention and dissemination of business-critical knowledge and information.

      During the year ended December 31, 2001, the Company’s investment in Coreintellect was reduced to $0 by the Company’s portion of Coreintellect’s net losses. Coreintellect ceased operations in August 2001.

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 4.	Investments in Affiliates

      Investments in affiliates is comprised of the following:

	December 31,

	2003	2002

	(In thousands)
Investment in Princeton:
Cash investments	$77,276	$76,076
In-process research and development costs	(4,465)	(4,465)
Amortization and equity loss pick-up	(62,986)	(60,263)
Impairment of investment	(1,777)	(1,777)
Other	(1,481)	(1,344)

Net investment in Princeton	6,567	8,227
Investment in Sharps:
Cash investments	970	770
Other	2	2
Impairment of investment	(306)	—

Net investment in Sharps	666	772
Investment in MicroBilt:
Equity investments	—	348
Other	—	6

Net investment in MicroBilt	—	354

Total investments in affiliates	$7,233	$9,353

Note 5.	Accrued Liabilities

      Accrued liabilities is comprised of the following:

	December 31,

	2003	2002

	(In thousands)
Accrued income taxes	$—	$174
Accrued vacation	136	140
Accrued audit fees	62	90
Accrued annual report fees	53	56
Accrued split dollar life insurance (see Note 16)	561	—
Accrued purchase price	389	—
Other	51	91

Total accrued liabilities	$1,252	$551

Note 6.	Commitments and Contingencies

      During the year ended September 30, 1999, the Company entered into an agreement to guarantee the terms of Princeton’s lease for office space at 650 College Road East, Princeton, New Jersey. Effective

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

March 25, 2004, this guarantee was terminated with a substitute collateral arrangement entered into by Princeton and its landlord.

      Under the terms of the Transaction, all leases and corresponding obligations associated with the Transaction Processing and Software divisions were assumed by Platinum. Prior to the Transaction, the Company guaranteed two operating leases for office space of the divested divisions. The first lease is related to office space located in San Antonio, Texas, and expires in 2006. Under the original terms of the first lease, the remaining minimum undiscounted rent payments total $5.2 million at December 31, 2003. The second lease is related to office space located in Austin, Texas, and expires in 2010. Under the original terms of the second lease, the remaining minimum undiscounted rent payments total $8.5 million at December 31, 2003. The Company does not believe it is probable that it will be required to perform under these lease guarantees and therefore, no liability has been accrued on the Company’s financial statements. In conjunction with the Transaction, Platinum indemnified the Company should the underlying operating companies not perform under the terms of the office leases.

Note 7.	Share Capital

      On July 10, 1996, the Company, upon authorization of the Board of Directors, adopted a Shareholder Rights Plan (“Rights Plan”) and declared a dividend of one preferred share purchase right on each share of its outstanding common stock. The rights will become exercisable if a person or group acquires 15% or more of the Company’s common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of the Company’s common stock. These rights, which expire on July 10, 2006, entitle stockholders to buy one ten-thousandth of a share of a new series of participating preferred shares at a purchase price of $130 per one ten-thousandth of a preferred share. The Rights Plan was designed to ensure that stockholders receive fair and equal treatment in the event of any proposed takeover of the Company.

      No cash dividends were paid on the Company’s common stock during the years ended December 31, 2003, 2002 and 2001.

Note 8.	Treasury Stock

      In 2000, the Company’s Board of Directors approved the adoption of a common stock repurchase program. Under the terms of the program, the Company may purchase an aggregate $25.0 million of the Company’s common stock in the open market or in privately negotiated transactions. During the year ended December 31, 2001, the Company purchased $1.3 million or 1,437,700 shares of treasury stock. As of December 31, 2003, the Company had purchased an aggregate $20.1 million, or 8.3 million shares, of treasury stock under this program. The Company has no plans to make any future treasury stock purchases.

Note 9.	Stock Options and Stock Purchase Warrants

      The Company has adopted the NCEH 1996 Employee Comprehensive Stock Plan (“Comprehensive Plan”) and the NCEH 1996 Non-Employee Director Plan (“Director Plan”) under which officers and employees, and non-employee directors, respectively, of the Company and its affiliates are eligible to receive stock option grants. Employees of the Company are also eligible to receive restricted stock grants under the Comprehensive Plan. The Company has reserved 14.5 million and 1.3 million shares of its common stock for issuance pursuant to the Comprehensive Plan and the Director Plan, respectively. Under each plan, options vest and expire pursuant to individual award agreements; however, the expiration date of unexercised options may not exceed ten years from the date of grant under the Comprehensive Plan and seven years from the date of grant under the Director Plan.

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Option activity for the years ended December 31, 2003, 2002 and 2001, is summarized as follows:

	Number of	Weighted Average
	Shares	Exercise Price

Outstanding, December 31, 2000	8,931,599	$8.16
Granted	1,852,333	$0.57
Canceled	(2,117,518)	$8.64
Exercised	(4,278)	$1.98

Outstanding, December 31, 2001	8,662,136	$6.42
Granted	1,040,000	$0.36
Canceled	(2,988,704)	$7.77

Outstanding, December 31, 2002	6,713,432	$4.88
Granted	90,000	$0.29
Canceled	(1,025,245)	$9.53

Outstanding, December 31, 2003	5,778,187	$3.98

      At December 31, 2003, 2002 and 2001, stock options to purchase an aggregate of 4,995,062, 4,955,685 and 6,820,182 shares were exercisable and had weighted average exercise prices of $4.53, $6.38 and $7.78 per share, respectively.

      Stock options outstanding and exercisable at December 31, 2003, were as follows:

	Options Outstanding			Options Exercisable

		Weighted Average	Remaining
	Number	Remaining Life	Average	Weighted Number	Weighted Average
Range of Exercise Prices	Outstanding	(Years)	Exercise Price	Exercisable	Exercise Price

$0.29 – $ 1.98	2,767,951	5.3	$0.44	1,999,201	$0.45
$2.03 – $ 4.56	1,691,653	3.3	$3.34	1,677,778	$3.35
$4.88 – $ 8.31	636,583	2.4	$7.04	636,083	$7.05
$9.75 – $29.00	682,000	1.4	$17.09	682,000

$17.09	5,778,187	3.9	$3.98	4,995,062	$4.53

      The weighted average fair value and weighted average exercise price of options granted where the exercise price was equal to the market price of the underlying stock at the grant date were $0.20 and $0.29 for the year ended December 31, 2003, $0.22 and $0.35 for the year ended December 31, 2002 and $0.30 and $0.57 for the year ended December 31, 2001, respectively.

Note 10.	Impairment

      During the year ended December 31, 2003, the Company evaluated the realizability of its investment in Sharps in accordance with SFAS No. 115. The Company compared the fair market value of its investment in Sharps to the carrying value of the investment to determine the impairment. Based upon the current fair market value, the Company determined that its investment in Sharps was permanently impaired by $0.3 million and accordingly, recorded an impairment write-down, which is included in other income (expense) as impairment of investments in affiliates.

      During the year ended December 31, 2001, the Company evaluated the long-lived assets of FIData for impairment in accordance with SFAS No. 121, “Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of”. The Company compared the net realizable value of the

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

long-lived assets of FIData to the carrying value of those assets to determine the impairment. The Company recorded a $5.0 million impairment, which consisted of $4.5 million related to goodwill (carrying value prior to write-down was $4.5 million) and $0.5 million related to capitalized software (carrying value prior to write-down was $0.8 million). This impairment is included in operating loss from continuing operations as impairment loss.

      During the year ended December 31, 2001, the Company evaluated the realizability of its investment in Princeton in accordance with SFAS No. 121. The Company compared the net realizable value of its investment in Princeton to the carrying value of the investment to determine the impairment. Based upon private equity markets at that time, the Company determined that its investment in Princeton was impaired by $1.8 million and accordingly, recorded an impairment write-down, which is included in other income (expense) as impairment of investments in affiliates.

Note 11.	Realized Gains on Available-for-Sale Securities

      In January 2001, the Company invested $15.0 million in a portfolio of fixed income securities. The Company classified these investments as available-for-sale securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. The maturities of these investments ranged from two to five years. The Company sold $1.0 million and $0.5 million of the investments in April and May 2001, respectively. In June 2001, the Company re-invested the $1.5 million in the investments, for a net investment of $15.0 million. In September 2001, the Company sold the $15.0 million investment due to changes in the market conditions of fixed income securities. The Company realized a $0.6 million gain on the sale of these securities. The Company invested the proceeds from the sale in short-term securities.

Note 12.	Leases

      The Company leases certain office space and equipment under operating leases. Rental expense was $164,000, $173,000 and $311,000 for the years ended December 31, 2003, 2002 and 2001. Future minimum lease payments under non-cancelable operating leases as of December 31, 2003 are $41,000 for the year ending December 31, 2004, $35,000 for the year ending December 31, 2005, $35,000 for the year ending December 31, 2006, $3,000 for the year ending December 31, 2007 and $0 for all years thereafter.

Note 13.	Income Taxes

      The income tax benefit is comprised of the following:

	Year Ended
	December 31,

	2003	2002	2001

	(In thousands)
Current:
Federal	$—	$—	$776
State	—	—	44

Total	$—	$—	$820

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The income tax benefit differs from the amount computed by applying the statutory federal income tax rate of 35% to loss from continuing operations before income tax benefit. The reasons for these differences were as follows:

	Year Ended December 31,

	2003	2002	2001

	(In thousands)
Computed income tax benefit at statutory rate	$2,270	$6,488	$13,702
(Decrease) increase in taxes resulting from:
Nondeductible losses in and impairments of affiliates	(1,060)	(6,790)	(10,712)
Nondeductible goodwill amortization and impairment	—	—	(2,116)
State income taxes, net of federal benefit	—	—	45
Permanent and other deductions, net	(218)	(85)	(99)
Valuation allowance	(992)	387	—

Income tax benefit	$—	$—	$820

      The tax effect of significant temporary differences, which comprise the deferred tax liability, is as follows:

	December 31,

	2003	2002

	(In thousands)
Deferred tax asset:
Net loss carryforward	$2,428	$1,436
Valuation allowance	(2,428)	(1,436)
Deferred tax liability:
Estimated tax liability	—	(174)

Net deferred tax liability	$—	$(174)

      As of December 31, 2003, the Company had a federal tax loss carryforward of $6.9 million, which begins expiring in 2019. Realization of the Company’s carryforward is dependent on future taxable income. At this time, the Company cannot assess whether or not the carryforward will be realized; therefore, a valuation allowance has been recorded as shown above.

Note 14.	Benefit Plans

      The Company established the NCEH 401(k) Plan (the “Plan”) for eligible employees of the Company. Generally, all employees of the Company who are at least twenty-one years of age and who have completed one-half year of service are eligible to participate in the Plan. The Plan is a defined contribution plan which provides that participants may make voluntary salary deferral contributions, on a pretax basis, between 1% and 15% of their compensation in the form of voluntary payroll deductions, up to a maximum amount as indexed for cost-of-living adjustments. The Company will match a participant’s salary deferral, up to 5% of a participant’s compensation. The Company may make additional discretionary contributions. No discretionary contributions were made during the years ended December 31, 2003, 2002 or 2001. The Company’s matching contributions to this plan totaled approximately $29,000, $30,000 and $66,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 15.	Summarized Financial Information for Unconsolidated Subsidiary

      The Company accounts for its investment in Princeton under the equity method of accounting (as the Company does not exhibit control over Princeton) and records the equity in net loss of Princeton on a three-month lag. The Company’s ownership percentage of the preferred stock, the outstanding stock and the fully diluted stock of Princeton was 34.0%, 36.2% and 31.7%, respectively, as of December 31, 2003. The Company’s ownership percentage of the preferred stock, the outstanding stock and the fully diluted stock of Princeton was 35.6%, 38.0% and 32.9%, respectively, as of December 31, 2002. See Note 19.

      Princeton’s summarized balance sheets are as follows:

	September 30,

	2003	2002

	(In thousands)
Current assets	$34,750	$59,363
Non-current assets	12,681	17,522
Current liabilities	30,386	56,648
Non-current liabilities	486	934
Mandatorily redeemable convertible preferred stock	39,587	31,767

      Princeton’s statements of operations for the years ended September 30, 2003, 2002 and 2001, have been used to calculate the equity in net loss recorded in the Company’s statements of operations for the years ended December 31, 2003, 2002 and 2001, respectively. Princeton’s summarized statements of operations are as follows:

	Year Ended September 30,

	2003	2002	2001

	(In thousands)
Total revenues	$35,309	$28,559	$19,920
Gross profit	16,026	11,300	3,442
Loss from operations	(7,965)	(30,234)	(55,771)
Net loss	(7,674)	(32,462)	(59,435)

      During the quarter ended December 31, 2003, Princeton’s revenues were adversely affected by the loss of certain customers. As a result, the management team of Princeton intensified its new sales efforts and implemented a channel partner strategy with the goal of replacing the loss of revenues as quickly as possible. There can be no assurances that Princeton will replace the revenues attributable to the lost customers.

      For the year ended September 30, 2002, loss from operations of $30.2 million includes special charges totaling $12.5 million. Approximately $9.3 million of the special charges relate to the implementation of a strategic restructuring plan to streamline Princeton’s operations by reducing operating expenses primarily through workforce reductions ($5.8 million) and renegotiating significant contracts and leases ($3.5 million). The additional charges relate to the write-down of a portion of the asset value of Princeton’s property and equipment. The impairment was recognized as the future undiscounted cash flows for Princeton were estimated to be insufficient to recover the related carrying values of the property and equipment.

      For the year ended September 30, 2001, loss from operations of $55.8 million includes special charges totaling $13.3 million. Approximately $10.7 million of the special charges relate to the impairment of the long-lived assets acquired through the Quicken Bill Manager acquisition (see further discussion below). The impairment of the long-lived assets was measured by Princeton due to factors including accumulated costs significantly in excess of the amount originally expected, a significant current period operating and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

cash flow loss and a projection that demonstrated continuing losses associated with these assets. The additional impairment charges of $2.6 million relate to capitalized software license fees used by Princeton to generate revenues from multiple customers. The solutions to generate these revenues were no longer being utilized by Princeton’s customers and, therefore, the assets were impaired.

      In May 2001, Princeton announced its acquisition of Quicken Bill Manager from Intuit Inc. (“Intuit”). Quicken Bill Manager provides online bill presentment and payment services by processing payments for customers utilizing Intuit’s Quicken personal financial management software. Under the terms of the acquisition agreement, Princeton acquired the assets of Intuit’s Quicken Bill Manager through the purchase of certain technologies from Intuit and all of the outstanding shares of Venture Finance Services Corp., a wholly owned subsidiary of Intuit.

      The pro forma adjustments to the Company’s financial statements relate to the additional equity in net loss of affiliates the Company would have recorded had Princeton acquired Quicken Bill Manager at the beginning of the period presented. The following pro forma financial information for the Company is provided for the year ended December 31, 2001, based upon the assumption that Princeton had acquired Quicken Bill Manager as of October 1, 1999.

      For the year ended December 31, 2001, the Company recorded equity in net loss of affiliates of $28.8 million, loss from continuing operations before income tax benefit of $39.1 million, net loss from continuing operations of $38.3 million and net loss of $36.0 million. The basic and diluted net loss from continuing operations per share and net loss per share were $1.10 and $1.03, respectively. Had the Transaction occurred on October 1, 1999, the Company would have recorded an additional equity in net loss of affiliates of $4.1 million. Including the pro forma adjustment, the Company would have recorded total equity in net loss of affiliates of $32.9 million, loss from continuing operations before income tax benefit of $43.2 million, net loss from continuing operations of $42.4 million and net loss of $40.1 million. The basic and diluted net loss from continuing operations per share and net loss per share would have been $1.22 and $1.15, respectively. The cumulative pro forma adjustments would have decreased the balance of investments in affiliates from $26.4 million to $1.7 million as of December 31, 2001.

      In the first quarter of 2002, Princeton suspended its development of the Quicken Bill Manager as a result of an overall corporate shift in focus and an effort to reduce expenditures. Princeton continues to retain the front-end technology acquired from Intuit, but is currently placing greater emphasis on its core transaction processing businesses.

Note 16.	Related Parties

      In November 2001, the Company entered into an Amended and Restated Employment Agreement (“Employment Agreement”) with the Company’s Chairman and Chief Executive Officer (“CEO”). As part of the Employment Agreement, the Company entered into a Split-Dollar Life Insurance Agreement (“Insurance Agreement”) with a trust beneficially owned by the CEO pursuant to which the Company paid the annual insurance premium of $0.2 million. The underlying life insurance policy (New York Life policy number 46731037) had a face value of $4.5 million and required remaining annual premium payments through March 2012, totaling $1.5 million. In December 2003, the CEO and the Company agreed to amend the Employment Agreement and terminate the provisions of the Employment Agreement related to the Insurance Agreement in exchange for payments by the Company to, and on behalf of, the CEO totaling $0.7 million in cash. Accordingly, the Company assigned to the CEO, and the CEO assumed, all future obligations and benefits related to the Insurance Agreement. The CEO released and discharged the Company from any further obligation to provide or fund any life insurance for the benefit of the CEO, including the Insurance Agreement. The remaining provisions of the Employment Agreement remain in full force and effect. The entire $0.7 million is included in SG&A during the year ended

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003. In December 2003, $0.2 million of the total $0.7 million was paid. The remaining $0.5 million was accrued at December 31, 2003 and paid in January 2004.

      In August 2003, the Company issued 435,484 shares of its common stock to its CEO in exchange for a salary reduction of $135,000 for the employment period of October 1, 2003 to September 30, 2004. These shares were issued under the Company’s Comprehensive Plan, which allows for this type of issuance without any material amendments.

      In April 2000, the Board of Directors of the Company approved a restricted stock grant to the Company’s CEO. The restricted stock grant consists of Princeton stock equal to 2% of Princeton’s fully diluted shares. The restricted stock grant vested on April 30, 2003. The Company expensed the fair market value of the restricted stock grant over the three-year period ended April 30, 2003. The Company recognized $150,000, $600,000 and $600,000 during the years ended December 31, 2003, 2002 and 2001, respectively, as compensation expense related to the stock grant.

      The Company’s CEO served as Chairman of the Board of Tanisys at the time of the Company’s investment in Tanisys and until his resignation in February 2002. A member of the Company’s Board served as Tanisys’ Chairman of the Board and CEO from February 2002 until February 2003 and as a member of Tanisys’ Board from February 2002 to March 2003. This Board member was entitled to receive approximately $15,000 per month from Tanisys as compensation for services as Chairman of the Board and CEO. The Company also appointed the Company’s Chief Financial Officer (“CFO”) and another one of its’ Board members to the Board of Tanisys. This Board member resigned from the Board of Tanisys in February 2003 and the Company’s CFO resigned from the Board of Tanisys in March 2003.

      The CEO of the Company has served on the Board of Princeton since September 1998 (See Note 19). The CEO served as Chairman of the Board of Princeton from January 2002 until December 2002. The Company’s CFO served as a member of the Board of Princeton from August 2001 until June 2002.

      The Company’s CEO and one of its’ Board members serve on the Board of Sharps and did so at the time the Company invested in Sharps. The Company’s CFO was appointed CFO of Sharps in February 2003. In March 2003, Sharps began reimbursing the Company for certain expenses incurred by the Company’s CFO. As of December 31, 2003, approximately $17,000 was due to the Company by Sharps for the unpaid portion of these expenses, all of which was collected in January 2004.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 17.	Selected Quarterly Financial Data (Unaudited)

	Three Months Ended

	December 31,	September 30,	June 30,	March 31,
	2003	2003	2003	2003

	(In thousands, except per share data)
Operating revenues	$—	$—	$—	$—
Operating loss from continuing operations	(1,330)	(543)	(581)	(720)
Net loss from continuing operations	(2,194)	(1,638)	(1,326)	(1,328)
Net loss from discontinued operations	—	—	—	—
Net (loss) income from disposal of discontinued operations	(389)	212	—	147
Net loss	(2,583)	(1,426)	(1,326)	(1,181)
Basic and diluted net (loss) income per common share:
Net loss from continuing operations	(0.06)	(0.05)	(0.04)	(0.04)
Net loss from discontinued operations	—	—	—	—
Net (loss) income from disposal of discontinued operations	(0.01)	0.01	—	0.01
Net loss	(0.07)	(0.04)	(0.04)	(0.03)

	Three Months Ended

	December 31,	September 30,	June 30,	March 31,
	2002	2002	2002	2002

	(In thousands, except per share data)
Operating revenues	$—	$—	$—	$—
Operating loss from continuing operations	(876)	(718)	(957)	(1,009)
Net loss from continuing operations	(1,665)	(922)	(1,966)	(13,985)
Net loss from discontinued operations	—	(420)	(325)	(218)
Net income from disposal of discontinued operations	78	—	2,176	—
Net loss	(1,587)	(1,342)	(114)	(14,203)
Basic and diluted net (loss) income per common share:
Net loss from continuing operations	(0.05)	(0.03)	(0.05)	(0.41)
Net loss from discontinued operations	—	(0.01)	(0.01)	(0.01)
Net income from disposal of discontinued operations	—	—	0.06	—
Net loss	(0.05)	(0.04)	—	(0.42)

Note 18.	Discontinued Operations

Tanisys

      In August 2001, the Company entered into a Series A Preferred Stock Purchase Agreement (“Purchase Agreement”) with Tanisys to purchase 1,060,000 shares of Tanisys’ Series A Preferred Stock for $1,060,000, in an aggregate $2,575,000 financing. Each share of Series A Preferred Stock was initially convertible into 33.334 shares of Tanisys’ common stock. The Company’s ownership percentage of the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

outstanding shares of Tanisys was approximately 36.2%, based upon its voting interest, as of December 31, 2002.

      In connection with the Purchase Agreement, Tanisys committed to make payments to the holders of the Series A Preferred Stock, to the extent its cash flow met certain levels, until the holders received the amount of their investment in the Series A Preferred Stock. At the sole option of the Company, these payments might have been converted into additional shares of Series A Preferred Stock, in lieu of cash, to be delivered to the holders of the Series A Preferred Stock. Tanisys agreed to issue additional shares of Series A Preferred Stock, equal to 50% of the then fully diluted common stock, to the holders of the Series A Preferred Stock if Tanisys failed to return the amount of their investment, plus cumulative dividends at the rate of 15% annually, by July 15, 2003. At the sole option of the Company, dividend payments may have been converted into additional shares of Series A Preferred Stock, in lieu of cash, to be delivered to the holders of Series A Preferred Stock. Tanisys also agreed to issue, at up to six different times, additional shares of Series A Preferred Stock to the holders of the Series A Preferred Stock equal to 25% of the then fully diluted common stock, if Tanisys failed to meet any of certain financial requirements for six periods of time, beginning with the quarters ended September 30, 2001 and December 31, 2001, and then for the four six-month periods ending June 30, 2002, December 31, 2002, June 30, 2003 and December 31, 2003. Each failure to meet any one of the several financial requirements in any of the six periods would result in Tanisys being required to issue additional shares of Series A Preferred Stock, for no additional consideration, to the holders of the Series A Preferred Stock. Tanisys failed to meet the financial requirements for the quarters ended September 30, 2001 and December 31, 2001 and the six months ended June 30, 2002 and December 31, 2002, resulting in the issuance of 999,051, 1,340,510, 1,693,696 and 2,232,482 additional shares, respectively, of Series A Preferred Stock to the holders of the Series A Preferred Stock.

      For accounting purposes, the Company was deemed to have control of Tanisys and, therefore, consolidated the financial statements of Tanisys. The Company consolidated the financial statements of Tanisys on a three-month lag, as the Company had a different year-end than Tanisys. Tanisys’ balance sheet as of September 30, 2002 was consolidated with the Company’s balance sheet as of December 31, 2002. The statements of operations of Tanisys for the year ended September 30, 2002 and from the purchase date to September 30, 2001, were consolidated with the Company’s statements of operations for the years ended December 31, 2002 and 2001, respectively.

      In February 2003, the Company sold its preferred stock in Tanisys to ATE Worldwide LLC, whose majority shareholder is a leader in the semiconductor testing equipment market. Accordingly, the operations of Tanisys have been classified as discontinued operations. The Company received approximately $0.2 million in exchange for its preferred stock, which is reported in net loss from disposal of discontinued operations during the year ended December 31, 2003.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pro Forma

      The following unaudited pro forma consolidated balance sheet includes adjustments that give effect to the sale of the Company’s preferred stock of Tanisys, as if the sale had occurred on December 31, 2002. The pro forma adjustments reflect the elimination of the divested operations, the consideration received at the closing of the sale and estimated transaction costs.

			Pro
	As Reported	Adjustments	Forma

	(Unaudited)	(Unaudited)

	(In thousands)
Cash and cash equivalents	$8,704	$193	$8,897
Other current assets	339	—	339
Net current assets from discontinued operations	1,427	(1,427)	—

Total current assets	10,470	(1,234)	9,236
Non-current assets	9,654	—	9,654

Total assets	$20,124	$(1,234)	$18,890

Current liabilities	$581	$—	$581
Net current liabilities from discontinued operations	1,435	(1,384)	51

Total current liabilities	2,016	(1,384)	632
Non-current liabilities	1	—	1

Total liabilities	2,017	(1,384)	633
Stockholders’ equity	18,107	150	18,257

Total liabilities and stockholders’ equity	$20,124	$(1,234)	$18,890

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financial Statements

      As the Company consolidated Tanisys on a three-month lag, Tanisys’ balance sheet as of September 30, 2002, including adjustments made under the purchase method of accounting, was consolidated in the Company’s balance sheet as of December 31, 2002. Tanisys’ balance sheet consolidated herein (presented as net assets and liabilities from discontinued operations) is as follows:

(In thousands)
Cash and cash equivalents	$147
Accounts receivable, net of accumulated depreciation of $95	454
Inventory:
Raw materials	284
Work in process	48
Finished goods	84

Total inventory	416
Prepaid and other assets	90

Total current assets	1,107
Property and equipment	310
Accumulated depreciation	(118)

Net property and equipment	192
Other assets, net of accumulated amortization of $23	128

Total assets	$1,427

Accounts payable	$612
Accrued liabilities	763
Revolving credit note	152
Note payable to minority stockholders, net of discount	953

Total current liabilities	2,480
Other liabilities	4
Note payable to minority stockholders, net of discount	—

Total liabilities	$2,484

Minority interest in consolidated affiliate	$(1,100)
Accumulated deficit	$(1,060)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Tanisys’ statements of operations for the year ended September 30, 2002 and from the purchase date through September 30, 2001, including adjustments made under the purchase method of accounting, were consolidated in the Company’s statements of operations for the years ended December 31, 2002 and 2001, respectively. Tanisys’ statements of operations consolidated herein (presented as net loss from discontinued operations) are as follows:

		Purchase Date
	Year Ended	through
	September 30,	September 30,
	2002	2001

	(In thousands)
Operating revenues	$2,619	$686
Operating expenses:
Cost of revenues	1,999	367
Selling, general and administrative expenses	1,511	378
Research and development expenses	1,506	411
Depreciation and amortization expenses	139	16

Operating loss from discontinued operations	(2,536)	(486)
Other income (expense):
Interest income	5	2
Interest expense	(816)	(110)
Other income (expense), net	83	(23)
Minority interest in consolidated affiliate	2,302	519

Total other income, net	1,574	388

Net loss from discontinued operations	$(962)	$(98)

Net loss from discontinued operations	$(962)	$(98)
Preferred stock dividend and amortization of the value of the beneficial conversion feature on stock issued by consolidated affiliate	(249)	(1,508)
Minority interest in consolidated affiliate	249	1,508

Net loss from discontinued operations applicable to common stockholders	$(962)	$(98)

Inventory

      Tanisys’ inventory was valued at standard cost which approximated actual cost computed on a first-in, first-out basis, not in excess of market value. Inventory costs included direct materials and certain indirect manufacturing overhead expenses. Tanisys’ policy concerning inventory write-down charges was to establish a new, reduced cost basis for the affected inventory that remained until the inventory was sold or disposed. Only additional impairment charges would affect the cost basis. If subsequent to the date of impairment, it was determined that the impairment charges were recoverable, Tanisys would not increase the carrying costs of the affected inventory and corresponding income.

      Due to the dramatic decline in the semiconductor business cycle and the impact on revenues since early 2001, and continued uncertainty of future sales volumes, Tanisys monitored its inventory levels in light of product development changes and future sales forecasts. As a result, Tanisys recorded a special

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

charge to cost of goods sold of $0.5 million during the year ended September 30, 2002, for the write-down of excess and obsolete inventories.

Revolving Credit Note

      In May 2001, Tanisys entered into an Accounts Receivable Financing Agreement (“Debt Agreement”) with Silicon Valley Bank (“Silicon”) to fund accounts receivable and provide working capital up to a maximum of $2.5 million. As of September 30, 2001, Tanisys owed $88,000 under the Debt Agreement. The applicable interest rate was prime plus 1.5%, decreasing to 1.0% if Tanisys met 90% of its planned revenue. Tanisys failed to meet the financial covenants under the Debt Agreement as of September 30 and December 31, 2001, but received a waiver of the covenants from Silicon.

      In March 2002, Tanisys entered into a new Accounts Receivable Purchase Agreement (“Purchase Agreement”) with Silicon, replacing the Debt Agreement, to fund accounts receivable and provide working capital up to a maximum of $2.5 million. The applicable interest rate was 1.5% per month of the average daily balance outstanding during the month. As of September 30, 2002, Tanisys owed $152,000 under the Purchase Agreement.

Note Payable to Minority Stockholders, net of Discount

      In connection with the Purchase Agreement, Tanisys committed to make payments to the holders of the Series A Preferred Stock, to the extent its cash flow met certain levels, until the holders received the amount of their investment in the Series A Preferred Stock. The liability was recorded at a fair market value of $0.2 million to be accreted to $1.6 million through July 2003, using the effective interest method. The accretion of the discount was recorded as interest expense and allocated to the minority interest in consolidated affiliate.

Revenue Recognition

      Tanisys recognized revenue when persuasive evidence of an arrangement existed, such as a purchase order; the related products were shipped to the purchaser, typically freight on board shipping point or at the time the services were rendered; the price was fixed or determinable; and collectibility was reasonably assured. Tanisys warranted products against defects, generally for a period of one year, and accrued the cost of warranting these products as the items were shipped. Tanisys’ sales to distribution partners were recognized as revenue upon the shipment of products because the distribution partners, like Tanisys’ other customers, have issued purchase orders with fixed pricing and are obligated to pay the Company.

Beneficial Conversion Feature

      The beneficial conversion feature for the convertible Series A Preferred Stock, in the amount of $4.5 million, was limited to the proceeds allocated to the Series A Preferred Stock of $1.5 million. Due to the Series A Preferred Stock being immediately convertible, the $1.5 million was recorded as a dividend and allocated to the minority interest in consolidated affiliate during the year ended September 30, 2001.

Advances

      During 2002, the Company advanced $43,000 to Tanisys. These advances were due to the Company under the terms of a promissory note bearing interest at twelve percent (12%) and matured in March 2003. This promissory note was repaid in February 2003.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Loss) Income from Disposal of Discontinued Operations

      During the year ended December 31, 2003, net loss from disposal of discontinued operations is comprised of income of $0.2 million from the sale of Tanisys and $0.2 million from the reduction of accruals related to discontinued operations, offset by expense of $0.4 million to settle claims related to the April 2000 acquisition of OSC. In exchange for approximately $0.2 million, the Company sold its preferred stock in Tanisys to ATE Worldwide LLC, whose majority shareholder is a leader in the semiconductor testing equipment market. Based upon estimates of future liabilities related to the divested entities classified as discontinued operations, the Company reduced its related accruals to $0 and accordingly, recorded $0.2 million as income. In January 2004, the Company entered into an agreement with the former majority shareholders of OSC to settle all claims related to the April 2000 acquisition of OSC by the Company. Under the terms of the agreement, the Company will transfer to the former OSC majority shareholders 525,000 shares of the common stock of Sharps owned by the Company, which results in a non-cash charge in 2003 of approximately $0.4 million in conjunction with the settlement agreement.

      During the year ended December 31, 2002, net income from disposal of discontinued operations is comprised of income of $2.2 million related to an income tax refund and $0.1 million from the reduction of accruals related to the divested entities classified as discontinued operations (based upon estimates of future liabilities at that time). During 2002, the Company filed its federal income tax return with the Internal Revenue Service for the tax fiscal year ended September 30, 2001 (which includes the Transaction completed in October 2000) and received a refund claim totaling $2.2 million. The income tax refund is included in net income from disposal of discontinued operations as the refund relates to those companies sold in the Transaction.

      During the year ended December 31, 2001, net income from disposal of discontinued operations includes income of $2.4 million related to the reduction of accruals related to the divested entities classified as discontinued operations (based upon estimates of future liabilities at that time).

Note 19.	Subsequent Events (Unaudited)

      Effective March 25, 2004, the Company entered into a definitive agreement to sell all of its holdings in Princeton to existing and new investors of Princeton for $10.0 million in cash. This agreement was executed in conjunction with an equity financing that has infused an additional $10.3 million in Princeton for working capital purposes. In conjunction with this financing, the Company’s ownership percentage of the preferred stock, the outstanding stock and the fully diluted stock of Princeton decreased to 26.5%, 28.9% and 22.9%, respectively. In addition, the Company lost its right to appoint a member to Princeton’s Board of Directors.

      In addition, Company’s Board of Directors unanimously approved a plan of liquidation of the Company. The Company will file a proxy statement seeking shareholder approval of the proposed sale of the Company’s holdings in Princeton and the proposed liquidation of New Century.

      As of July 31, 2004 (the anticipated date of a special stockholders meeting), the Company’s cash position is estimated to be approximately $4.0 million. In addition to the Company’s cash, the liquidation proceeds would include $10.0 million in cash from the sale of the Company’s holdings in Princeton. The Company also currently holds 375,000 common shares in Sharps which would be sold for an estimated $0.3 million. The above items represent approximately $14.3 million in estimated liquidation proceeds, before related transaction expenses.

      In conjunction with the proposed liquidation, the Company anticipates utilizing cash through completion of the liquidation, including but not limited to: (i) ongoing operating costs of approximately $0.2 million for a sixty (60) day period subsequent to shareholder approval, (ii) payment of approximately $0.6 million to the Company’s CEO for his interest in the Company’s holdings of Princeton, (iii) legal,

NEW CENTURY EQUITY HOLDINGS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

consulting and other transaction related fees estimated at $0.5 million, (iv) severance related expenditures totaling approximately $2.6 million, (iii) other costs, including costs of accrued liabilities, insurance, vendor arrangement and lease termination and other wind down costs estimated to range from $0.6 million to $1.5 million. In addition, the Company has initially determined that approximately $0.6 million to $0.8 million should be reserved for any unknown liabilities that may arise. As a result, the Company currently estimates that it should be able to distribute to its shareholders, in one or more cash distributions over time, approximately $8.1 million to $9.2 million, or $0.23 to $0.27 per share, in liquidation. These amounts are estimates only and could ultimately be higher or lower.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders

Princeton eCom Corporation

We have audited the accompanying balance sheets of Princeton eCom Corporation as of December 31, 2003 and 2002, and the related statements of operations, changes in stockholders’ deficit and cash flows for the two years then ended (See note B1). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of Princeton eCom Corporation and Subsidiaries as of December 31, 2001, were audited by other auditors whose report dated March 28, 2002, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Princeton eCom Corporation as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BURTON MCCUMBER & CORTEZ, L.L.P.

Brownsville, Texas

March 3, 2004, except for Note O,
     as to which the date is March 25, 2004

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Princeton eCom Corporation:

We have audited the accompanying consolidated balance sheets of Princeton eCom Corporation (a Delaware corporation) and Subsidiaries, as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Princeton eCom Corporation and Subsidiaries as of December 31, 2000 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania

March 28, 2002

THIS REPORT IS A COPY OF A PREVIOUSLY ISSUED ARTHUR ANDERSEN LLP

REPORT AND IT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.

PRINCETON eCOM CORPORATION

BALANCE SHEETS

	December 31,

	2003	2002

ASSETS
Current assets:
Consumer deposits
Cash	$33,236,324	$30,128,584
Receivables from billers	443,680	3,973,584

Total consumer deposits	33,680,004	34,102,168
Cash and cash equivalents	3,869,513	6,258,589
Accounts receivable, net of allowance of $196,911 and $186,468	3,327,360	3,794,050
Prepaid expenses and other	1,165,943	1,477,276

Total current assets	42,042,820	45,632,083
Property and equipment, net	9,915,960	13,502,414
Restricted cash	1,041,266	2,078,176
Other assets	374,750	405,350

Total Assets	$53,374,796	$61,618,023

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Consumer deposits payable	$33,680,004	$34,102,168
Service fees payable	—	3,884,158
Line of credit	1,499,707	—
Current portion of long-term debt	41,380	—
Accounts payable	1,127,983	1,949,948
Accrued expenses	2,809,141	2,732,329
Deferred revenue	317,513	316,532

Total current liabilities	39,475,728	42,985,135
Long-term debt	81,701	—
Deferred revenue	398,399	841,291
Other liabilities	407,759	314,804

Total liabilities	40,363,587	44,141,230
Series A-1 mandatorily redeemable convertible preferred stock and warrants (liquidation value of $18,098,756)	18,073,619	16,545,038
Series B-1 mandatorily redeemable convertible preferred stock (liquidation value of $4,375,258)	4,308,337	3,961,937
Series C-1 mandatorily redeemable convertible preferred stock (liquidation value of $13,170,014)	12,974,914	11,935,010
Series D-1 mandatorily redeemable convertible preferred stock (liquidation value of $5,133,333)	4,196,146	—
Commitments and contingencies (Note J)	—	—
STOCKHOLDERS’ DEFICIT:
Preferred stock, $.01 par value, 100,000,000 shares authorized	—	—
Common stock, $.01 par value, 200,000,000 shares authorized; 29,725,555 and 29,699,802 shares issued and outstanding	297,256	296,998
Additional paid-in capital	192,940,967	191,981,362
Accumulated deficit	(219,780,030)	(207,243,552)
Deferred compensation	—	—

Total stockholders’ deficit	(26,541,807)	(14,965,192)

Total Liabilities and Stockholders’ Deficit	$53,374,796	$61,618,023

The accompanying notes are an integral part of these financial statements.

PRINCETON eCOM CORPORATION

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,

	2003	2002	2001

Revenues:
Transaction fees	$29,648,080	$28,483,712	$16,149,283
Professional services and other	2,272,796	2,171,383	3,396,882
Interest revenue	637,060	801,347	1,986,358

Total revenues	32,557,936	31,456,442	21,532,523

Operating expenses:
Cost of services
Cost of transaction fees	16,162,554	14,538,006	12,904,631
Cost of professional services and other	2,517,007	2,840,515	4,359,993
Research and development costs	6,665,258	6,240,814	8,981,954
Selling, general and administrative	15,999,976	17,276,788	34,473,872
Financing related costs	—	—	400,000
Non-cash commissions related to warrants	—	—	56,807
Restructuring, severance and asset impairment charges	828,013	2,052,160	23,890,929
Amortization of deferred compensation	—	4,175	652,409

Total operating expenses	42,172,808	42,952,458	85,720,595

Operating loss	(9,614,872)	(11,496,016)	(64,188,072)
Interest income	37,586	96,953	444,736
Interest expense	(58,319)	(247,220)	(3,562,120)
Amortization of original issuance discount	—	(538,718)	(2,267,518)

Net loss before income taxes	(9,635,605)	(12,185,001)	(69,572,974)
Income tax benefit	250,942	291,518	—

Net loss	(9,384,663)	(11,893,483)	(69,572,974)

Accretion of preferred stock and amortization of warrant costs	(378,204)	(230,579)	(167,743)
Preferred stock dividends	(2,773,611)	(1,905,214)	(2,649,407)
Issuance of warrants treated as a dividend	—	—	(5,303,935)
Beneficial conversion feature treated as a dividend	—	(39,975,834)	(7,995,376)

Net loss applicable to common stockholders	$(12,536,478)	$(54,005,110)	$(85,689,435)

Basic and diluted net loss applicable to common stockholders per share	$(0.42)	$(1.82)	$(24.52)

Shares used in computing basic and diluted net loss applicable to common stockholders per share	29,710,935	29,648,175	3,494,795

The accompanying notes are an integral part of these financial statements.

PRINCETON eCOM CORPORATION

STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2003, 2002 and 2001

	Common Stock		Additional
			Paid-In	Accumulated	Deferred
	Shares	Amount	Capital	Deficit	Compensation	Total

Balance, January 1, 2001	2,278,761	$22,788	$35,358,302	$(67,549,007)	$(1,514,956)	$(33,682,873)
Exercise of stock options and warrants	36,826	368	1,801	—	—	2,169
Compensation expense resulting from grant of options	—	—	343,189	—	—	343,189
Amortization of deferred compensation, net of forfeitures	—	—	(826,914)	—	1,479,323	652,409
Issuance of common stock warrants to Series C holders	—	—	5,303,935	(5,303,935)	—	—
Accretion of preferred stock to redemption value	—	—	—	(167,743)	—	(167,743)
Cumulative preferred stock dividends	—	—	—	(2,649,407)	—	(2,649,407)
Beneficial conversion feature treated as dividend	—	—	7,995,376	(7,995,376)	—	—
Paid in capital in connection with VFSC acquisition	—	—	13,014,925	—	—	13,014,925
Non-cash interest related to warrants	—	—	56,807	—	—	56,807
Conversion of preferred stock and dividends into common stock	3,604,464	36,045	64,022,192	—	—	64,058,237
Conversion of note payable and accrued interest into common stock	24,525,000	245,250	24,279,750	—	—	24,525,000
Surrender of common stock	(829,479)	(8,295)	8,295	—	—	—
Surrender of warrants to purchase Series C	—	—	2,267,518	—	—	2,267,518
Issuance of warrants in connection with contract settlement	—	—	198,028	—	—	198,028
Net loss	—	—	—	(69,572,974)	—	(69,572,974)

Balance, December 31, 2001	29,615,572	296,156	152,023,204	(153,238,442)	(35,633)	(954,715)
Exercise of stock options and warrants	84,230	842	13,812	—	—	14,654
Redemption of fractional common shares	—	—	(30)	—	—	(30)
Amortization of deferred compensation, net of forfeitures	—	—	(31,458)	—	35,633	4,175

	Common Stock		Additional
			Paid-In	Accumulated	Deferred
	Shares	Amount	Capital	Deficit	Compensation	Total

Accretion of preferred stock to redemption value	—	—	—	(230,579)	—	(230,579)
Cumulative preferred stock dividends	—	—	—	(1,905,214)	—	(1,905,214)
Beneficial conversion feature treated as dividend	—	—	39,975,834	(39,975,834)	—	—
Net loss	—	—	—	(11,893,483)	—	(11,893,483)

Balance, December 31, 2002	29,699,802	296,998	191,981,362	(207,243,552)	—	(14,965,192)
Exercise of stock options and warrants	25,753	258	4,268	—	—	4,526
Accretion of preferred stock to redemption value and amortization of warrant costs	—	—	—	(378,204)	—	(378,204)
Cumulative preferred stock dividends	—	—	—	(2,773,611)	—	(2,773,611)
Issuance of Series D-1 preferred stock warrants	—	—	955,337	—	—	955,337
Net loss	—	—	—	(9,384,663)	—	(9,384,663)

Balance, December 31, 2003	29,725,555	$297,256	$192,940,967	$(219,780,030)	$—	$(26,541,807)

The accompanying notes are an integral part of these financial statements.

PRINCETON eCOM CORPORATION

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,

	2003	2002	2001

Operating activities:
Net loss	$(9,384,663)	$(11,893,483)	$(69,572,974)
Adjustments to reconcile net loss to net cash used in operating activities —
Depreciation and amortization	6,040,793	5,614,274	7,512,453
Asset impairment charge	—	—	16,106,889
Warrants issued in connection with restructuring	—	—	198,028
Non-cash interest on bridge notes	—	36,969	3,525,000
Non-cash compensation expense	—	—	343,189
Amortization of lease guarantee	40,052	40,049	40,000
Amortization of original issuance discount	—	538,718	2,267,518
Amortization of deferred compensation, net	—	4,175	652,409
Provision for bad debts	10,443	(8,451)	84,294
Non-cash commissions related to warrants	—	—	56,807
Compensation expense related to note receivable forgiveness	—	—	750,000
Loss on disposal of assets	3,314	5,117	—
Changes in operating assets and liabilities —
Consumer deposits	422,164	(27,819,829)	3,265,780
Accounts receivable	456,247	1,301,327	(1,439,456)
Prepaid expenses and other assets	301,881	(604,399)	535,977
Consumer deposits payable	(422,164)	27,819,829	(3,265,780)
Service fees payable	(3,884,158)	2,387,056	(189,913)
Deferred revenue	(441,911)	64,996	328,316
Accounts payable	(821,965)	(1,884,589)	346,744
Accrued expenses	76,812	(7,351,892)	7,734,776
Other liabilities	92,955	(160,765)	164,609

Net cash used in operating activities	(7,510,200)	(11,910,898)	(30,555,334)

Investing activities:
Purchases of property and equipment	(2,462,367)	(2,734,246)	(19,542,087)
Proceeds from sale of property and equipment	4,714	15,722	—
Business acquisition, net of cash paid	—	—	6,172,000
Restricted cash	1,036,910	1,363,414	(3,441,590)

Net cash used in investing activities	(1,420,743)	(1,355,110)	(16,811,677)

Financing activities:
Proceeds from convertible note and warrant	—	2,690,000	25,600,000
Proceeds from sale of preferred stock, net	4,914,553	14,937,527	7,560,241
Proceeds (repayments) on line of credit	1,499,707	(918,311)	918,311
Proceeds from long-term debt	149,697	—	—
Payments on long-term debt	(26,616)	—	(15,793)
Proceeds from exercise of stock options	4,526	14,624	2,169

Net cash provided by financing activities	6,541,867	16,723,840	34,064,928

Net (decrease) increase in cash and cash Equivalents	(2,389,076)	3,457,832	(13,302,083)
Cash and cash equivalents, beginning of year	6,258,589	2,800,757	16,102,840

Cash and cash equivalents, end of year	$3,869,513	$6,258,589	$2,800,757

The accompanying notes are an integral part of these financial statements.

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2003, 2002 and 2001

Note A — Background

      Princeton eCom Corporation (the Company) was incorporated on January 25, 1984 in the state of Delaware. The Company maintains its headquarters in Princeton, NJ. The Company operates in one business segment and provides a fully integrated end-to-end payment solution for both banks and billers and is a leader in the electronic bill presentment and payment industry. The Company’s solutions enable consumers to process bill payments from the web, telephone (integrated voice response), customer service representative and home banking platforms, resulting in significant cost savings, faster collections and improved service for its bank and biller customers. These solutions, which include lockbox and concentration payment products; one-time, enrolled and convenience pay products; and electronic bill presentment products are utilized by more than 1500 banks, billers and distribution partners to help them meet their payment needs. The Company generates revenue from (i) transaction fees, including invoice presentment and payment processing fees, (ii) professional services fees for implementation and customized solutions and (iii) interest on funds held.

Note B — Summary of Significant Accounting Policies

1. Principles of Consolidation

      The accompanying consolidated financial statements include the accounts of Princeton eCom Corporation and its subsidiaries. During 2002, the subsidiaries were dissolved. All intercompany balances and transactions for the years 2002 and 2001 have been eliminated.

2. Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Revenue Recognition

      Transaction fees are amounts charged to billers and financial institutions based on contractual rates. Transaction fees are recognized as the services are performed based upon actual transactions. Professional service fees and other consist primarily of consulting services provided to customers on a time and materials basis. Revenues from consulting services are recognized as the services are performed.

      Included in professional service fees and other category are fees earned for implementation services. A certain portion of these implementation fees is deferred and recognized as revenue over the term of the ongoing transaction service period. Interest revenue reflects amounts earned on the overnight investment of funds received from consumers pending payment processing and is recorded as revenue as earned.

4. Cash and Cash Equivalents

      Cash and cash equivalents include highly liquid investments with original maturities of three months or less and funds received from consumers pending payment processing. The Company maintains cash and cash equivalents with various major financial institutions. At times such amounts may exceed the FDIC limits. The Company limits the amount of credit exposure with any one financial institution and management believes that no significant concentration of credit risk exists with respect to cash investments.

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

5. Allowance for Doubtful Accounts

      The Company performs ongoing credit evaluations of its customers’ financial condition and limits that amount of credit extended when deemed necessary, but generally does not require collateral. Management believes that any risk of loss is significantly reduced due to the nature of the customers being financial institutions and credit unions as well as the number of its customers and geographic areas. The Company maintains an allowance for doubtful accounts to provide for probable losses in accounts receivable. A receivable is considered past due if payment has not been received within the agreed-upon terms.

6. Property and Equipment

      Property and equipment are recorded at cost. Property and equipment also includes fees paid to third parties for software licenses and consulting services related to the development of internal-use software applications in accordance with Statement of Position (SOP) 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” Depreciation and amortization are provided using the straight-line method over the estimated useful lives. Expenditures for maintenance, repairs and betterments that do not prolong the useful life of an asset have been charged to operations as incurred. Additions and betterments that substantially extend the useful life of the asset are capitalized. Upon sale or other disposition of assets, the cost and related accumulated depreciation and amortization are removed from the respective accounts, and the resulting gain or loss, if any, is included in operating results.

7. Long-Lived Assets

      Prior to 2002, the Company followed Statement of Financial Accounting Standards (SFAS) No. 121, “Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of.” SFAS No. 121 required that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. SFAS No. 121 also requires that long-lived assets held for sale or disposal be reported at the lower of the carrying amount or fair value less cost to sell. If changes in circumstances indicate that the carrying amount of the asset may not be recoverable, future undiscounted cash flows expected to result from the use of the asset and its disposition must be estimated to determine if the carrying value is impaired.

      In October 2001 the FASB issued SFAS No. 144, “Accounting for the Impairment for Disposal of Long-Lived Assets.” SFAS No. 144 supercedes SFAS No. 121 and applies to all long-lived assets (including discontinued operations) and consequently amends Accounting Principles Board (APB) Opinion No. 30, “Reporting Results of Operations-Reporting Effects of Disposal of a Segment of a Business.” SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 12, 2001, and as required, was adopted by the Company on January 1, 2002.

8. Restricted Cash

      Restricted cash relates to outstanding letters of credit required by certain operating lease and vendor agreements.

9. Other Assets

      Other assets primarily consist of prepaid lease guarantee and deposits. In December 1999, the Company entered into a lease for its primary operating facility. In order to induce an existing stockholder to guarantee the lease, the Company’s then Chief Executive Officer sold the investor 28,871 shares of Common stock from his personal account at $27.69 per share, which was below the then estimated fair market value of $41.56 per share. The in-the-money value of the Common stock sold of approximately

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

$400,000 was recorded as a deferred asset with a corresponding credit to additional paid-in capital. The deferred asset is being amortized to rent expense over the ten-year lease term. For each of the three years in the period ended December 31, 2003, the Company recognized approximately $40,000 of rent expense related to this deferred asset.

10. Consumer Deposits Payable

      Consumer deposits represent assets held on behalf of consumers for the satisfaction of payment processing and includes both cash and receivables from billers. Receivables from billers are created when payment processing has been completed, however collection of funds from consumer bank accounts is delayed. Management believes that receivables from billers are fully realizable assets because contractual agreements permit reversals from biller accounts or stipulate that the biller is obligated to reimburse the Company for such payments.

11. Deferred Rent

      Rent expense on leases is recorded on a straight-line basis over the lease period. The excess of accrued rent expense over the actual cash paid is recorded as deferred rent.

12. Development Costs

      Research and development costs are charged to expense as incurred.

13. Advertising and Marketing Expense

      The Company charges to expense advertising and marketing costs as incurred. Advertising and marketing expense totaled $375,867, $421,413 and $3,663,696 for 2003, 2002 and 2001, respectively.

14. Income Taxes

      Income taxes are accounted for using the liability method in accordance with SFAS No. 109, “Accounting for Income Taxes.” Accordingly, deferred income tax assets and liabilities are determined based on differences between the financial statement carrying amounts of assets and liabilities and their respective income tax basis, measured using enacted tax rates.

15. Restatement of Certificate of Incorporation and Stock Split

      As part of a recapitalization of the Company in December 2001, the Company declared a one-for-5.1955 reverse stock split of its Common stock. In addition, the holders of the Series A, B and C Preferred stock agreed to convert their shares as follows: one share of Series A to 0.00187861 shares of Common, one share of Series B to 0.001542 shares of Common and one share of Series C to 0.498 shares of Common. In August 2003, the Company’s Certificate of Incorporation was amended to authorize 100,000,000 shares of Preferred stock and 200,000,000 shares of Common stock. The increase in authorized capital stock and the reverse stock split of the Common stock have been retroactively reflected in the consolidated financial statements.

16. Stock Compensation

      In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation,” to require prominent disclosures in both annual and interim financial statements about the

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure requirements are effective for fiscal years ending after December 15, 2002. The Company adopted the disclosure provisions for the accompanying consolidated financial statements. As the Company will continue to apply APB Opinion No. 25, the accounting for stock-based employee compensation will not change as a result of SFAS No. 148.

      Pro forma information provided below has been determined as if the Company had accounted for its employee stock options in accordance with SFAS No. 123. The determination of the fair value of the options noted above was estimated at the date of grant using a Black-Scholes options pricing model with the following weighted-average assumptions for 2003, 2002 and 2001: risk-free interest rate of 2.3%, 3.0% and 6.1%, respectively; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common stock of 70%; and an expected life of the options of 4 years.

      The weighted average fair value of the options granted is as follows:

	Year Ended December 31

	2003	2002	2001

Granted at fair market value	$0.13	$0.18	$15.69
Granted below fair market value	—	—	—

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option vesting periods. The Company’s pro forma information is as follows:

	Year Ended December 31

	2003	2002	2001

Net loss applicable to common stockholders, as reported	$(12,536,478)	$(54,005,110)	$(85,689,435)
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(2,445,318)	(2,276,807)	(6,140,094)

Pro forma net loss applicable to common stockholders	$(14,981,796)	$(56,281,917)	$(91,829,529)

Net loss per common share, as reported	$(0.42)	$(1.82)	$(24.52)
Net loss per common share, pro forma	$(0.50)	$(1.90)	$(26.28)

17. Net Loss Per Share

      Basic EPS is computed by dividing net loss by the weighted average number of shares of Common stock outstanding for the period. Diluted EPS includes the dilutive effect, if any, from the potential exercise or conversion of securities such as stock options, warrants and convertible preferred stock, which would result in the issuance of additional shares of common stock. For 2003, 2002 and 2001 the impact of stock options, warrants and mandatorily redeemable convertible preferred stock was not considered as the effect on net loss per share would be anti-dilutive.

18. Fair Value of Financial Instruments

      The Company’s financial instruments consist of consumer deposits, cash and cash equivalents, accounts receivable, prepaid expenses and other assets, consumer deposits payable, accounts payable, accrued expenses and deferred revenue. Management believes the carrying values of these assets and liabilities are representative of their fair values based on the liquidity of these financial instruments or

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

based on their relatively short-term nature. An allowance for doubtful accounts for accounts receivable is established when the fair value is less than the carrying amounts.

      Amounts outstanding under long-term debt agreements are considered to be carried on the financial statements at their estimated fair values because they were entered into recently and terms are comparable to other financing arrangements available.

19. Comprehensive Loss

      The Company follows SFAS No. 130, “Reporting Comprehensive Income.” This statement requires the classification of items of other comprehensive income by their nature and disclosure of the accumulated balance of other comprehensive income, separately from retained earnings and additional paid-in capital, in the equity section of the balance sheet. Net loss was the only comprehensive loss item for 2003, 2002 and 2001.

20. Supplemental Cash Flow Information

      For 2003, 2002 and 2001, the Company paid interest of $58,007, $210,251 and $116,289, respectively.

21. Reclassification

      Certain amounts in the prior periods have been reclassified to conform to the 2003 presentation.

22. Recent Pronouncement

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity, including financial instruments issued in the form of shares that are mandatorily redeemable. The Company is required to adopt this new standard in the first quarter of fiscal year 2004. In 2004, the Company will classify manditorily redeemable convertible preferred stock as long-term liabilities and record dividend payments as interest expense in the statement of operations.

Note C — Business Acquisition

      On May 15, 2001, the Company acquired all of the outstanding shares of Venture Finance Software Corporation (VFSC) formerly known as WebQuicken, Inc., a wholly owned subsidiary of Intuit, Inc., for an aggregate purchase price of $13,542,925, including transaction costs of $528,000. VFSC operated in the Internet commerce industry developing and deploying server-based personal finance products including WebQuicken. The Company had three payment options; (1) issue Common stock, (2) cash payment or (3) combination of Common stock and cash. Also, the consideration was not to be exchanged until the earlier of 20 days after an Initial Public Offering by the Company or February 1, 2002. The purchase price was determined based on the Company’s decision to issue only Common stock. Accordingly, the Company measured the purchase price as of May 15, 2001, based on the fair value of 2,277,307 shares of Common stock to be issued in the future. The Company determined that the fair value of its Common stock was approximately $5.72 per share on May 15, 2001. The acquisition was recorded using the purchase method of accounting. The accompanying statements of operations include the operating results for the acquisition

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

from May 15, 2001 through December 31, 2001. A summary of the allocation of the purchase price to the net assets acquired is as follows:

Purchase price	$13,542,925

Purchase price allocation:
Cash	6,700,000
Property and equipment	997,000
Acquired technology	5,845,925

$13,542,925

      The allocation of the purchase price to identifiable acquired technology has been determined by management based on an analysis of factors such as historical operating results, discounts on cash flow projections and specific evaluations of products, customers and other information. The acquired technology was being amortized over five years based on its estimated useful life. During 2001, the Company recorded $460,944 of amortization expense on acquired technology, which is included in selling, general, and administrative expense in the accompanying consolidated statements of operations.

      The following unaudited pro forma operating results have been presented assuming the acquisition occurred on January 1, 2001. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions been made on January 1, 2001 or of results which may occur in the future.

Year Ended
December 31, 2001

Revenues	$21,557,064
Loss from operations	(78,279,903)
Net loss per share	(26.91)

      As of September 30, 2001, management determined the long-lived assets related to the VFSC acquisition were impaired and decided to exit the business entirely in December 2001 (see Note D).

Note D — Asset Impairment and Restructuring Charges

      The Company recorded restructuring and asset impairment charges as follows:

	Year Ended December 31

	2003	2002	2001

VFSC acquired technology impairment	$—	$—	$5,384,981
VFSC related fixed asset impairment	—	—	5,288,657

Subtotal VFSC asset impairment	—	—	10,673,638
Other fixed asset impairment	—	—	5,433,251
Restructuring charge	828,013	2,052,160	7,784,040

	$828,013	$2,052,160	$23,890,929

     VFSC asset impairments

      Subsequent to the VFSC acquisition date and through September 30, 2001, the Company made significant investments in software, hardware and property and equipment to build-out the VFSC business. In accordance with SFAS No. 121, the Company evaluated whether later events and circumstances occurred that indicated that the remaining useful life of its long-lived assets warranted revision or that the

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

remaining balance was not recoverable. Management determined that as of September 30, 2001, its long-lived assets related to the VFSC acquisition had been impaired. The impairment was measured by the Company due to the following factors:

(a) The Company had accumulated costs significantly in excess of the amount originally expected.

(b) A significant current period operating loss and cash flow loss combined with a projection that demonstrated continuing losses associated with assets acquired.

      The expected undiscounted cash flows directly related to the VFSC assets were negative. As of September 30, 2001, the Company recorded an impairment charge of $10,673,638 which reduced acquired technology and VFSC related fixed assets to $0 as of September 30, 2001. The impairment charge was determined based upon the estimated fair value of the business using a discounted cash flow analysis compared to the tangible net book value of the Company.

      In December 2001, the Company decided to exit the VFSC business. The Company terminated 28 employees and 6 subcontractors in December 2001 (see restructuring charges below) and on February 28, 2002, the Company entered into a Modification, Release and Termination Agreement, an Asset Purchase Agreement and a Software License Agreement (together the Termination Agreements) with Intuit, Inc. As a result of the Termination Agreements, the Company and Intuit agreed that no shares of Common stock would be issued to Intuit in the future and that the Company would continue to maintain ownership of certain assets acquired from Intuit in May 2001. Intuit agreed to repurchase hardware and other equipment for $35,612. Additionally, the Company granted to Intuit, Inc. a license for presentment of electronic bills desktop software and retained ownership of the licensed software purchased in May 2001. The license fee paid to the Company was $33,000. Additionally, the Company agreed to pay $328,000 to Intuit, Inc. for consulting services performed during 2001, which was accrued at December 31, 2001.

Other Fixed Asset Impairment

      During 2001, the Company recorded $5,433,251 in impairment charges to fixed assets in addition to the aforementioned VFSC charges, which included $3,137,610 for property and equipment and $2,295,641 for two software license agreements.

      In accordance with SFAS No. 121, based upon a review of the Company’s long-lived assets in December 2001, the Company recorded a non-cash impairment charge of $3,137,610 related to the write-down of a portion of the asset value of the Company’s property and equipment. The impairment was recognized as the future undiscounted cash flows for the Company were estimated to be insufficient to recover the related carrying values of the property and equipment. As such, the carrying values of these assets were written down to the Company’s estimates of their fair value. Fair value was based on the present value of estimated expected future cash flows using a discount rate of 30%. Management believes this provision was adequate to cover any future losses incurred relating to these assets. However, actual losses could vary significantly from these estimates.

      The Company capitalized a $1,000,000 nonrefundable software license fee in 1999. During 2000 and through the third quarter of 2001, the Company utilized the software to generate revenues from one significant customer. During the third quarter of 2001, the significant customer informed the Company that it was exiting its strategy to resell this product to its business customers. As a result of the lost customer and in accordance with SFAS No. 121, the Company determined that the software license fee had been impaired and recorded an impairment charge in the amount of $692,308 (carrying value including $307,692 of accumulated amortization) which reduced the asset to $0.

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

      During 2001, the Company entered into a software license agreement that required upfront payments of $1,950,000. The Company utilized the software to provide a solution to several large customers. Based upon significant changes in market conditions during the third quarter of 2001, the Company decided to stop providing the solution to its customers. In accordance with SFAS No. 121, the Company recorded an impairment charge in the amount of $1,603,333 (carrying value including $346,667 of accumulated amortization), which reduced the asset to $0.

Restructuring Charge

      The Company implemented a strategic restructuring plan in the fourth quarter of 2001 (including exiting the VFSC business) and the first quarter of 2002 and recorded restructuring charges of $2,052,160 and $7,784,040 in 2002 and 2001, respectively. The focus of the Company’s restructuring plan was to streamline its operations by reducing operating expenses primarily through workforce reductions and renegotiating significant contracts and leases. The Company essentially completed the restructuring program in 2002.

      Effective for 2003, the Company adopted SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which nullifies EITF No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity.” Up to the effective date, the Company followed EITF No. 94-3. The components of the restructuring charge are as follows:

	Year Ended December 31

	2003	2002	2001

Employee severance	$828,013	$1,725,339	$4,126,339
Contract settlements	—	326,821	3,241,616
Facility closings	—	—	416,085

	$828,013	$2,052,160	$7,784,040

      In 2001, included in the employee severance charge is the non-cash charge in the amount of $750,000, which reflects the forgiveness of a note receivable due from a former executive.

      Contract settlements include settlements of purchase commitments and contractual agreements with vendors and property owners. In 2001, approximately 88% of the contract settlements relate to buyouts of real estate lease agreements.

      In 2001, facility closings reflect the costs associated with the consolidation of offices as a result of employee separations and product rationalization. In connection with the cancellation of an office lease, the Company agreed to issue warrants to the landlord to purchase 400,000 shares of the Company’s Common stock at $0.36 per share and recorded a restructuring charge of $198,028 in the accompanying consolidated statement of operations.

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note E — Property and Equipment

		December 31

	Useful Lives	2003	2002

Computer and telephone equipment	3-5 years	$10,052,031	$10,891,065
Purchased software and capitalized development costs	3 years	14,572,927	13,802,713
Furniture and fixtures	5-7 years	1,194,024	1,264,389
Leasehold improvements	Lease term	1,422,191	1,450,527

		27,241,173	27,408,694
Less — Accumulated depreciation and amortization		(17,325,213)	(13,906,280)

		$9,915,960	$13,502,414

      Property and equipment includes assets from capital leases totaling $150,427 and accumulated depreciation of $22,452 at December 31, 2003.

      Depreciation and amortization expense for 2003, 2002 and 2001 was $6,040,793, $5,614,274 and $7,512,453, respectively.

Note F — Line of Credit

      In 2001, the Company entered into a line of credit agreement with a financial institution. The line of credit allows the Company to borrow the lesser of $5,000,000 or 80% of eligible accounts receivable, as defined, at an interest rate of prime plus 3.5%. The Company was subject to an annual interest rate of 7.5% and 9.5% at December 31, 2003 and 2002, respectively. Substantially all assets of the Company serve as collateral for the line of credit. Outstanding borrowings were $1,499,707 and $0 as of December 31, 2003 and 2002, respectively.

      In connection with the line of credit, the financial institution was issued fully vested warrants to purchase 125,000 shares of the Company’s Common stock at an exercise price of $1.00 per share. In 2001, the Company recorded non-cash commissions totaling $56,807 in the accompanying consolidated statement of operations relating to the grant of the warrants.

Note G — Mandatorily Redeemable Convertible Preferred Stock, Bridge Notes and Warrants

Mandatorily Redeemable Convertible Preferred Stock

      As of December 31, 2003, the Company has authorized 100,000,000 shares of Preferred stock with a par value of $.01 per share, of which 16,500,000 shares have been designated as Series A-1 mandatorily redeemable convertible preferred stock (Series A-1), 11,000,000 shares have been designated as Series B-1 mandatorily redeemable convertible preferred stock (Series B-1), 47,000,000 shares have been designated as Series C-1 mandatorily redeemable convertible preferred stock (Series C-1) and 23,500,000 shares have been designated as Series D-1 mandatorily redeemable convertible preferred stock (Series D-1), collectively (Series A-1, B-1, C-1 and D-1).

      The holders of Series A-1, B-1, C-1 and D-1 are entitled to liquidation preferences equal to the original purchase price, plus all accrued but unpaid dividends. The Series D-1 preference is senior to the preferences of Series A-1, B-1 and C-1 and would be distributed in full to the Series D-1 holders before any distribution to the holders of Series A-1, B-1 and C-1.

      The holders of the Series A-1, B-1, C-1 and D-1 are entitled to receive cumulative dividends at an annual rate of 8%. The Series A-1, B-1, C-1 and D-1 are redeemable at the option of the holders and upon the receipt of notice of the election of 75% of said holders of each Series, in December 2006.

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

      The Series A-1, B-1, C-1 and D-1 are convertible at any time into common stock at the holders’ option at a conversion rate of one-to-three and one third (1:3 1/3), one-to-one and one half (1:1 1/2), one-to-one (1:1) and one-to-one (1:1), respectively, at December 31, 2003. All outstanding shares of the Series A-1, B-1, C-1 and D-1 are automatically convertible into common stock upon the closing of a qualified underwritten public offering, as defined. The holders of Series A-1, B-1, C-1 and D-1 are entitled to certain voting, anti-dilution and registration rights, as defined.

      The Company would have issued 120,185,988 and 103,519,321 shares of Common stock had all of Series A-1, B-1, C-1 and D-1 been converted at December 31, 2003 and 2002, respectively.

      In August 2003, the Company sold 16,666,667 shares of Series D-1 at $0.30 per share for proceeds of $4,914,553, net of offering costs of $85,447. In addition, the Series D-1 investors received warrants to purchase 4,837,551 shares of Series D-1 at $0.30 per share.

      The Company allocated the proceeds to the Series D-1 and the warrants based on their relative fair values. The fair value of the warrants was based on the Black-Scholes option-pricing model. As a result, the Company allocated $4,044,633 to the Series D-1 and $955,337 to the warrants.

      The cost allocated to the warrants is being amortized as a dividend using the effective interest method from the date of issue of Series D-1 through the redemption date. For 2003, the Company recorded a total of $95,533 of amortization.

      In June 2002, the Company sold 39,011,536 shares of Series C-1 at $0.30 per share for proceeds of $11,416,258, net of offering costs of $287,203.

      In May 2002, the Company sold 8,560,745 shares of Series B-1 at $0.45 per share for proceeds of $3,748,236, net of offering costs of $104,098. The proceeds included the conversion of the March and April 2002 bridge notes in the amount $2,690,000 and accrued coupon interest of $33,674.

      In January and February 2002, the Company sold, in the aggregate, 2,500,000 shares of Series A-1 at $1.00 per share for proceeds of $2,500,000.

      In December 2001, the Company sold 8,500,000 shares of Series A-1 at $1.00 per share for proceeds of $7,560,241, net of offering costs of $939,759, and two investors converted $3,000,000 of the November 2001 bridge note plus prepayment penalty into 4,500,000 shares of Series A-1.

      The offering costs for each series of preferred stock will be accreted using the effective interest method from the date the shares were issued through the redemption date. For 2003 and 2002, the Company recorded a total of $378,204 and $230,579 of such accretion for the Series A-1, B-1, C-1 and D-1.

Conversion Price Adjustments

      In connection with the issuance of the Series D-1 and warrants, the holders of the Series A-1, B-1 and C-1 agreed to waive the anti-dilution provisions of these securities. As such, no adjustment was made to the conversion features of the Series A-1, B-1 and C-1 as a result of the issuance of Series D-1.

      In connection with the issuance of the Series C-1 in June 2002, the conversion price of the Series A-1, Series B-1 and the warrants to purchase Series A-1 was adjusted to $0.30 per share from $0.45. This conversion price adjustment created a beneficial conversion feature for financial reporting purposes. Upon the issuance of the Series C-1, the Company recorded a preferred stock dividend to the Series A-1, Series B-1 and warrants to purchase Series A-1 of $17,222,222, $1,926,168 and $896,666, respectively, in the accompanying consolidated statements of operations.

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

      In connection with the issuance of the Series B-1 in May 2002, the conversion price of the Series A-1 and the warrants to purchase Series A-1 was adjusted to $0.45 per share from $1.00. This conversion price adjustment created a beneficial conversion feature for financial reporting purposes. Upon the issuance of the Series B-1, the Company recorded a preferred stock dividend to the Series A-1 and warrants to purchase Series A-1 of $18,944,444 and $986,334, respectively, in the accompanying consolidated statements of operations.

      In connection with the issuance of the April 2001 bridge note, the conversion price of Series A and Series B was adjusted to $3.46 per share from $4.50. This conversion price adjustment created a beneficial conversion feature for financial reporting purposes. Upon the issuance of the bridge note, the Company recorded a preferred stock dividend to the Series A and Series B of $7,213,873 and $781,503, respectively, in the accompanying consolidated statements of operations.

Accounting for Bridge Notes and Warrants

      In March and April 2002, the Company issued bridge notes in the aggregate of $2,690,000. The bridge notes bore interest at 12% per annum and had a maturity date of one year from the date of issuance. The note holders were also issued warrants to purchase 807,000 shares of Series A-1 at an exercise price of $1.00 per share.

      The Company allocated the proceeds from the bridge note to the note and the warrant based on their relative fair values. The fair value of the note was determined based on a discounted cash flow analysis using a discount rate of 30%. The fair value of the warrant was based on the Black-Scholes option-pricing model. As a result, the Company allocated $2,151,282 to the notes and $538,718 to the warrants.

      The Company recognized interest expense on the note of $572,392 in 2002, of which $33,674 was accrued coupon interest and $538,718 was amortization of the debt discount. In May 2002, the principal amount of the note and coupon interest were converted into Series B-1.

      In November 2001, the Company issued a $3,100,000 bridge note to two investors and the Company’s CEO. The bridge note was convertible into a subsequent series of mandatorily redeemable convertible preferred stock at the offering price of a subsequent closing of mandatorily redeemable convertible preferred stock. The bridge note bore interest at 15% and the principal was due on November 13, 2002. The bridge note also bore a prepayment penalty of 50%. In December 2001, in connection with the close of Series A-1, the principal amount of the notes held by two investors and prepayment penalty were converted into Common stock. The note held by the Company’s CEO was repaid during 2002.

      In April 2001, the Company issued a $22,500,000 bridge note to several investors. The bridge note was convertible into a subsequent series of mandatorily redeemable convertible preferred stock at the offering price of a subsequent closing of mandatorily redeemable convertible preferred stock. The bridge note bore interest at 12% prior to the due date of September 15, 2001 and 18% thereafter. In connection with the bridge note, the note holders were issued warrants to purchase 3,251,445 shares of Series C at an exercise price of $3.46 per share.

      The Company allocated the proceeds from the bridge note to the note and the warrant based on their relative fair values. The fair value of the note was determined based on a discounted cash flow analysis using a discount rate of 30%. The fair value of the warrant was based on the Black-Scholes option-pricing model. As a result, the Company allocated $20,232,483 to the note and $2,267,518 to the warrant.

      The Company recognized interest expense on the note of $4,292,518 in 2001, of which $2,025,000 was accrued coupon interest and $2,267,518 was amortization of the debt discount. In December 2001, in connection with the close of Series A-1, the principal amount of the note and coupon interest were converted into Common stock and the warrants were cancelled.

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

      In connection with the April 2001 bridge note, the Company agreed to issue warrants to purchase an additional 5,202,312 shares of Series C at an exercise price of $3.46 per share. These additional shares were issuable only in the event the Company failed to consummate a subsequent series of mandatorily redeemable convertible preferred stock by September 15, 2001. The subsequent series of mandatorily redeemable convertible preferred stock occurred in December 2001. Accordingly, the Company issued warrants to purchase 5,202,312 shares of Series C. Management determined that the value of the warrants was zero and in connection with the recapitalization in December 2001, all of the warrants were cancelled.

Note H — Common Stock and Common Stock Warrants

Common Stock

      In connection with the recapitalization of the Company in December 2001, certain investors surrendered 829,479 shares of Common stock to the Company.

Common Stock Warrants

      In April 2001, the Company granted warrants to the Series C investors to purchase 437,115 shares of Common stock at $0.05 per share. The warrants vested immediately. The Company recorded a deemed preferred dividend in the amount of $2,486,378. In July 2001, warrants to purchase 25,712 were exercised. In December 2001, in connection with the close of Series A-1, warrants to purchase 321,408 shares were cancelled.

Note I — Stock Options

      Effective December 13, 2001, the Company adopted the 2001 Stock Plan (the Plan). The Plan provides for the granting of incentive and nonqualified stock options to employees and consultants of the Company. The Compensation Committee of the Board of Directors administers the Plan and awards grants and determines the terms of such grants at its discretion. The Company has reserved approximately 24,000,000 shares of Common stock for issuance pursuant to the Plan.

      Information with respect to the Company’s common stock options is as follows:

			Weighted
			Average
			Exercise
	Shares	Exercise Price	Price

Balance, December 31, 2000	1,562,458	$0.16-41.57	$22.42
Granted at fair market value	454,372	7.79-41.57	16.83
Exercised	(2,452)	0.16	0.16
Canceled	(557,750)	0.16-41.57	21.15

Balance, December 31, 2001	1,456,628	0.16-41.57	21.20
Granted at fair market value	22,972,024	0.24-1.00	0.33
Exercised	(84,230)	0.16-0.24	0.16
Canceled	(1,557,330)	0.16-41.57	10.64

Balance, December 31, 2002	22,787,092	0.16-41.57	0.96
Granted at fair market value	3,056,226	0.24	0.24
Exercised	(25,753)	0.16-0.24	0.18
Canceled	(4,304,856)	0.16-41.57	1.44

Balance, December 31, 2003	21,512,709	$0.16-41.57	$0.77

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

      All options have terms ranging from 2 to 10 years and generally vest over 3 to 4 years. The total number of shares available for future grants under the Plan was 2,356,241 as of December 31, 2003.

      The following table summarizes information relating to the Plan as of December 31, 2003 based upon each exercise price:

Outstanding Stock Options

			Weighted	Exercisable Stock Options
		Weighted	Average
		Average	Remaining		Weighted
Exercise		Exercise	Contractual		Average
Price	Shares	Price	Life (Years)	Shares	Exercise Price

$0.16	19,246	$0.16	4.83	19,128	$0.16
0.24	20,598,749	0.24	7.87	9,079,107	0.24
0.80	434,400	0.80	8.09	217,450	0.80
1.00	20,000	1.00	8.01	20,000	1.00
7.79	11,740	7.79	7.74	5,869	7.79
17.98	68,416	17.98	5.37	46,498	17.98
20.78	27,136	20.78	5.01	27,130	20.78
23.38	161,495	23.38	6.80	118,696	23.38
27.69	65,435	27.69	5.20	65,435	27.69
33.77	87,318	33.77	6.12	71,622	33.77
41.57	18,774	41.57	5.99	18,764	41.57

	21,512,709	$0.77	7.83	9,689,699	$1.20

      In February 2003, the Company offered option holders the opportunity to exchange certain options granted at $0.80 per share during 2002. For each option exchanged, the option holder received one option at the then fair market value of the Company’s common stock six months and one day after the exchange period expired. Options to purchase 1,906,600 shares of Common stock were exchanged and reissued at the strike price of $0.24 per share under this program in September 2003.

      In connection with certain options granted to employees during 2000, the Company recorded $2,439,476 of deferred compensation. These amounts represent the difference between the fair market value of the Company’s Common stock on the date of grant and the exercise price of options to purchase 398,838 shares of the Company’s Common stock. Deferred compensation is amortized over the vesting periods of the options, which range from immediate vesting to periods of up to four years. For 2002 and 2001, $4,175 and $652,409 of deferred compensation, net of forfeitures, was charged to expense, respectively.

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note J — Commitments and Contingencies

Lease Commitments

      The Company leases its main office facility and computer software and equipment. Future minimum lease payments under operating and capital leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 2003, are:

	Operating	Capital
Year	Leases	Leases

2004	$2,340,595	$55,428
2005	1,593,859	55,428
2006	1,622,356	21,503
2007	1,480,138	12,567
2008	1,480,138	4,189
Thereafter	1,480,138	—

Total minimum lease payments	$9,997,224	149,115

Less amount representing interest		(26,034)
Present value of minimum lease payments		123,081

Less current portion		(41,380)

Long-term portion of minimum lease payments		$81,701

      Rent expense amounted to $2,877,175, $2,716,854 and $2,114,340 for 2003, 2002 and 2001, respectively.

Litigation

      The Company is involved, from time to time, in various legal matters and claims which are being defended and handled in the ordinary course of business. None of these matters are expected, in the opinion of management, to have a material adverse effect on the financial position or results of operations of the Company.

Employment Agreements

      The Company has employment agreements with certain officers of the Company. The agreements provide for, among other things, salaries, bonuses, stock options, and severance payments.

Government Regulation

      Management believes, based upon consultation with legal counsel, that the Company is not required to be licensed by the Office of the Comptroller of the Currency, the Federal Reserve Board or other federal or state agencies that regulate or monitor banks or other providers of electronic commerce. However, the Company may be periodically examined by banking authorities since the Company is a supplier of services to financial institutions. Laws regulating internet commerce may be enacted to address issues such as, trust accounting, user privacy, pricing, content, taxation and the characteristics and quality of online products and services, among other things. If enacted, these laws could have a material adverse effect on the Company’s business.

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note K — Income Taxes

      The reconciliation of the statutory federal income tax rate to the Company’s effective income tax rate is as follows:

	Year Ended December 31

	2003	2002	2001

Statutory federal income tax rate	34.0%	34.0%	34.0%
State income taxes, net of federal tax benefit	5.9%	5.9%	6.3%
Nondeductible expenses	(0.4)%	(0.3)%	(3.3)%
Sale of New Jersey NOL	(2.7)%	(2.4)%	0.0%
Net operating loss	(39.6)%	(39.6)%	(37.0)%

	(2.7)%	(2.4)%	0.0%

      The Company participates in the New Jersey Emerging Technology and Biotechnology Financial Assistance Program (the Program). Under the Program, the Company received net proceeds of $250,942 and $291,518 in 2003 and 2002, respectively, in exchange for the rights to approximately $3.2 million and $3.7 million of its unused New Jersey NOL carry-forwards. These transactions have been recorded as an income tax benefit in the accompanying consolidated statements of operations.

      Deferred taxes are determined based upon the estimated future tax effects of differences between the financial statements and income tax basis of assets and liabilities given the provisions of the enacted tax laws. The tax effect of temporary differences that give rise to deferred taxes are as follows:

	December 31

	2003	2002

Deferred tax assets:
Net operating loss carry-forwards	$34,500,000	$29,400,000
Deferred compensation	2,100,000	2,100,000
Development costs	300,000	300,000
Accruals and reserves not currently deductible	900,000	800,000
Property and equipment	—	300,000

Total deferred tax assets	37,800,000	32,900,000
Deferred tax liabilities:
Property and equipment	(1,600,000)	—

Total deferred tax liabilities	(1,600,000)	—

Net deferred tax asset, prior to valuation allowance	36,200,000	32,900,000
Less: valuation allowance	(36,200,000)	(32,900,000)

Net deferred tax asset	$—	$—

      As of December 31, 2003, the Company had net operating loss carry-forwards totaling approximately $86,000,000 for federal tax purposes. The availability of the net operating loss carry-forwards and future tax deductions to reduce taxable income is subject to various limitations under Section 382 of the Internal Revenue Code of 1986, as amended (Code), in the event of a further ownership change. This section states that after reorganization or other changes in corporate ownership (50% cumulative change in ownership over a three year period), the use of certain carry-forwards may be limited or prohibited. Due to the uncertainty surrounding the realization of the net deferred tax asset, management has provided a full

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

allowance. As of December 31, 2003, the Company has net operating loss carry-forwards of approximately $117,000,000 for state tax purposes.

      Net operating loss carry-forward amounts and expiration dates for both federal and state purposes are as follows:

	Net Operating	Expiration
Federal	Loss	Date

Net operating loss carry-forwards
1995	$1,600,000	2015
1996	2,000,000	2016
1997	2,000,000	2017
1998	3,000,000	2018
1999	12,000,000	2019
2000	28,400,000	2020
2001	16,000,000	2021
2002	9,400,000	2022
2003	11,600,000	2023

	$86,000,000

	Net Operating	Expiration
State	Loss	Date

Net operating loss carry-forwards
1999	$11,000,000	2008
2000	28,400,000	2009
2001	49,000,000	2010
2002	17,000,000	2011
2003	11,600,000	2012

	$117,000,000

Note L — Employee Benefit Plan

      The Company has a Section 401(k) retirement savings plan (the 401(k) Plan). The 401(k) Plan allows employees to contribute from 2% to 15% of their annual compensation subject to statutory limitations. Company contributions to the 401(k) Plan are discretionary. In past years, the Company, at its discretion, has made matching contributions of 50% to 100% of the first 6% of employee contributions. For 2003, 2002 and 2001, the Company made matching contributions of $292,780, $288,451 and $440,435, respectively, to the 401(k) Plan.

Note M — Concentration of Credit Risk

      For 2003, 2002 and 2001, the Company had two, three and one customer(s) which accounted for 35%, 51% and 22% of total revenues, respectively. At December 31, 2003 and 2002, the Company had aggregate accounts receivable from these customers of $278,325 and $1,421,367, respectively. The loss of one or more of these customers could have a materially adverse effect on the Company’s business. During the fourth quarter 2003, the Company lost one customer which accounted for 18% of 2003 total revenues.

PRINCETON eCOM CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

Note N — Related Party Transactions

      The Company provides services to a customer who is also a stockholder. The Company recognized revenue totaling $301,606, $323,728 and $2,537,765 for 2003, 2002 and 2001, respectively, related to this arrangement. The Company had an accounts receivable balance of $46,408 and $40,865 due from this customer at December 31, 2003 and 2002, respectively.

      The Company receives banking services from a vendor who is also a stockholder. The Company paid $1,976,584, $1,430,765 and $571,808 in fees to this vendor in 2003, 2002 and 2001, respectively, and received interest income of $567,725, $424,702 and $193,393 in 2003, 2002 and 2001, respectively.

Note O — Subsequent Events

      On March 25, 2004, the Company sold 34,333,333 shares of Series D-1 at $0.30 per share for proceeds of $10,300,000. In addition, the Series D-1 investors received warrants to purchase 8,583,333 shares of Series D-1 at $0.30 per share.

      The terms of the Series A-1, B-1, C-1 and D-1 remained the same except the mandatory redemption date was extended to March 31, 2008 for Series D-1 and September 30, 2008 for Series A-1, B-1 and C-1.

      In connection with the issuance of the Series D-1 and warrants on March 25, 2004, the holders of the Series A-1, B-1 and C-1 agreed to waive the anti-dilution provisions of these securities. As such, no adjustment was made to the conversion features of the Series A-1, B-1 and C-1 as a result of this issuance of Series D-1.

EXHIBIT INDEX

Page
Exhibit	Description	Number

A	Stock Purchase Agreement, as amended by Amendment No. 1	A-1
B	Plan of Liquidation and Dissolution of New Century Equity Holdings Corp.	B-1
C	Fairness Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.	C-1

EXHIBIT A

STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement (this “Agreement”) is made as of the 25th day of March, 2004, and amended as of April 30, 2004, by and among New Century Equity Holdings Corp., a Delaware corporation (“NCEH”), and each of Mellon Ventures, L.P., a Delaware limited partnership (“Mellon”), Lazard Technology Partners II LP, a Delaware limited partnership (“LTP”), Conning Capital Partners VI, L.P., a Delaware limited partnership (“Conning”), and Princeton eCom Corporation (the “Corporation”). Mellon, LTP and Conning are individually referred to herein as a “Purchaser” and are collectively referred to herein as the “Purchasers”.

      WHEREAS, NCEH desires to sell, and the Purchasers, severally and not jointly, desire to purchase (the “Transaction”), all of the issued and outstanding shares of capital stock and warrants to purchase shares of capital stock of the Corporation legally or beneficially owned by NCEH, all of which are set forth on Schedule A hereto (the “Securities”);

      WHEREAS, the Transaction is being made in connection with the purchase by the Purchasers of the Corporation’s Series D-1 Convertible Preferred Stock (the “Preferred Stock”) and warrants to purchase Preferred Stock (collectively, the “Preferred Stock Financing”), and this Agreement is being entered into simultaneously with the closing of the Preferred Stock Financing;

      WHEREAS, NCEH has consented in all respects to the Preferred Stock Financing, waived its rights to participate in the Preferred Stock Financing and has executed all agreements, waivers, consents and other documents necessary to consummate the Preferred Stock Financing on terms and conditions satisfactory to the Purchasers and the Corporation;

      WHEREAS, as a condition to agreeing to execute this Agreement and the transaction documents evidencing the Preferred Stock Financing, NCEH required that its guarantee (the “Guarantee”) of the Agreement of Lease, dated July 27, 1999 (the “New Jersey Lease”), between 650 College Road Associates, L.P., a New Jersey limited partnership (“Landlord”), and the Corporation, be released by Landlord;

      WHEREAS, the Guarantee has been released on terms satisfactory to NCEH, each of the Purchasers and the Corporation; and

      WHEREAS, pursuant to the Delaware General Corporation Law (the “DGCL”), NCEH is required to seek and obtain stockholder approval of the transactions contemplated hereby which will require the solicitation of proxies by NCEH.

      NOW, THEREFORE, the parties hereby agree as follows:

      1.     Purchase of Stock.

      1.1     Purchase. Subject to the terms and conditions contained herein, at the Closing, NCEH shall sell, transfer, deliver, convey and assign to the Purchasers, and each Purchaser shall purchase from NCEH their respective amount of Securities as set forth on Schedule B hereto (the “Purchase”). The aggregate purchase price for the Securities being acquired from NCEH shall be $10,000,000 which shall be payable in cash by wire transfer of immediately available funds at the Closing (the “Purchase Price”).

      1.2     Escrow Upon Signing. Upon execution of this Agreement:

(a) NCEH and the Purchasers shall have entered into an Escrow Agreement of even date herewith (the “Escrow Agreement”) with JPMorgan Chase Bank, a New York state bank (the “Escrow Agent”), which shall provide that the stock certificates and warrants evidencing the Securities and the Purchase Price shall be held by the Escrow Agent as set forth therein;

(b) NCEH shall deliver to the Escrow Agent the stock certificates and warrants evidencing the Securities, together with stock powers or assignments endorsed in blank; and

(c) Each Purchaser shall deliver its respective portion of the Purchase Price to the Escrow Agent.

      1.3     Deliveries Upon Signing. Upon execution of this Agreement:

(a) NCEH shall deliver to the Purchasers a certificate, as of the most recent practicable date, as to the corporate good standing of NCEH issued by the Secretary of State of the State of Delaware; and

(b) NCEH shall deliver to the Purchasers a Certificate of the Secretary of NCEH attesting as to (i) the Certificate of Incorporation and By-laws of NCEH; (ii) the signatures and titles of the officers of NCEH executing this Agreement or any of the other agreements to be executed and delivered by NCEH at the Closing, and (iii) resolutions of the Board of Directors of NCEH, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby.

      1.4     Closing. The closing of the Purchase (the “Closing”) shall take place on the business day following the receipt by the Escrow Agent of the requisite notices from each of NCEH and the Purchasers as set forth in the Escrow Agreement. On or prior to the date such notices are delivered to the Escrow Agent:

(a) NCEH shall deliver to the Purchasers a certificate, as of the most recent practicable date, as to the corporate good standing of NCEH issued by the Secretary of State of the State of Delaware;

(b) NCEH shall deliver to the Purchasers a Certificate of the Secretary of NCEH attesting as to (i) the Certificate of Incorporation and By-laws of NCEH; (ii) the signatures and titles of the officers of NCEH executing this Agreement or any of the other agreements to be executed and delivered by NCEH at the Closing; (iii) resolutions of the Board of Directors of NCEH, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby; and (iv) the vote of the stockholders of NCEH with respect to the approval of the transactions contemplated hereby; and

(c) NCEH and each of the Purchasers shall deliver a certificate from a duly authorized officer certifying that the representations and warranties of their respective entities made of as of the date hereof remain true and complete as of the Closing.

      2.     Representations and Warranties of the Parties.

      2.1     Representations and Warranties of Each Party. Each party severally and not jointly hereby represents and warrants as of the Closing as to itself, except as otherwise set forth herein as follows:

(a) Authority. Such party has all requisite power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, and the consummation by such party of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such party, except that as of the signing of this Agreement, NCEH will not have received the approval of its stockholders of the Transaction. This Agreement, has been duly and validly executed and delivered by such party and, assuming the due authorization, execution and delivery hereof and thereof by the other parties, constitutes the valid and binding obligation of such party, enforceable against such party in accordance with their respective terms.

(b) Non-Contravention; Statutory Approvals. The execution and delivery of this Agreement, and the consummation by such party of the transactions contemplated hereby and thereby does not and will not (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any court, federal state, local or foreign governmental or regulatory body (a “Governmental Authority”), other than the requirements of the federal securities laws with respect to the Proxy Statement (as hereinafter defined), or (b) constitute a default (with or without notice or lapse of time, or both) under, violate or conflict with any contract, agreement or order to which such party is party or by which such party or any of such party’s properties or assets is subject or bound.

(c) Broker’s Fees. Neither NCEH nor any of the Purchasers has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated hereby or based in any way upon agreements, arrangements or understandings made by or on behalf of any such parties hereunder. The Purchasers acknowledge that a special committee of the NCEH Board of Directors has engaged, and NCEH is paying Houlihan Lokey Howard and Zukin Financial Advisors, Inc. in connection with preparation and delivery of a fairness opinion relating to the Transaction.

(d) No Litigation. As of the Closing, the Transaction contemplated hereby and the related Preferred Stock Financing are not subject to any pending or threatened litigation or action by any Governmental Authority or any other person that would seek to enjoin the Transaction or the Preferred Stock Financing, and there is no reasonable basis for any such litigation or action.

      2.2     Additional Representations and Covenants of NCEH. In addition to the representations and warranties made in Section 2.1 hereof, NCEH hereby represents, warrants and covenants to each Purchaser that:

(a) Title; Absence of Liens. As of the Closing, Schedule A sets forth an accurate and complete listing of all legal and beneficial ownership interests of NCEH in the Corporation (or any subsidiary or affiliate), including all capital stock, rights, warrants, options or other rights to acquire any security thereof. The Securities will be transferred to the Purchaser free and clear of any mortgages, pledges, charges, liens, security interests, rights of first refusal, options, restrictions, commitments, rights of other parties, assessments, conditions or other encumbrances of any kind (collectively, “Liens”) , other than as set forth in the Corporation’s Certificate of Incorporation and the documents entered into in connection with the Preferred Stock Financing. Upon delivery of the respective Purchase Price by the Purchasers to NCEH, the Purchasers will become the true and lawful owners of and will receive good title to the Securities.

(b) Proxy Statement; Stockholder Solicitation; and NCEH Stockholder Approval. None of the information contained in the Proxy Statement (as defined below) will, at the respective times the Proxy Statement or any amendments or supplements thereto are filed with the Securities and Exchange Commission (the “SEC”), are first published, sent or given to stockholders or at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) the audited financial statements of the Corporation, including the notes thereto, and (ii) any information provided in writing by any of the Purchasers or the Corporation for inclusion in the Proxy Statement pursuant to Section 2.5 herein. The Proxy Statement will comply as to form in all material respects with the requirements of all applicable laws, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The solicitation of stockholders and the consummation of the Transaction by NCEH shall comply in all respects to the DGCL. As of the Closing, the Transaction shall have been duly approved by NCEH’s stockholders.

(c) Voting and Consents. NCEH hereby consents in all respects to, and shall vote all of its outstanding shares of capital stock of the Corporation in favor of, the transactions and agreements evidencing the Preferred Stock Financing.

      2.3     Additional Representations of the Purchasers. In addition to the representations and warranties made in Section 2.1 hereof, each of the Purchasers, severally and not jointly, hereby represents, warrants and covenants to NCEH that:

(a) Sufficient Funds. Such Purchaser has sufficient funds to purchase the Securities being purchased by such Purchaser and no Purchaser has to secure funding in order to consummate the transactions contemplated hereby.

(b) Accredited Investor and Investment Purpose. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Act”). The Securities will be acquired for investment for each Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Purchaser represents to NCEH that it is aware that the Securities it is purchasing are not registered under the Act and that it may not resell such shares without either registration or an effective exemption from registration under the Act.

(c) No Representations as to the Corporation. Each of the Purchasers agrees and acknowledges that NCEH has not made, and is not making, any representations or warranties, whether express or implied, with respect to the Corporation, its business or prospects. Each Purchaser has decided to engage in the Transaction based on its own investment experience and its review of and determinations with respect to the Corporation or otherwise.

      2.4     Stockholder Approval. In connection with the approval of the Purchase by NCEH’s stockholders as required by applicable law, NCEH shall, as soon as practicable following the execution of this Agreement but in no event later than five (5) business days following the closing of the Financing, prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement soliciting approval by NCEH’s stockholders of the Purchase and the transactions contemplated hereby (the “Proxy Statement”). NCEH will cause the Proxy Statement to be mailed to NCEH’s stockholders as promptly as practicable (i) after receiving SEC approval, or upon receiving confirmation from the SEC that it is not going to review such Proxy Statement, and (ii) upon compliance with Rule 14a-13 of the Exchange Act. If no response is received within ten days after filing with the SEC, NCEH will promptly inquire of the SEC whether it is going to review the Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Proxy Statement will be made by NCEH, without providing the Purchasers and the Corporation a reasonable opportunity to review and comment thereon. NCEH will advise the Purchasers and the Corporation promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Closing, any information relating to the Purchasers, or any of their respective affiliates, officers or directors, should be discovered by the NCEH or the Purchasers which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of NCEH.

      2.5     Providing Information for Proxy Statement. Each of the Purchasers and the Corporation shall provide NCEH with, in compliance with Item 14(b)(2) and 14(b)(3) of Schedule 14A as promulgated under the Exchange Act (i) a brief description of the general nature of the business conducted by each of the respective Purchasers and the Corporation, and (ii) the name, complete mailing address and telephone number of each of their principal executive offices.

      2.6     No Challenge of Liquidation. Each of the Purchasers and the Corporation acknowledges that NCEH is contemplating adopting a Plan of Liquidation in order to liquidate and dissolve under the DGCL. In the event NCEH adopts such a Plan of Liquidation and proposes to liquidate and dissolve, and notwithstanding any other provision of this Agreement, provided that NCEH adequately provides, in the reasonable judgment of NCEH and the Purchasers or the Corporation, as the case may be, for any outstanding and unresolved claims made by any of the Purchasers or the Corporation for indemnity by NCEH with respect to a Third-Party Claim (as hereinafter defined), (i) none of the Purchasers or the Corporation shall challenge any such liquidation or dissolution, including without limitation on the grounds that adequate provision was not made for NCEH’s obligations under this Agreement, and (ii) none of the Purchasers or the Corporation shall seek indemnification under this Agreement from any director, officer, employee or stockholder of NCEH, except in the case of fraud or intentional wrongdoing by such director, officer, employee or stockholder in connection with the transactions contemplated hereby. For avoidance of doubt, if NCEH has made a distribution to its stockholders pursuant to such Plan of Liquidation or otherwise prior to receiving notice from a Purchaser or the Corporation of a Third-Party Claim, none of the Purchasers or the Corporation shall challenge such distribution or make any claims against any director, officer, employee or stockholder of NCEH in respect of such distribution for any reason in connection with such Third-Party Claim, including that fact that making such distribution resulted in insufficient funds being left in NCEH to make what the Purchasers or the Corporation would reasonably consider to be adequate provision for such Third-Party Claim.

      2.7     Covenants of the Corporation. The Corporation agrees to provide NCEH with the monthly financial and operational information consistent with that previously provided. The Corporation also agrees to provide all financial information regarding the Corporation to NCEH in order to facilitate its filings with the SEC, including with respect to the Proxy Statement and NCEH’s Annual Report on Form 10-K for the year ended December 31, 2003. The Corporation will complete and provide the audited financial statements for the three years ended December 31, 2003 to NCEH as soon as possible, but no later than March 26, 2004. The Corporation also covenants to instruct its independent accountants to cooperate with NCEH’s independent accountants and to provide access to such information as reasonably requested in the preparation of NCEH’s financial statements and its filings with the SEC.

      2.8     Survival of Representations and Warranties. Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive the date hereof, notwithstanding any investigation at any time made by or on behalf of any party hereto.

      2.9     No Other Representations or Warranties. Expressly as set forth in this Agreement, no party is making, or is relying on, any express or implied representations or warranties relating to any party or to the consummation of the transactions contemplated hereby.

      3.     Indemnification.

      3.1     By NCEH. NCEH agrees to indemnify, defend and hold harmless each Purchaser and the Corporation from and against any Losses incurred, suffered or threatened relating to, arising out of or otherwise in connection with (a) any misrepresentation or breach of warranty by NCEH in this Agreement and (b) any breach by NCEH of any covenant in this Agreement. In addition to the indemnification obligations provided above, in the event that a NCEH stockholder or other third party brings an action or asserts a claim against the Corporation or the Purchasers challenging the Transaction in any manner (including the fairness thereof) or the NCEH plan of liquidation or dissolution, NCEH shall indemnify, defend and hold harmless each of the Purchasers and the Corporation for any Losses associated with such action or claim. “Losses” means any loss, liability, proceeding, claim, damage, demand, judgment, penalty, cost (including costs of investigation), expense (including reasonable legal fees and expenses, including legal fees and expenses incurred in the enforcement of another party’s obligations under this Section 3).

      3.2     By Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify, defend and hold harmless NCEH from and against any Losses incurred, suffered or threatened relating to, arising out of or otherwise in connection with (a) any misrepresentation or breach of warranty by such Purchaser in this Agreement and (b) any breach by such Purchaser of any covenant in this Agreement.

      3.3     Third Party Claims.

      (a) If a claim or demand is made against any indemnitee hereunder (an “Indemnitee”), or any Indemnitee otherwise learns of an assertion against such Indemnitee, by any person or entity who is not a party to this Agreement (a “Third-Party Claim”) as to which such Indemnitee intends to seek indemnification pursuant to this Agreement, such Indemnitee shall notify the party from whom it is seeking indemnification (the “Indemnitor”) in writing of the Third-Party Claim (and specifying in reasonable detail the factual basis for the Third-Party Claim and to the extent known, the amount of the Third-Party Claim) promptly after becoming aware of such Third-Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent Indemnitor is actually prejudiced as a result of such failure.

      (b) If a Third-Party Claim is made against an Indemnitee, Indemnitor will be entitled, within 30 days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third-Party Claim, to assume the defense thereof with counsel selected by Indemnitor and reasonably satisfactory to the Indemnitee. Should Indemnitor so elect to assume the defense of a Third-Party Claim, Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. If Indemnitor assumes the defense of any Third-Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Indemnitor. Notwithstanding the foregoing, in any proceeding in which both Indemnitor, on the one hand, and an Indemnitee on the other hand, are, or are reasonably likely to become, a party, such Indemnitee shall have the right to employ separate counsel and to control its own defense of such proceeding if, in the reasonable opinion of counsel to such Indemnitee, either (i) one or more defenses are available to the Indemnitee that are not available to Indemnitor or (ii) a conflict or potential conflict exists between Indemnitor, on the one hand, and such Indemnitee, on the other hand, that would make such separate representation advisable; provided, however, that Indemnitor (A) shall not be liable for the fees and expenses of more than one counsel to an Indemnitee and (B) shall reimburse such Indemnitee for such reasonable fees and expenses of such counsel incurred in any such action as such expenses are incurred.

      (c) If Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third-Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third-Party Claim which Indemnitor may recommend and which by its terms obligates Indemnitor to pay the full amount of adverse consequences (whether through settlement or otherwise) in connection with such Third-Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all liability in connection with such Third-Party Claim. Any other settlements must be consented to by the effected Indemnitee, which consent shall not be unreasonably withheld or delayed. The Indemnitee shall not (unless required by law) admit any liability with respect to, or settle, compromise or discharge such Third-Party Claim without Indemnitor’s prior written consent, which consent shall not be unreasonably be withheld or delayed.

      3.4     Other Claims. Any claim which does not involve a Third-Party Claim, shall be asserted by reasonably prompt written notice given by the party seeking indemnification to the party from whom such indemnification is sought under this Agreement. The failure by the party seeking indemnification so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnitee under this Agreement, except to the extent that the indemnifying party is actually prejudiced by such failure. If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnitee shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations by the 30th day after notice of such claim was given to the indemnifying party, unless such period is extended by the parties, the indemnifying party and the indemnitee will be free to pursue such remedies as may be available to such parties under this Agreement or under applicable Law.

      4.     Miscellaneous.

      4.1     Further Assurances. At any time or from time to time after the Closing, each of NCEH and the Purchasers shall, at the reasonable request and expense of the other party or its counsel (unless such request is occasioned by the breach of a representation, warranty or covenant of the other party, in which case it shall be at the expense of such breaching party), execute and deliver any further instruments or documents and take all such further action in order to evidence or otherwise facilitate the consummation of the transactions contemplated hereby.

      4.2     Future Prospects of the Corporation. NCEH acknowledges and agrees that the Corporation may experience significant future growth as a result of, among other things, an initial public offering of its capital stock, a merger, consolidation or acquisition of the Corporation into, with or by another entity, a sale of the Corporation’s assets or a strategic alliance or other business arrangement. NCEH further acknowledges that, as a result of such transactions or otherwise, there may be an increase in the value of the Corporation’s capital stock after the date of this Agreement for which NCEH agrees that, in the event this Transaction is consummated as provided herein, it shall not be entitled to any benefit.

      4.3     Termination; Deal Fee. In the event the Transaction has not been consummated by July 30, 2004 (the “Termination Date”), this Agreement shall terminate, except with respect to the indemnification provisions hereof and NCEH shall instruct the Escrow Agent to return to each Purchaser their respective portion of the Purchase Price plus accrued interest thereon. In addition, NCEH shall pay to each Purchaser an amount equal to six percent (6%) of their respective portion of the Purchase Price multiplied by a fraction, the numerator of which shall be the number of days elapsed from the date hereof until the Termination Date and the denominator of which shall be 365.

      4.4     Expenses. NCEH, on the one hand, and the Purchasers, on the other hand, shall pay their own fees and expenses arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

      4.5     Survival. All representations, warranties, covenants and agreements contained in or made pursuant to this Agreement or contained in any certificate delivered pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, and shall survive the Purchase and the consummation of the transactions contemplated hereby.

      4.6     Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the prior written consent of the other parties hereto.

      4.7     Amendment; Waiver. This Agreement may be amended only by a written instrument signed by each party hereto. No provision of this Agreement may be extended or waived orally, but only by a written instrument signed by the party against whom enforcement of such extension or waiver is sought.

      4.8     Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of law provisions. Any disputes with respect to the interpretation of this Agreement or the rights and obligations of the parties hereto shall be exclusively brought in any federal court of competent jurisdiction located the New York City, or any New York State court of competent jurisdiction in New York City. Each of the parties waives any right to object to the jurisdiction or venue of such courts or to claim that such courts are an inconvenient forum.

      4.9     Notices. Unless otherwise specifically provided herein, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid at the addresses set forth in Exhibit A hereto, and/or to such other addresses and/or persons which either party may designate by like notice to the addresses set forth in Exhibit A hereto.

      4.10     Integration. This Agreement, including the schedules and exhibits hereto, and the documents delivered pursuant hereto contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties with respect to the Purchase.

      4.11     Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      4.12     Descriptive Headings; Terminology. The section and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

      4.13     Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

      4.14     Joint Efforts. The provisions of this Agreement shall be deemed to be the collective efforts of the parties, and no provision shall be construed more severely against any one party. The parties hereby agree to use their reasonable best efforts to cause the Closing hereunder.

[SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEW CENTURY EQUITY HOLDINGS CORP.

By:	/s/ DAVID P. TUSA

Name: David P. Tusa
Title: Executive Vice President and Chief Financial Officer

MELLON VENTURES, L.P.
By: MVMA, L.P., its general partner
By: MVMA, INC., its general partner

By:	/s/ MARC COLE

Name: Marc Cole
Title: Vice President

LAZARD TECHNOLOGY PARTNERS II LP
By: Lazard Technology Management LLC,
its general partner
By: Lazard Frères & Co. LLC,
its Managing Member

By:	/s/ R. E. PLANITZER

Name: Russell Planitzer

Title:	Managing Director

CONNING CAPITAL PARTNERS VI, L.P.

By:	/s/ SIGNATURE ILLEGIBLE

Name:
Title:

PRINCETON ECOM CORPORATION

By:	/s/ RONALD AVERITT

Name: Ronald Averitt
Title: President and Chief Executive Officer

SCHEDULE A

SECURITIES OF PRINCETON ECOM CORPORATION

HELD BY NEW CENTURY EQUITY HOLDING CORP.

      10,166,667 shares of Series A-1 Convertible Preferred Stock

      2,000,000 shares of Series B-1 Convertible Preferred Stock

      4,000,000 shares of Series D-1 Convertible Preferred Stock

      16,911,137 shares of Common Stock

      Warrant No. SPW-2 dated March 29, 2002(1)

      Warrant No. SPW-4 dated April 5, 2002(1)

      Warrant No. D-1-1 dated August 28, 2003 to purchase 1,000,000 shares of Series D-1 Convertible Preferred Stock

(1)	Warrants No. SPW-2 and SPW-4 enable the holder or holders thereof to purchase an aggregate of 1,793,333 shares of Series C-1 Preferred Stock.

SCHEDULE B

	Aggregate No.
	of Shares and
	Warrants to be
Purchaser	Purchased	Breakdown of Securities to be Purchased	Purchase Price

Mellon Ventures, L.P. 1114 Avenue of the Americas 31st Floor New York, NY 10036 Telecopy: (212) 389-2755 Attention: Marc A. Cole	11,957,048	5,637,046 Common Stock 3,388,889 Series A-1 Convertible Preferred Stock 666,667 Series B-1 Convertible Preferred Stock 1,333,334 Series D-1 Convertible Preferred Stock Warrant to Purchase 597,778 Series C-1 Convertible Preferred Stock Warrant to Purchase 333,334 Series D-1 Convertible Preferred Stock	$3,333,333.99

Lazard Technology Partners II LP 30 Rockefeller Plaza New York, New York 10020 Telecopy: (212) 332-4624 Attention: Manu Rana	11,957,046	5,637,046 Common Stock 3,388,889 Series A-1 Convertible Preferred Stock 666,667 Series B-1 Convertible Preferred Stock 1,333,333 Series D-1 Convertible Preferred Stock Warrant to Purchase 597,778 Series C-1 Convertible Preferred Stock Warrant to Purchase 333,333 Series D-1 Convertible Preferred Stock	$3,333,333.42

Conning Capital Partners VI, L.P. City Place 185 Asylum Street Hartford, CT 06103-4105 Telecopy: (860) 520-1299 Attention: Steven F. Piaker	11,957,043	5,637,045 Common Stock 3,388,889 Series A-1 Convertible Preferred Stock 666,666 Series B-1 Convertible Preferred Stock 1,333,333 Series D-1 Convertible Preferred Stock Warrant to Purchase 597,777 Series C-1 Convertible Preferred Stock Warrant to Purchase 333,333 Series D-1 Convertible Preferred Stock	$3,333,332.59

EXHIBIT B

NEW CENTURY EQUITY HOLDINGS CORP.

PLAN OF LIQUIDATION AND DISSOLUTION

      This Plan of Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation. dissolution and termination of existence of New Century Equity Holdings Corp., a Delaware corporation (the “Company”), in accordance with the Delaware General Corporation Law (“DGCL”)and Section 331 of the Internal Revenue Code of 1986 as amended (the “Code”) as follows:

1. The Board of Directors of the Company (the “Board of Directors”) has adopted this Plan and called a meeting (the “Meeting”) of the Company’s stockholders (the “Stockholders”) to take action on the Plan and to approve the sale of all of the Company’s holdings in Princeton eCom Corporation (the “Princeton Sale”). If Stockholders holding at least sixty-six and two thirds percent (66 2/3%) of the Company’s outstanding common stock, par value $.01 per share (the “Common Stock”), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the Stockholders may approve the Plan if the Meeting is adjourned to a later date (the “Adoption Date”).

2. After the Adoption Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business and affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Company shall file Form 966 with the Internal Revenue Service.

3. From and after the Adoption Date, the Company shall complete the following corporate actions:

(a) The Company shall determine whether and when to (i) transfer the Company’s property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to Section 6 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Company and the Stockholders, including without limitation completion of the Princeton Sale and the sale of the Company’s holdings in Sharps Compliance Corp., a Delaware corporation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

(b) The Company shall, as determined by the Board of Directors, (i) pay or make reasonable provision to pay all claims and obligations of the Company, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company that is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten years after the date of dissolution.

(c) The Company shall distribute pro rata to the Stockholders, all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees (as defined in Section 6 hereof), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy claims against the Company, including, without limitation, tax obligations, claims that are the subject of pending litigation, and all expenses of the sale of the Company’s property and assets, of the collection and defense of the Company’s property and assets, and of the liquidation and dissolution provided for in this Plan.

(d) If the Board determines to follow the procedures described in Section 280 of the DGCL, then the additional steps set forth below shall, to the extent necessary or appropriate, be taken:

(i) The giving of notice of the dissolution to all persons having a claim against the Company and the rejection of any such claims in accordance with Section 280 of the DGCL;

(ii) The offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer in accordance with Section 280 of the DGCL;

(iii) The petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (i) claims that are the subject of pending litigation against the Company, and (ii) claims that have not been made known to the Company or that have not arisen, but are likely to arise or become known within five (5) years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

(iv) The payment, or the making of adequate provision for payment, of all claims made against the Company and not rejected in accordance with Section 280 of the DGCL;

(v) The posting of all security offered and not rejected and all security ordered by the Court of Chancery in accordance with Section 280 of the DGCL; and

(vi) The payment, or the making of adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company.

Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan by the Stockholders shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further Stockholder action, to proceed with the dissolution, liquidation and termination of existence of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) thereof, including the adoption of a plan of distribution as contemplated by such section.

4. The distributions to the Stockholders pursuant to Sections 3, 6 and 7 hereof shall be in respect of all interests formerly represented by the outstanding Common Stock of the Company. As a condition to receipt of any distribution to the Stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees (“Satisfactory Evidence and Indemnity”). As a condition to receipt of any final distribution to the Stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agent for cancellation or (ii) furnish the Company with Satisfactory Evidence and Indemnity. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on the date of dissolution of the Company, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

5. If any distribution to a Stockholder cannot be made, whether because the Stockholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other ,jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

6. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the Stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the Stockholders (the “Trustees”), under a liquidating trust (the “Trust”), any assets of the Company that are (i) not reasonably susceptible to distribution to the Stockholders, including without limitation non-cash assets and assets held on behalf of the Stockholders (a) who cannot be located or who do not tender their certificates evidencing the Common Stock to the Company or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the Stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or, contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the Stockholders of the Company. The Company, subject to this Section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

7. Whether or not a Trust shall have been previously established pursuant to Section 6, in the event it should not be feasible for the Company to make the final distribution to the Stockholders of all assets and properties of the Company prior to the third anniversary of the Adoption Date, then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6.

8. After the Adoption Date, the officers of the Company shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL.

9. The adoption of the Plan by the Stockholders shall constitute full and complete authority for the Board of Directors and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character which the Board or such officers deem necessary, appropriate or advisable: (i) to sell, dispose, convey, transfer and deliver the assets of the Company, in one or a series of transactions, (ii) to satisfy or provide for the satisfaction of the Company’s obligations in accordance with Sections 280 and 281 of the DGCL, (iii) to distribute all of the remaining funds of the Company and any unsold assets of the Company to the Stockholders, and (iv) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business

10. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

11. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board of Directors, pay to the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan as set forth in Section 1 hereof shall constitute the approval of the Stockholders of the payment of any such compensation.

12. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of incorporation, as amended, and by-laws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company’s obligations hereunder.

13. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the Stockholders to the extent permitted by the DGCL.

14. The Board of Directors of the Company is hereby authorized, without further action by the Stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

EXHIBIT C

March 22, 2004

The Special Committee of the Board of Directors

of New Century Equity Holdings Corporation
10101 Reunion Place
Suite 450
San Antonio, TX 78216

Gentlemen:

      We understand that New Century Equity Holdings Corporation (the “Company”) is considering entering into an agreement that will result in the Company’s interest in Princeton eCom, Inc. (“Princeton eCom”) being purchased directly by two current Princeton eCom investors, Mellon Ventures (“Mellon”) and Lazard Technology Partners (“Lazard”), and a new investor, Conning Capital Partners (“Conning,” and collectively, the “Investor Group”) for aggregate consideration of $10.0 million cash and a release from all lease guarantor obligations made by the Company. The Investor Group will purchase 10.2 million shares of Series A-1 8% Cumulative Participating Preferred Stock, 2.0 million shares of Series B-1 8% Cumulative Participating Preferred Stock, 4.0 million shares of Series D-1 8% Cumulative Participating Preferred Stock, 1.8 million Series A-1 warrants exercisable for Series C-1 8% Cumulative Participating Preferred Stock, 1.0 million Series D-1 warrants and 16.9 million shares of common stock securities issued by Princeton eCom (collectively, the “Investment”) which are owned by the Company. Such transactions are referred to collectively herein as the “Transaction.” Furthermore, we understand that concurrent with the purchase of the Company’s interest in Princeton eCom, the Investor Group will invest $10.3 million directly in Princeton eCom by purchasing 34.3 million shares of newly issued Series D-1 8% Cumulative Participating Preferred Stock, and 8.6 million Series D-1 warrants, the proceeds of which will be used for working capital purposes. Furthermore, we understand that the Transaction is a component of the liquidation and dissolution of the Company (the “Dissolution”) and that Paris H. Holmes, Jr., (“Mr. Holmes”), the Company’s Chairman and Chief Executive Officer, is also a stockholder in Princeton eCom. For purposes hereof, the stockholders of the Company, other than Mr. Holmes, are referred to herein as the Public Stockholders.

      You have requested our opinion (the “Opinion”) as to the matters set forth below. The Opinion does not address the Company’s underlying business decision to effect the Transaction. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Investment. Furthermore, the Opinion does not address the Company’s underlying business decision to effect the Dissolution or the fairness of the Dissolution to the Public Stockholders.

      In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended 2001 and 2002, and the quarterly report on Form 10-Q for the three quarters ended September 30, 2003;

2. reviewed Princeton eCom’s audited financial statements for the fiscal years ended December 31, 2001 and 2002, and unaudited interim financial statements for the fiscal year ended December 31, 2003, which Princeton eCom’s management has identified as being the most current financial statements available;

3. reviewed copies of the following documents:

•	Princeton eCom Business Review Presentations to Conning and Mellon dated February 9, 2004 and February 13, 2004, respectively;

•	the draft Stock Purchase Agreement by and among the Company, and each of Mellon, Lazard and Conning (the “Stock Purchase Agreement”) dated March 18, 2004; and

•	the draft Series D-1 Convertible Preferred Stock and Warrant Purchase Agreement by and among Princeton eCom and each of Mellon, Lazard and Conning dated March 18, 2004;

4. reviewed the Company’s draft proxy statement dated March 19, 2004;

5. met with certain members of the senior management of Princeton eCom to discuss the operations, financial condition, future prospects and projected operations and performance of Princeton eCom;

6. visited the business offices of Princeton eCom;

7. reviewed forecasts and projections prepared by Princeton eCom’s management with respect to Princeton eCom for the years ended December 31, 2004 through 2006;

8. reviewed the historical market prices and trading volume for the Company’s publicly traded securities;

9. reviewed certain other publicly available financial data for certain companies that we deem comparable to Princeton eCom, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

      We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of Princeton eCom, and that there has been no material change in the assets, financial condition, business or prospects of Princeton eCom since the date of the most recent financial statements made available to us.

      We have not independently verified the accuracy and completeness of the information supplied to us with respect to Princeton eCom and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of Princeton eCom. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

      We have assumed that the Transaction will be consummated on the terms and conditions described in the Stock Purchase Agreement reviewed by us and that the definitive Stock Purchase Agreement will not differ materially from the draft reviewed.

      It should be understood that subsequent developments may affect the conclusions expressed in this Opinion if this Opinion were rendered as of a later date, and Houlihan Lokey disclaims any obligation to advise any person of any change in any manner affecting this Opinion that may come to our attention after the date of this Opinion.

      This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent. Our opinion addresses only the fairness to the Public Stockholders, from a financial point of view, of the consideration to be received by the Company in connection with the Transaction, and does not address any other aspect of the Transaction or the Dissolution, nor does it constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction or the Dissolution. Our opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of Houlihan Lokey in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

      Based upon the foregoing, and in reliance thereon, it is our opinion that the consideration to be received by the Company in connection with the Transaction is fair, from a financial point of view, to the Public Stockholders.

      This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offer or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Houlihan Lokey; provided, that Houlihan Lokey consents to a description of and the inclusion of the text of this Opinion in any filing required to be made by the Company with the Securities and Exchange Commission in connection with the Transaction and in materials delivered to the Company’s stockholders that are a part of such filings, provided that any such description or inclusion shall be subject to Houlihan Lokey’s prior review and written approval.

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

NEW CENTURY EQUITY HOLDINGS CORP.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING — JULY 6, 2004.

Each of the undersigned, revoking all other proxies heretofore given, hereby constitutes and appoints David P. Tusa and Diane Nowacki, and each of them, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.01 per share (the “Common Stock”), of NEW CENTURY EQUITY HOLDINGS CORP. (the “Company”) owned by the undersigned at the Special Meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 TO BE VOTED UPON AT THE SPECIAL MEETING:

1.	To approve the sale of the stock of Princeton eCom Corporation held by New Century Equity Holdings Corp. to Conning Capital Partners VI, L.P., Lazard Technology Partners II LP, and Mellon Ventures, L.P. for cash, to approve and adopt the related Plan of Liquidation and Dissolution of New Century Equity Holdings Corp., and to approve the dissolution of New Century Equity Holdings Corp.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE	(Continued and to be signed and dated on the reverse side)

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN IN THIS PROXY. IF NOT OTHERWISE DIRECTED HEREIN, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM 1 (APPROVAL OF PRINCETON SALE AND RELATED PLAN OF LIQUIDATION AND DISSOLUTION AND APPROVAL OF DISSOLUTION). IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, AND WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING, INCLUDING WITHOUT LIMITATION WITH RESPECT TO ADJOURNING THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES IN FAVOR OF ITEM 1, PROXIES WILL BE VOTED ON SUCH MATTERS AS THE PROXIES NAMED HEREIN, IN THEIR SOLE DISCRETION, MAY DETERMINE.

Date	, 2004.

Signature

Title

(Signature, if Held Jointly)

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. PLEASE MANUALLY DATE THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.